Exhibit 10.1
AMENDMENT NO. 8 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 8 TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 1, 2022, is made by and among WORLD FUEL SERVICES CORPORATION, a Florida corporation (“WFS”), WORLD FUEL SERVICES EUROPE, LTD., a corporation organized and existing under the laws of the United Kingdom (“WFS Europe”), and WORLD FUEL SERVICES (SINGAPORE) PTE LTD, a corporation organized and existing under the laws of the Republic of Singapore (“WFS Singapore”, and together with WFS and WFS Europe, each a “Borrower” and collectively the “Borrowers”), each of the undersigned Guarantors, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as administrative agent for the Lenders generally (in such capacity, the “Administrative Agent”), and each of the Lenders (defined below). Except as expressly provided herein, capitalized terms used but not otherwise defined herein have the respective meanings ascribed to them in the Credit Agreement, as defined below after giving effect to this Amendment.

W I T N E S S E T H:

WHEREAS, the Borrowers, Bank of America, as Administrative Agent, Swing Line Lender and L/C-BA Issuer, and certain banks and other financial institutions (the “Lenders”) have entered into that Fourth Amended and Restated Credit Agreement dated as of October 10, 2013 (as amended by that certain Amendment No. 1 to Fourth Amended and Restated Credit Agreement, and Joinder Agreement dated as of January 30, 2015, that certain Amendment No. 2 to Fourth Amended and Restated Credit Agreement, and Joinder Agreement dated as of October 26, 2016, that certain Amendment No. 3 to Fourth Amended and Restated Credit Agreement dated as of May 12, 2017, that certain Amendment No. 4 to Fourth Amended and Restated Credit Agreement dated as of January 30, 2018, that certain Amendment No. 5 to Fourth Amended and Restated Credit Agreement dated as of July 23, 2019, that certain Amendment No. 6 to Fourth Amended and Restated Credit Agreement dated as of November 24, 2021 and that certain Amendment No. 7 to Fourth Amended and Restated Credit Agreement dated as of November 26, 2021 and as further amended, supplemented or otherwise modified prior to the date hereof, the “Fourth Amended Credit Agreement”; references herein to the “Credit Agreement” shall mean the Fourth Amended Credit Agreement after giving effect to this Amendment);

WHEREAS, the Guarantors and the Administrative Agent entered into that certain Third Amended and Restated Guaranty Agreement dated as of October 10, 2013, pursuant to which the Guarantors agreed to guarantee payment of the Obligations;

WHEREAS, the Administrative Agent, each of the Persons executing this Amendment as a Lender that is not an Existing Lender (collectively, the “Joining Lenders”) and certain of the Existing Lenders (together with the Joining Lenders, the “Lenders”) providing and/or continuing to provide the credit facilities described above are willing to effect such amendments and the Reallocation and Assignment on the terms and conditions contained in this Amendment;
WHEREAS, certain lenders under the Fourth Amended Credit Agreement identified on the signature pages hereto as “Departing Lenders” (the “Departing Lenders”) have agreed to assign their Aggregate Revolving Commitments, Revolving Loans, Domestic Term Loan Commitments and Domestic Term Loans under the Fourth Amended Credit Agreement pursuant to the terms hereof, with such assignment being deemed to occur simultaneously with the Reallocation and Assignment and prior to the amendments set forth herein;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Fourth Amended Credit Agreement. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below), the Fourth Amended Credit Agreement (exclusive of the Schedules and thereto except as provided below) shall be amended so that it reads as set forth in Annex A. The amendments to the Credit Agreement are limited to the extent specifically described herein (including as set forth in Annex A) and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended to be affected hereby, except as set forth in Section 2 below.
2.    Amendments to Schedules to the Fourth Amended Credit Agreement. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date, each of the Schedules to the Fourth Amended Credit Agreement shall be amended so that they read as set forth in Annex B hereto.
3.Reallocation and Assignment.
(a)Simultaneously with the Amendment Effective Date, the Borrowers, the Guarantors, the Lenders, the Departing Lenders and the Administrative Agent hereby agree that the Commitments shall be as set forth in Schedule 2.01 attached to Annex B hereto and the portion of Loans and other Outstanding Amounts outstanding under the Fourth Amended Credit Agreement shall be reallocated in accordance with such Commitments and the requisite assignments shall be deemed to be made in such amounts by and between the Lenders and the Departing Lenders and from each Lender and Departing Lender to each other applicable Lender, with the same force and effect as if such assignments were evidenced by applicable assignment agreements required pursuant to Section 10.06 of the Fourth Amended Credit Agreement. In connection therewith, (x) any reallocation among the applicable Lenders and the Departing Lenders resulting from the Reallocation and Assignment, (y) the repayment of any Loans necessary in connection with the Reallocation and Assignment (if any), and (z) any reallocation among the applicable Lenders of outstanding Loans resulting from the Reallocation and Assignment (if any), shall in each case all occur on the Amendment Effective Date in connection with the effectiveness of this Amendment, and the Administrative Agent may make such adjustments between and among the applicable Lenders and Departing Lenders (including adjustments to participations under the Credit Agreement in outstanding Letters of Credit, Bankers’ Acceptances and Swing Line Loans) as are reasonably necessary to effectuate the Reallocation and Assignment, so that the outstanding Revolving Commitments and Term Loan amounts are as set forth on the revised Schedule 2.01 attached to Annex B hereto as of the Amendment Effective Date and the outstanding Loans on the Amendment Effective Date are held by the applicable Lenders in accordance with their respective Applicable Percentages (the increase and/or decrease of the facilities provided in the Credit Agreement, and the assignments, adjustments and reallocations set forth in this sentence, collectively, the “Reallocation and Assignment”). In connection therewith, and any prepayment, repayment or reallocation of Loans on the Amendment Effective Date as provided herein, the Borrowers shall not be required to pay breakage or any other additional amounts required pursuant to Section 3.05 of the Credit Agreement. Notwithstanding anything to the contrary in Section 10.06 of the Fourth Amended Credit Agreement or Section 10.06 of the Credit Agreement, no other documents or instruments, including any assignment agreements, shall be executed in connection with the Reallocation and Assignment (all of which requirements are hereby waived), and the assignments contemplated by the Reallocation and Assignment shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by an assignment agreement. The Administrative Agent, each Lender and each Loan Party further agree that each Loan (as defined in the Fourth Amended Credit Agreement) bearing interest based on clause (a) of the definition of “Eurocurrency Rate” (as defined in the Fourth Amended Credit Agreement) shall be automatically converted to Loans (as defined in the Credit Agreement) bearing interest based on clause (a) of the definition of “Eurocurrency Rate” (as defined in the Credit Agreement) without further notice to the Administrative Agent.
(b)Notwithstanding anything to the contrary in the Fourth Amended Credit Agreement or the Credit Agreement, each Lender agrees that (i) the Reallocation and Assignment provided by this Amendment shall each be effective upon the Amendment Effective Date immediately prior to the effectiveness of the amendments set forth in Annex A and (ii) the conditions to effectiveness of the Reallocation and Assignment and the amendments set forth in Annex A above are limited to the conditions to the effectiveness of this Amendment on the Amendment Effective Date as set forth in Section 5 hereof.
4.Joinder of Joining Lenders. By its execution of this Amendment, each Joining Lender hereby confirms and agrees that, on and after the Amendment Effective Date, such Joining Lender shall be and become a party to the Credit Agreement as a Lender, shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder with respect to the applicable Facility or Facilities, all as identified on Schedule 2.01 attached to Annex B hereto. Each Joining Lender further (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement in the form attached hereto as Annex A, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Joint Lead Arrangers or any other Lender or agent, and (v) if it is a Foreign Lender, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Joining Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
5.Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Fourth Amended Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent (the date of such satisfaction, the “Amendment Effective Date”):
(a)the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:
(i)counterparts of this Amendment, duly executed by each Borrower, each Guarantor, the Administrative Agent, each Lender under the Credit Agreement prior to giving effect to this Amendment that will continue as a Lender under the Credit Agreement after giving effect to this Amendment, each Joining Lender and each Departing Lender (solely in its capacity as such);
(ii)Revolving Notes executed by WFS, WFS Europe and WFS Singapore, in favor of each Joining Lender that has requested the same;
(iii)Term Loan Notes executed by WFS, in favor of each Joining Lender that has requested the same;
(iv)such certificates of resolutions or other action, evidencing the authority and capacity (and if requested by the Administrative Agent, identity) of each Responsible Officer of each Loan Party authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party and good standing certificates (if applicable) of each Borrower and each Guarantor from its jurisdiction of organization;
(v)favorable opinions of counsel to the Borrowers, in each case addressed to the Lenders, as to such matters as the Administrative Agent may reasonably request; and
(vi)a certificate signed by a Responsible Officer of WFS which shall include a list of the Guarantors as of the Amendment Effective Date and the aggregate book value of assets (including Equity Interests but excluding Investments that are eliminated in consolidation) represented by each such Guarantor, as applicable, on an individual basis as of December 31, 2021, and a calculation evidencing that such Guarantors represent at least 70% of the aggregate book value of assets of WFS and its Subsidiaries on a consolidated basis as of the end of the fiscal year ending December 31, 2021.
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(b)the Administrative Agent and the Lenders shall have received at least five (5) days before the Amendment Effective Date, (i) all documentation and other information about the Loan Parties and their Subsidiaries that shall have been reasonably requested by the Administrative Agent or the Lenders in writing at least ten (10) days prior to the Amendment Effective Date and that the Administrative Agent and the Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower for each Lender requesting such at least ten (10) days prior to the Amendment Effective Date;
(c)each of the representations and warranties set forth in Sections 6(a) through (d) below is true and correct; and
(d)all fees and expenses payable to the Administrative Agent (unless waived by the Administrative Agent), the Joint Lead Arrangers and the Lenders (including all fees owing pursuant to any Fee Letter and the reasonable fees and expenses of counsel to the Administrative Agent to the extent invoiced prior to the date hereof) shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
6.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrowers represent and warrant to the Administrative Agent and the Lenders as follows:
(a)The representations and warranties contained in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except for those representations and warranties of the Borrowers that are qualified by materiality or a Material Adverse Effect qualifier, which representations and warranties shall be true in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except for those representations and warranties of the Borrowers that are qualified by materiality or a Material Adverse Effect qualifier, which representations and warranties shall be true in all respects) as of such earlier date;
(b)The Persons appearing as Guarantors on the signature pages to this Amendment constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Material Subsidiaries or were otherwise required to become Guarantors under the terms of the Fourth Amended Credit Agreement, and each of such Persons has become and remains a party to the Guaranty as a Guarantor;
(c)This Amendment has been duly authorized, executed and delivered by the Borrowers and the Guarantors party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and
(d)No Default or Event of Default has occurred and is continuing.
7.Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified,
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waived or canceled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
8.Full Force and Effect of Amendment. Except as hereby specifically amended, modified or supplemented, the Fourth Amended Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The parties hereto agree and understand that the amendment to the Fourth Amended Credit Agreement provided by Section 1 shall be deemed effective on the Amendment Effective Date.
9.Departing Lenders. By its execution of this Amendment, each of the parties signatory hereto acknowledges and agrees that, upon the occurrence of the Amendment Effective Date, (a) each Departing Lender shall cease to be a Lender under the Credit Agreement and (b) each Departing Lender shall have no further rights or obligations as a Lender under the Credit Agreement (and each such Departing Lender’s Commitment under the Fourth Amended Credit Agreement is terminated and all of its obligations in respect of such Commitment or any extensions of credit under the Fourth Amended Credit Agreement and the other Loan Documents (as defined in the Fourth Amended Credit Agreement) are forever discharged), except to the extent of rights and obligations that survive a Lender’s assignment of its commitments pursuant to Section 10.06 of the Credit Agreement. Each Departing Lender is a party to this Amendment solely for the purpose of evidencing its agreement to Section 3(a) and this Section 9.
10.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.
11.Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.
12.Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
13.References. All references in any of the Loan Documents (other than this Amendment) to the “Credit Agreement” shall mean the Fourth Amended Credit Agreement, as amended hereby.
14.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent, the Guarantors, the Lenders and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.
15.Loan Document. This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.
16.Reaffirmation. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents as amended hereby, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Loan Party’s obligations under the Loan Documents, (d) affirms that it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment, and (e) confirms that the Collateral Documents and the Liens granted thereunder remain in full force and effect notwithstanding the entry into this Amendment.
17.Post-Closing Covenant. Each Loan Party hereby agrees to take the actions and complete the tasks set forth on Schedule I attached hereto, in each case within the applicable corresponding time limits specified in such schedule.
[Signature pages follow.]
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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

BORROWERS:

WORLD FUEL SERVICES CORPORATION

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

WORLD FUEL SERVICES EUROPE, LTD.

By: /s/ Paul T. Vian
Name: Paul T. Vian
Title: Director

WORLD FUEL SERVICES (SINGAPORE) PTE LTD

By: /s/ Francis Lee Boon Meng
Name: Francis Lee Boon Meng
Title: Director

World Fuel Services Corporation
Amendment No. 8
Signature Page

GUARANTORS:

WORLD FUEL SERVICES CORPORATION

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

WORLD FUEL SERVICES EUROPE, LTD.

By: /s/ Paul T. Vian
Name: Paul T. Vian
Title: Director

WORLD FUEL SERVICES (SINGAPORE) PTE LTD

By: /s/ Francis Lee Boon Meng
Name: Francis Lee Boon Meng
Title: Director

World Fuel Services Corporation
Amendment No. 8
Signature Page

DOMESTIC SUBSIDIARIES:

ADVANCE PETROLEUM, LLC

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

ALTA FUELS, LLC

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

ALTA TRANSPORTATION, LLC

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

ASCENT AVIATION GROUP, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

ASSOCIATED PETROLEUM PRODUCTS, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

AVINODE, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

BASEOPS INTERNATIONAL, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

COLT INTERNATIONAL, L.L.C.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

World Fuel Services Corporation
Amendment No. 8
Signature Page

KINECT ENERGY, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

PAPCO, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

THE HILLER GROUP INCORPORATED

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

WESTERN PETROLEUM COMPANY

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

WORLD FUEL SERVICES COMPANY, LLC

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

WORLD FUEL SERVICES CORPORATE AVIATION SUPPORT SERVICES, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

WORLD FUEL SERVICES, INC.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Vice President, Treasurer

World Fuel Services Corporation
Amendment No. 8
Signature Page

FOREIGN SUBSIDIARIES:

AVINODE AKTIEBOLAG

By: /s/ Michael J. Ranger
Name: Michael J. Ranger
Title: Director

FALMOUTH PETROLEUM LIMITED

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

GIB OIL LIMITED

By: /s/ Harry Murphy
Name: Harry Murphy
Title: Director

HENTY OIL LIMITED

By: /s/ Paul T. Van
Name: Paul T. Van
Title: Director

KINECT ENERGY AS

By: /s/ Paul T. Vian
Name: Paul T. Vian
Title: Director

KINECT ENERGY GREEN SERVICES AS

By: /s/ Michael J. Crosby
Name: Michael J. Crosby
Title: Managing Director

KINECT ENERGY NETHERLANDS B.V.

By: /s/ Michael J. Crosby
Name: Michael J. Crosby
Title: Managing Director

KINECT ENERGY SWEDEN AB

By: /s/ Michael J. Ranger
Name: Michael J. Ranger
Title: Director

World Fuel Services Corporation
Amendment No. 8
Signature Page

NCS FUEL IQ LIMITED
(f/k/a Gib Oil (UK) Limited)

By: /s/ Gilbert C. Kearns
Name: Gilbert C. Kearns
Title: Director

NORDIC CAMP SUPPLY APS

By: /s/ Ruth Giansante
Name: Ruth Giansante
Title: Director

NORDIC CAMP SUPPLY B.V.
By its Managing Director, The Lubricant Company Limited

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

PETRO AIR, CORP.

By: /s/ Glenn Klevitz
Name: Glenn Klevitz
Title: Treasurer

TOBRAS DISTRIBUIDORA DE COMBUSTIVEIS LTDA.

By: /s/ Carlos de Carvalho
Name: Carlos de Carvalho
Title: Manager

TRAMP OIL (BRASIL) LTDA.
By: /s/ Joey M. Rodriguez
Name: Joey M. Rodriguez
Title: Manager

World Fuel Services Corporation
Amendment No. 8
Signature Page

TRANS-TEC MUNDIAL S.R.L.

By: /s/ Juan Felix Martinez Sequeira
Name: Juan Felix Martinez Sequeira
Title: Manager 3

WFL (UK) LIMITED

By: /s/ Richard Leaman
Name: Richard Leaman
Title: Director

WFS UK HOLDING PARTNERSHIP LP
By: WFS US HOLDING COMPANY I LLC,
General Partner

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: President

WORLD FUEL SERVICES (AUSTRALIA) PTY LTD.

By: /s/ Richard Donald McMichael
Name: Richard Donald McMichael
Title: Director

WORLD FUEL COMMODITIES SERVICES (IRELAND) LIMITED

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

World Fuel Services Corporation
Amendment No. 8
Signature Page

WORLD FUEL SERVICES AVIATION LIMITED

By: /s/ Peter Edwards
Name: Peter Edwards
Title: Director

WORLD FUEL SERVICES CANADA, ULC

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

WORLD FUEL SERVICES FRANCE SAS

By: /s/ Michael J. Ranger
Name: Michael J. Ranger
Title: President

WORLD FUEL SERVICES ITALY S.R.L.

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

WORLD FUEL SERVICES MÉXICO, S. DE R.L. DE C.V.

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Member

WORLD FUEL SERVICES TRADING DMCC

By: /s/ Richard D. McMichael
Name: Richard D. McMichael
Title: Director

World Fuel Services Corporation
Amendment No. 8
Signature Page

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Felicia Brinson
Name: Felicia Brinson
Title: Assistant Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Revolving Lender, Term Loan Lender, Swing Line Lender and L/C-BA Issuer

By: /s/ Julia H. Greenwell
Name: Julia H. Greenwell
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and a Term Loan Lender

By: /s/ Laura Woodward
Name: Laura Woodward
Title: Vice President

TD BANK, N.A., as a Revolving Lender and a Term Loan Lender

By: /s/ Bernadette Collins
Name: Bernadette Collins
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Revolving Lender and a Term Loan Lender

By: /s/ Misty C. Johnson
Name: Misty C. Johnson
Title: SVP

World Fuel Services Corporation
Amendment No. 8
Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Revolving Lender and a Term Loan Lender

By: /s/ Jay Fort
Name: Jay Fort
Title: Senior Vice President

HSBC UK BANK, PLC,
as a Term Loan Lender

By: /s/ Michael North
Name: Michael North
Title: Relationship Manager

CITIBANK, N.A., as a Revolving Lender and a Term Loan Lender

By: /s/ Michael Leonard
Name: Michael Leonard
Title: Director

MIZUHO BANK, LTD., as a Revolving Lender and a Term Loan Lender

By: /s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

PNC BANK, NATIONAL ASSOCIATION, as a Revolving Lender and a Term Loan Lender

By: /s/ James Cullen
Name: James Cullen
Title: Senior Vice President

World Fuel Services Corporation
Amendment No. 8
Signature Page

TRUIST BANK, as a Revolving Lender and a Term
Loan Lender

By: /s/ Christopher Hursey
Name: Christopher Hursey
Title: Director

FIRST HORIZON BANK, as a Revolving Lender and a Term Loan Lender

By: /s/ Demetrio Papatriantafyllou
Name: Demetrio Papatriantafyllou
Title: VP – Corporate Lending

MUFG BANK, LTD., as a Revolving Lender and a Term Loan Lender

By: /s/ Christopher Taylor
Name: Christopher Taylor
Title: Managing Director

STANDARD CHARTERED BANK, as a Revolving Lender and a Term Loan Lender

By: /s/ Kristopher Tracy
Name: Kristopher Tracy
Title: Director, Financing Solutions

BANK OF CHINA, as a Revolving Lender and a Term Loan Lender

By: /s/ Job Olakangil
Name: Job Olakangil
Title: Vice President

By: /s/ Jinjun Peng
Name: Jinjun Peng
Title: Executive Vice President

World Fuel Services Corporation
Amendment No. 8
Signature Page

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Lender and a Term Loan Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

BANKUNITED N.A., as a Revolving Lender and a Term Loan Lender

By: /s/ Jennifer Garcia-Barbon
Name: Jennifer Garcia-Barbon
Title: Vice President

SYNOVUS BANK, as a Revolving Lender and a Term Loan Lender

By: /s/ Michael Sawicki
Name: Michael Sawicki
Title: Director

COMERICA BANK, as a Revolving Lender and a Term Loan Lender

By: /s/ Gerald R. Finney Jr.
Name Gerald R. Finney Jr.
Title: Senior Vice President

STIFEL BANK & TRUST, as a Revolving Lender and a Term Loan Lender

By: /s/ Daniel P. McDonald
Name: Daniel P. McDonald
Title: Vice President

BANCO DE SABADELL, S.A., MIAMI BRANCH, as a Revolving Lender and a Term Loan Lender

By: /s/ Enrique Castillo
Name: Enrique Castillo
Title: Head of Corporate Banking
World Fuel Services Corporation
Amendment No. 8
Signature Page

CREDIT SUISSE AG, Cayman Islands Branch, as a Departing Lender

By: /s/ D. Andrew Malenta
Name: D. Andrew Malenta
Title: Authorized Signatory

By: /s/ Nawshaer Safi
Name: Nawshaer Safi
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Departing Lender

By: /s/ Minxiao Tian
Name: Minxiao Tian
Title: Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Departing Lender

By: /s/ Jonathan H. James
Name: Jonathan H. James
Title: Managing Director

BARCLAYS BANK PLC, as a Departing Lender

By: /s/ F. Adrian Adduci
Name: F. Adrian Adduci
Title: Director

World Fuel Services Corporation
Amendment No. 8
Signature Page

ANNEX A
TO
AMENDMENT NO. 8 TO CREDIT AGREEMENT

Amended Credit Agreement

See attached.
World Fuel Services Corporation
Amendment No. 8
Signature Page

Annex A

Published CUSIP Numbers:
Deal: 98147GAK8
USD Revolver: 98147GAL6
Multi-Currency Revolver: 98147GAM4
Specified Currency Revolver: 98147GAN2
Term Loan – US: 98147GAP7

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
(as restated by Amendment No. 8 to Credit Agreement dated as of April 1, 2022)

Dated as of October 10, 2013
among

WORLD FUEL SERVICES CORPORATION,
as Borrowing Agent and a Borrower,

WORLD FUEL SERVICES EUROPE, LTD.,
WORLD FUEL SERVICES (SINGAPORE) PTE LTD,
and
CERTAIN OTHER SUBSIDIARIES
as Borrowers,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender and an L/C-BA Issuer,

CITIBANK, N.A.,
MIZUHO BANK, LTD.
and
PNC BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agents,

TRUIST BANK,
FIRST HORIZON BANK,
MUFG BANK, LTD.,
STANDARD CHARTERED BANK
and
BANK OF CHINA,
as Co-Documentation Agents
and
The Other Lenders Party Hereto

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
TD BANK, N.A.
and
WELLS FARGO SECURITIES, LLC,
as Joint Bookrunners

BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
TD BANK, N.A.,
WELLS FARGO SECURITIES, LLC
and
HSBC BANK USA, NATIONAL ASSOCIATION,
as Joint Lead Arrangers

Page
ARTICLE I.    DEFINITIONS AND ACCOUNTING TERMS    1
1.01    [Reserved]    1
1.02    Defined Terms    1
1.03    Other Interpretive Provisions    43
1.04    Accounting Terms    44
1.05    Rounding    45
1.06    Times of Day    45
1.07    Letter of Credit Amounts    45
1.08    Adjustments for Acquisitions and Dispositions    45
1.09    Interest Rates        45
1.10    Exchange Rates; Currency Equivalents    45
1.11    Additional Alternative or Specified Currencies    46
1.12    Change of Currency    47
1.13    Limited Condition Transactions    47
ARTICLE II.    THE COMMITMENTS AND CREDIT EXTENSIONS    48
2.01    Loans    48
2.02    Borrowings, Conversions and Continuations of Loans    50
2.03    Letters of Credit    52
2.04    Swing Line Loans    64
2.05    Prepayments    66
2.06    Termination or Reduction of Commitments    69
2.07    Repayment of Loans    70
2.08    Interest    71
2.09    Fees    72
2.10    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    72
2.11    Evidence of Debt    73
2.12    Payments Generally; Administrative Agent’s Clawback    73
2.13    Sharing of Payments by Lenders    75
2.14    Increase in Commitments    76
2.15    Cash Collateral    80
2.16    Defaulting Lenders    81
2.17    Joint and Several Obligations    83
2.18    Borrowing Agent    83
2.19    Designated Borrowers    84
ARTICLE III.    TAXES, YIELD PROTECTION AND ILLEGALITY    85
3.01    Taxes    85

-i-

(continued)
Page
3.02    Illegality    89
3.03    Inability to Determine Rates    90
3.04    Increased Costs    92
3.05    Compensation for Losses    94
3.06    Mitigation Obligations; Replacement of Lenders    94
3.07    Survival    95
ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    95
4.01    Reserved    95
4.02    Conditions to all Credit Extensions    95
ARTICLE V.    REPRESENTATIONS AND WARRANTIES    96
5.01    Existence, Qualification and Power    96
5.02    Authorization; No Contravention    96
5.03    Governmental Authorization; Other Consents    96
5.04    Binding Effect    96
5.05    Financial Statements; No Material Adverse Effect    96
5.06    Litigation    97
5.07    No Default    97
5.08    Ownership of Property; Liens    97
5.09    Environmental Compliance    97
5.10    Insurance    98
5.11    Taxes    98
5.12    ERISA Compliance    98
5.13    Subsidiaries; Equity Interests    99
5.14    Margin Regulations; Investment Company Act    100
5.15    Disclosure    100
5.16    Compliance with Laws    100
5.17    Intellectual Property; Licenses, Etc    100
5.18    Solvency    100
5.19    No Burdensome Agreements    100
5.20    OFAC    101
5.21    Anti-Corruption Laws    101
5.22    Representations as to Applicable Foreign Obligors    101
5.23    Affected Financial Institutions    102
5.24    Beneficial Ownership Certificate    102
5.25    Covered Entities    102

-ii-

(continued)
Page
ARTICLE VI.    AFFIRMATIVE COVENANTS    102
6.01    Financial Statements    102
6.02    Certificates; Other Information    103
6.03    Notices    105
6.04    Payment of Obligations    105
6.05    Preservation of Existence, Etc    105
6.06    Maintenance of Properties    105
6.07    Maintenance of Insurance    106
6.08    Compliance with Laws    106
6.09    Books and Records    106
6.10    Inspection Rights    106
6.11    Use of Proceeds    106
6.12    Additional Guarantors    106
6.13    Compliance with Environmental Laws    108
6.14    Further Assurances    108
6.15    Material Contracts    108
6.16    BSA Provision    108
6.17    Anti-Corruption Laws    108
6.18    Post-Closing    108
ARTICLE VII.    NEGATIVE COVENANTS    109
7.01    Liens    109
7.02    Investments    110
7.03    Indebtedness    112
7.04    Fundamental Changes    114
7.05    Dispositions    114
7.06    Restricted Payments    115
7.07    Change in Nature of Business    116
7.08    Transactions with Affiliates    116
7.09    Burdensome Agreements    116
7.10    Use of Proceeds    116
7.11    Financial Covenants    116
7.12    Amendments of Organization Documents    117
7.13    Inactive Subsidiaries    117
7.14    Amendments of Approved Convertible Debt Documents    117
7.15    Sanctions    117
7.16    Anti-Corruption Laws    117

-iii-

(continued)
Page
ARTICLE VIII.    EVENTS OF DEFAULT AND REMEDIES    118
8.01    Events of Default    118
8.02    Remedies Upon Event of Default    120
8.03    Application of Funds    120
ARTICLE IX.    ADMINISTRATIVE AGENT    122
9.01    Appointment and Authority    122
9.02    Rights as a Lender    122
9.03    Exculpatory Provisions    123
9.04    Reliance by Administrative Agent    123
9.05    Delegation of Duties    124
9.06    Resignation of Administrative Agent    124
9.07    Non-Reliance on Administrative Agent and Other Lenders    125
9.08    No Other Duties, Etc    125
9.09    Administrative Agent May File Proofs of Claim    125
9.10    Collateral and Guaranty Matters    126
9.11    Secured Cash Management Agreements and Secured Hedge Agreements    127
9.12    ERISA Provisions    127
9.13    Recovery of Erroneous Payments    128
ARTICLE X.    MISCELLANEOUS    128
10.01    Amendments, Etc    128
10.02    Notices; Effectiveness; Electronic Communications    131
10.03    No Waiver; Cumulative Remedies; Enforcement    132
10.04    Expenses; Indemnity; Damage Waiver    133
10.05    Payments Set Aside    135
10.06    Successors and Assigns    135
10.07    Treatment of Certain Information; Confidentiality    139
10.08    Right of Setoff    140
10.09    Interest Rate Limitation    141
10.10    Integration; Effectiveness    141
10.11    Survival of Representations and Warranties    141
10.12    Severability    141
10.13    Replacement of Lenders    142
10.14    Governing Law; Jurisdiction; Etc    142
10.15    Subordination.    143
10.16    No Advisory or Fiduciary Responsibility    144
10.17    Electronic Execution; Electronic Records; Counterparts    144

-iv-

(continued)
Page
10.18    USA PATRIOT Act    145
10.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    145
10.20    Acknowledgement Regarding Any Supported QFCs    146
10.21    Judgment Currency    147

-v-

SCHEDULES
1.02    Existing Letters of Credit
2.01    Commitments; Applicable Revolving Percentages and Pro Rata Shares;
    L/C-BA Commitments
5.12(d)    Pension Plans
5.13    Subsidiaries and Other Equity Investments; Loan Parties
7.01    Existing Liens
7.03    Existing Indebtedness
10.02    Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of
A    Committed Loan Notice
B    Swing Line Loan Notice
C    Bankers’ Acceptance Request
D-1    Revolving Note
D-2    Term Loan Note
E    Compliance Certificate
F    Assignment and Assumption
G    Administrative Questionnaire
H    Guaranty
I    Pledge Agreement
J    Opinion Matters
K    Designated Borrower Request and Assumption Agreement
    L    Designated Borrower Notice

-vi-

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT
This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of October 10, 2013, among WORLD FUEL SERVICES CORPORATION, a Florida corporation (“WFS”), WORLD FUEL SERVICES EUROPE, LTD., a corporation organized and existing under the laws of the United Kingdom (“WFS Europe”), and WORLD FUEL SERVICES (SINGAPORE) PTE LTD, a corporation organized and existing under the laws of the Republic of Singapore (“WFS Singapore”), certain other Subsidiaries of WFS that become party hereto after the Amendment No. 8 Effective Date pursuant to Section 2.19 (such Subsidiaries, together with WFS Europe and WFS Singapore, the “Designated Borrowers” and, each, a “Designated Borrower” and, together with WFS, each a “Borrower” and collectively the “Borrowers”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C-BA Issuer.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS
1.01[Reserved].
1.02Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“70% Guaranty Threshold” has the meaning specified in Section 6.12(b).
“Acceptance Credit” means a commercial Letter of Credit in which an L/C-BA Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.
“Acceptance Documents” means such general acceptance agreements, applications, certificates and other documents as the applicable L/C-BA Issuer may require in connection with the creation of L/C Issued BAs.
“Account Debtor” has the meaning specified for such term in the UCC.
“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person that is not already a Restricted Subsidiary of such Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Restricted Subsidiary (other than as a result of the creation of such Person as a Restricted Subsidiary), or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Restricted Subsidiary).
“Administrative Agent” means Bank of America in its capacity as administrative agent for the Lenders under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrowing Agent and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate USD Revolving Commitments” means the USD Revolving Commitments of all of the USD Revolving Lenders. As of the Amendment No. 8 Effective Date, the Aggregate USD Revolving Commitments equal $1,100,000,000.
“Aggregate Multi-Currency Revolving Commitments” means the Multi-Currency Revolving Commitments of all of the Multi-Currency Revolving Lenders. As of the Amendment No. 8 Effective Date, the Aggregate Multi-Currency Revolving Commitments equal $300,000,000.
“Aggregate Revolving Commitments” means the sum of the Aggregate USD Revolving Commitments, the Aggregate Multi-Currency Revolving Commitments and the Aggregate Specified Currency Revolving Commitments.
“Aggregate Specified Currency Revolving Commitments” means the Specified Currency Revolving Commitments of all of the Specified Currency Revolving Lenders. As of the Amendment No. 8 Effective Date, the Aggregate Specified Currency Revolving Commitments equal $100,000,000.
“Agreed Currency” means Dollars or any Alternative Currency, as applicable.
“Agreement” means this Credit Agreement.
“All-In Yield” shall mean as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a Eurocurrency Rate or a Base Rate floor, or otherwise, in each case, incurred or payable by the borrower generally to all the lenders of such Indebtedness; provided that upfront fees and original issue discount shall be equated to interest rate based upon the lesser of an assumed four year average life to maturity (e.g. 100 basis points of original issue discount equals 25 basis points of interest rate margin for a four year average life to maturity) or the remaining life to maturity; provided, further, that “All-In Yield” shall exclude any structuring, ticking, unused line, commitment, amendment, underwriting and arranger fees, other similar fees and other fees not paid generally to all lenders in the primary syndication or offering of such Indebtedness.
“Alternative Currency” means each of the following currencies: Euro, Sterling and each other currency (other than Dollars) that is approved in accordance with Section 1.11; provided that for each Alternative Currency, such requested currency is an Eligible Currency. For the sake of clarity, the term “Alternative Currency” includes the “Specified Currencies” for all purposes except Section 2.01(b)(ii).
“Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension:
(a)    denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; and
(b)    denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.11(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.11(a);
provided, that, if any Alternative Currency Daily Rate shall be less than 0.0%, such rate shall be deemed 0.0% for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C-BA Issuers, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the L/C-BA Issuers, as the case may be, using any reasonable method of determination it deems appropriate (and such determination shall be conclusive absent manifest error).
“Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.
“Alternative Currency Term Rate Loan” means an Alternative Currency Loan that is not an Alternative Currency Daily Rate Loan.
“Amendment No. 8” means that certain Amendment No. 8 to Fourth Amended and Restated Credit Agreement, dated as of the Amendment No. 8 Effective Date, among the Borrowers, the Guarantors, the Lenders party thereto, and Bank of America, N.A. as Administrative Agent.
“Amendment No. 8 Effective Date” means April 1, 2022.
“Applicable Authority” means with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator.
“Applicable USD Revolving Percentage” means, with respect to any USD Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate USD Revolving Commitments represented by such USD Revolving Lender’s USD Revolving Commitment at such time. If the commitment of each USD Revolving Lender to make USD Revolving Loans and the obligation of the L/C-BA Issuers to make L/C-BA Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate USD Revolving Commitments have expired, then the Applicable USD Revolving Percentage of each USD Revolving Lender shall be determined based on the Applicable USD Revolving Percentage of such USD Revolving Lender most recently in effect, giving effect to any subsequent assignments. The Applicable USD Revolving Percentage of each USD Revolving Lender as of the Amendment No. 8 Effective Date is set forth opposite the name of such USD Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such USD Revolving Lender becomes a party hereto, as applicable.
“Applicable Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.22(a).
“Applicable Multi-Currency Revolving Percentage” means, with respect to any Multi-Currency Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Multi-Currency Revolving Commitments represented by such Multi-Currency Revolving Lender’s Multi-Currency Revolving Commitment at such time. If the commitment of each Multi-Currency Revolving Lender to make Multi-Currency Revolving Loans has been terminated pursuant to Section 8.02 or if the Aggregate Multi-Currency Revolving Commitments have expired, then the Applicable Multi-Currency Revolving Percentage of each Multi-Currency Revolving Lender shall be determined based on the Applicable Multi-Currency Revolving Percentage of such Multi-Currency Revolving Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Multi-Currency Revolving Percentage of each Multi-Currency Revolving Lender as of the Amendment No. 8 Effective Date is set forth opposite the name of such Multi-Currency Revolving Lender on Schedule 2.01 or in the

Assignment and Assumption pursuant to which such Multi-Currency Revolving Lender becomes a party hereto, as applicable.
“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by such Term Loan Lender’s Pro Rata Share at such time, (b) in respect of the USD Revolving Credit Facility, with respect to any USD Revolving Lender at any time, such USD Revolving Lender’s Applicable USD Revolving Percentage, (c) in respect of the Multi-Currency Revolving Credit Facility, with respect to any Multi-Currency Revolving Lender at any time, such Multi-Currency Revolving Lender’s Applicable Multi-Currency Revolving Percentage, and (d) in respect of the Specified Currency Revolving Credit Facility, with respect to any Specified Currency Revolving Lender at any time, such Specified Currency Revolving Lender’s Applicable Specified Currency Revolving Percentage. The Applicable Percentage of each Lender as of the Amendment No. 8 Effective Date in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, at any time, in respect of the Revolving Credit Facilities and the Term Loan Facility, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurocurrency Rate Loans/ Standby Letters of Credit	Base Rate Loans	Bankers’ Acceptances
1	< 1.25:1	0.225%	1.500%	0.500%	1.250%
2	≥ 1.25:1 but < 2.50:1	0.275%	1.875%	0.875%	1.500%
3	≥ 2.50:1 but < 3.75:1	0.325%	2.125%	1.125%	1.75%
4	≥ 3.75:1	0.375%	2.375%	1.375%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the fifth (5th) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that (i) if a Compliance Certificate is not delivered when due in accordance with such Section, then, Pricing Level 4 shall apply as of the fifth (5th) Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered and (ii) from the Amendment No. 8 Effective Date to the fifth (5th) Business Day after the date of delivery of the Compliance Certificate for the fiscal quarter ending March 31, 2022 Pricing Level 3 shall apply. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
“Applicable Revolving Percentage” means, with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable USD Revolving Percentage, Applicable Multi-Currency Revolving Percentage or Applicable Specified Currency Revolving Percentage, as applicable.

“Applicable Specified Currency Revolving Percentage” means, with respect to any Specified Currency Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Specified Currency Revolving Commitments represented by such Specified Currency Revolving Lender’s Specified Currency Revolving Commitment at such time. If the commitment of each Specified Currency Revolving Lender to make Specified Currency Revolving Loans has been terminated pursuant to Section 8.02 or if the Aggregate Specified Currency Revolving Commitments have expired, then the Applicable Specified Currency Revolving Percentage of each Specified Currency Revolving Lender shall be determined based on the Applicable Specified Currency Revolving Percentage of such Specified Currency Revolving Lender most recently in effect, giving effect to any subsequent assignments. The Applicable Specified Currency Revolving Percentage of each Specified Currency Revolving Lender as of the Amendment No. 8 Effective Date is set forth opposite the name of such Specified Currency Revolving Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Specified Currency Revolving Lender becomes a party hereto, as applicable.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C-BA Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the L/C-BA Sublimit, (i) the L/C-BA Issuers and (ii) if any Letters of Credit or Bankers’ Acceptances have been issued pursuant to Section 2.03, the USD Revolving Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the USD Revolving Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Convertible Debt Documents” means each indenture and all other instruments, agreements, and other documents related to Convertible Debt Securities or providing for a guarantee of Convertible Debt Securities or other right in respect thereof that, collectively: (a) except as permitted by clause (b) of this definition, provide for no amortization, scheduled repayment prior to maturity, sinking fund, mandatory redemptions, or maturity, in each case, prior to the date that is ninety-two (92) days after October 26, 2021; (b) contain no mandatory redemption or offer to purchase other than standard put rights and/or market conversion triggers for “net share settled convertible notes”; and (c) if they contain a change of control covenant or change of control event of default provision that is analogous to clause (a) or (b) of the definition of “Change of Control”, then such analogous covenant or provision is not more restrictive than the corresponding clause of the definition of “Change of Control”.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.
“Atlantic Fuel Services” means Atlantic Fuel Services, S.R.L., a Costa Rica limited liability company.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of WFS and its Subsidiaries for the fiscal year ended December 31, 2021, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of WFS and its Subsidiaries, including the notes thereto.
“Available Liquidity” means, at any date of measurement thereof, the sum of (without duplication) (a) cash, cash equivalents and short term investments, in each case not subject to any Lien (excluding any Liens created pursuant to the Collateral Documents), then owned by WFS or Restricted Subsidiaries that would be reflected on a consolidated balance sheet of such Persons at such time, plus (b) the amount by which the Aggregate Commitments in effect on such date exceeds the Total Outstandings, plus (c) amounts available to be borrowed by WFS and its Restricted Subsidiaries under other credit facilities.
“Availability Period” means, with respect to the Revolving Credit Facilities, the period from and including the Amendment No. 8 Effective Date to the earliest of (a) the Maturity Date for the Revolving Credit Facilities, (b) the date of termination in full of the Aggregate Revolving Commitments pursuant to Section 2.06(a), and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C-BA Issuers to make L/C-BA Credit Extensions pursuant to Section 8.02.
“BA Fee” has the meaning specified in Section 2.03(j).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankers’ Acceptance” or “BA” means a Clean BA or an L/C Issued BA. Bankers’ Acceptance may be issued in Dollars or in an Alternative Currency.
“Bankers’ Acceptance Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “bankers’ acceptance rate”. Any change in such rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.
“Bankers’ Acceptance Request” means the written request for the issuance of Clean BAs in the form attached hereto as Exhibit C or such other form as may be approved by the applicable L/C-BA Issuer in its sole discretion.
“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Term SOFR plus 1.00%; provided that if the Base Rate shall be less than 0%, it shall be deemed to be 0%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to

Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest at the Base Rate.
“Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Fee Letter” means the letter agreement dated March 11, 2022, among the Borrowing Agent, on behalf of the Borrowers, Bank of America, and BofA Securities.
“BofA Securities” means BofA Securities, Inc.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a USD Revolving Borrowing, a Multi-Currency Revolving Borrowing, a Specified Currency Revolving Borrowing, a Swing Line Borrowing, or the Term Loan Borrowing, as the context may require.
“Borrowing Agent” means WFS in its capacity as Borrowing Agent hereunder pursuant to Section 2.18.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(b)    if such day relates to any interest rate setting as to a Eurocurrency Rate Loan denominated in Sterling, means a day other than a day when banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and
(c)     if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro or Sterling, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars, Euro or Sterling in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars, Euro or Sterling or any other dealings in any currency other than Dollars, Euro or Sterling to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital assets in accordance with GAAP.
“Capital Lease” means a lease that meets one or more of the following criteria: (a) the lease term is greater than 75% of the property’s estimated economic life; (b) the lease contains an option to purchase the property for less than fair market value; (c) ownership of the property is transferred to the lessee at the end of the lease term; or (d) the present value of the lease payments exceeds 90% of the fair market value of the property.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, one or more of the L/C-BA Issuers or the Swing Line Lender (as applicable) and the USD Revolving Lenders, as collateral for L/C-BA Obligations, Obligations in respect of Swing Line Loans, or obligations of USD Revolving Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C-BA Issuers or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C-BA Issuers or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Management Agreement” means any agreement that is not prohibited by the terms of this Agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case, in its capacity as a party to such Cash Management Agreement.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of WFS entitled to vote for members of the board of directors or equivalent governing body of WFS on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of WFS cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Clean Bankers’ Acceptance” or “Clean BA” means a negotiable time draft drawn on and accepted by the applicable L/C-BA Issuer pursuant to Section 2.03(a) to finance the purchase of fuel or freight expenses in connection with the shipment of fuel or to finance insurance, port charges or advances on purchases of fuel.
“Closing Date” means October 10, 2013.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986.
“Collateral” means all property of the Loan Parties that is, or is intended under the terms of the Collateral Documents, to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties, including without limitation, all Cash Collateral, as collateral security for the Obligations.
“Collateral Documents” means, collectively, the Pledge Agreement (and each Pledge Joinder Agreement), the Notice of Negative Pledge Agreement, any agreement creating or perfecting rights in Cash Collateral posted by or on behalf of the Borrowers pursuant to the provisions of Section 2.15 of this Agreement, and each of the other agreements, instruments, documents, certificates, or financing statements that creates, perfects or protects, or purports to create, perfect or protect a Lien in favor of the Administrative Agent for the benefit of the Secured Parties in any Collateral.
“Commitment” means a Term Loan Commitment, a USD Revolving Commitment, a Multi-Currency Revolving Commitment or a Specified Currency Revolving Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate” means a certificate substantially in the form of Exhibit E.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Asset Coverage Amount” means, on any date of measurement, an amount equal to the total of (a) the net book value of all accounts receivable of WFS and its Restricted Subsidiaries on a consolidated basis as of such date, other than accounts receivable that are subject to a Lien permitted under Section 7.01(l) to secure Indebtedness incurred pursuant to Section 7.03(f)(ii), plus (b) the net book value of all inventory of WFS and its Restricted Subsidiaries on a consolidated basis as of such date, plus (c) the net book value of all fixed assets of WFS and its Restricted Subsidiaries on a consolidated basis as of such date plus (d) the amount, if any, by which the aggregate cash, cash equivalents and short term investments, in each case not subject to any Lien (excluding any Liens created pursuant to the Collateral Documents), then owned by WFS or Restricted Subsidiaries that would be reflected on a consolidated balance sheet of such Persons at such time exceed $15,000,000.
“Consolidated Asset Coverage Ratio” means, on any date of measurement the ratio of (a) the Consolidated Asset Coverage Amount as of such date to (b) the sum of (i) Consolidated Funded Indebtedness (excluding (A) the undrawn amount of all standby letters of credit and (B) the outstanding amount of Indebtedness incurred pursuant to Section 7.03(f)(ii) to the extent such Indebtedness is secured only by Liens permitted under Section 7.01(l)) as of such date plus (ii) sixty-five percent (65%) of accounts payable of WFS and its Restricted Subsidiaries on a consolidated basis as of such date.
“Consolidated EBITDA” means, for any period, for WFS and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by WFS and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense for such period, (iv) other non-recurring expenses of WFS and its Restricted Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (v) non-cash expenses related to stock-based compensation (other than with respect to phantom stock) and (vi) other non-recurring cash expenses (including severance costs) of WFS and its Restricted Subsidiaries incurred in any fiscal quarter (but without duplication of any amounts included as Pro Forma Costs Savings), in each case to the extent reducing Consolidated Net Income, publicly disclosed and set forth in reasonable detail in the Compliance Certificate for such period; provided that the expenses described in this clause (vi) shall only be permitted to be added to Consolidated Net Income for such period to the extent such expenses collectively do not increase Consolidated EBITDA (measured before giving effect to this clause (vi)) by more than 10% with respect to such period; and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of WFS and its Restricted Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period; provided, that, (x) any period that includes a Permitted Acquisition or Material Disposition such calculation shall be subject to the adjustments set forth in Section 1.08; provided that the amount of Pro Forma Cost Savings included in such calculation shall only be permitted to the extent that such amount does not increase Consolidated EBITDA (measured before giving effect to such Pro Forma Cost Savings) by more than 10% and no item included in Pro Forma Cost Savings shall be duplicative of any expense included in clause (vi) above and (y) “Consolidated EBITDA” for any such period shall include the aggregate amount of cash actually distributed by any Unrestricted Subsidiary to WFS or any of its Restricted Subsidiaries during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, for WFS and its Restricted Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Loans and L/C-BA Borrowings hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all obligations, direct or contingent arising under standby letters of credit, bankers’ acceptances and bank guaranties, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than WFS or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which WFS or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to WFS or such Restricted Subsidiary; provided that “Consolidated Funded Indebtedness” shall not include the obligations of WFS with respect to the WFS Working Capital Guarantee.
“Consolidated Interest Charges” means, for any period, for WFS and its Restricted Subsidiaries on a consolidated basis, interest expense in accordance with GAAP.
“Consolidated Net Income” means, for any period, for WFS and its Restricted Subsidiaries on a consolidated basis, the net income of WFS and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date minus (ii) all unrestricted cash, cash equivalents and short term investments of WFS and its Restricted Subsidiaries, in each case not subject to any Lien (excluding any Liens created pursuant to the Collateral Documents) in excess of $25,000,000 as of such date, with the total amount included under this clause (ii) not to exceed $325,000,000 as of any date of determination to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended as of such date; provided, that, during any period that includes an Acquisition or Material Disposition such calculation shall be subject to the adjustments set forth in Section 1.08; provided further, that, for purposes of calculating the Consolidated Total Leverage Ratio, the lesser of (i) $450,000,000 and (ii) the outstanding face amount of standby letters of credit and bank guarantees issued for the account of WFS and its Restricted Subsidiaries as of such date shall be excluded from Consolidated Funded Indebtedness.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Debt Security” means any debt security the terms of which provide for the conversion thereof into Equity Interests, cash or a combination of Equity Interests and cash, to the extent such debt security has not, as of any applicable date of determination, been so converted.
“Cost of Acquisition” means, with respect to any Acquisition, the sum of the following (without duplication): (a) the value of the Equity Interests of WFS or any Subsidiary to be transferred in connection with such Acquisition, (b) the amount of any cash and fair market value of other property (excluding property described in clause (a) and the unpaid principal amount of any debt instrument) given as consideration in connection with such Acquisition, (c) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by any Borrower or any Subsidiary in connection with such Acquisition (including pursuant to holdbacks), (d) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of WFS and its Subsidiaries in accordance with GAAP in connection with such Acquisition, (e) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of WFS and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (f) the aggregate fair market value of all other consideration given or to be given by WFS or any Subsidiary in connection with such Acquisition and (g) the reasonable and customary out-of-pocket expenses incurred by such Borrower or such Subsidiary in connection with such transaction and (C) taxes reasonably estimated to be actually payable within two years of the date of such Acquisition in connection therewith. For purposes of determining the Cost of Acquisition for any transaction, the Equity Interests of WFS or any Subsidiary shall be valued in accordance with GAAP.
“Counterparty” means any financial institution (or any of its affiliates) with which WFS or any of its Subsidiaries purchases and sells fuel and related products and/or enters into Swap Contracts.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C-BA Credit Extension.
“Danish Krone” and “DKK” means the lawful currency of Denmark, Greenland and the Faroe Islands.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, judicial management, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees and BA Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum and (c) when used with respect to BA Fees, a rate equal to the Bankers’ Acceptance Rate plus the Applicable Rate plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrowing Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C-BA Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowing Agent, the Administrative Agent, the L/C-BA Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrowing Agent, to confirm in writing to the Administrative Agent and the Borrowing Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowing Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its assets, including the Federal Deposit Insurance Corporation or any other state of federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that such Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreement made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a notice of such determination, which shall be delivered by the Administrative Agent to the Borrowing Agent, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination..
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.19.
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.19.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Direct Foreign Subsidiary” means a Foreign Subsidiary a majority of whose Voting Securities, or a majority of whose Subsidiary Securities, are directly owned by WFS or a Domestic Subsidiary of WFS that is a Guarantor.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; for the avoidance of doubt, “Disposition” shall not include Equity Issuances.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C-BA Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C-BA Issuer, as applicable using any reasonable method of determination it deems appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C-BA Issuer, as applicable, using any reasonable method of determination it deems appropriate. Any determination by the Administrative Agent or the applicable L/C-BA Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error.
“Domestic Designated Borrower” means a Designated Borrower that is a Domestic Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).
“Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Appropriate Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Appropriate Lenders of any currency as an Alternative Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent, the Required Multi-Currency Revolving Lenders or the Required Specified Currency Revolving Lenders (as applicable) (in the case of any Loans to be denominated in an Alternative Currency) or the L/C-BA Issuers (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Appropriate Lenders or (d) such currency no longer being a currency in which the Required Multi-Currency Revolving Lenders or the Required Specified Currency Revolving Lenders (as applicable) are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Appropriate Lenders and the Borrowing Agent, and such country’s currency shall no longer be an Alternative Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall convert all Loans in such currency to which the Disqualifying Event applies into the Dollar Equivalent of Loans in Dollars, or if conversion is prohibited by applicable Law, repay such Loans, subject to the other terms contained herein.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Issuance” means, any issuance by any Loan Party or any Restricted Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, and (d) any issuance by WFS of its Equity Interests as consideration for a Permitted Acquisition.  The term “Equity Issuance” shall not be deemed to include any Disposition.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrowers or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrowers or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Rate” means:
(a) for any Interest Period, with respect to any Credit Extension:
(i)    denominated in Dollars, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen

Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period;
(ii)    denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “EURIBOR Rate”) at or about 11:00a.m. (Brussels, Belgium time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iii)    denominated in Danish Krone, the rate per annum equal to the Copenhagen Interbank Offered Rate (“CIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent as currently published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m. (Copenhagen, Denmark time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iv)    denominated in Mexican Pesos, the rate per annum equal to the Interbanking Equilibrium Interest Rate (“TIIE”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published by Banco de Mexico in the Federation’s Official Gazette (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 2:00 p.m. (Mexico City, Mexico time) on the Rate Determination Date with a term equivalent to such Interest Period;
(v)    denominated in Sterling, the rate per annum equal to SONIA, determined pursuant to the definition thereof, plus the SONIA Adjustment; and
(vi)    with respect to a Credit Extension denominated in any other currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Lenders pursuant to Section 1.11(a);
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Rate with a term of one month commencing that day;
provided that (i) if the Eurocurrency Rate shall be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement (including the calculation of the Base Rate in accordance with clause (b) above and the definition thereof) and (ii) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to the Guaranty and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or a grant by such Loan Party of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C-BA Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed or assessed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed or assessed by any other jurisdiction in which any Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 10.13), (i) any United States withholding tax that is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) any withholding tax that is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a) or (c), (e) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient (or the failure of any other Person if such failure would trigger a failure by such recipient) to satisfy the applicable requirements as set forth in FATCA or to comply with Section 3.01(e)(iii), (f) in the case of a Revolving Lender or (other than an assignee pursuant to a request by the Borrowers under Section 10.13)), (i) any Singapore withholding tax that is required to be imposed or assessed on amounts payable to such Lender pursuant to the laws in force at the time such Lender becomes a party hereto, and (ii) any Singapore withholding tax that is attributable to such Lender’s failure to comply with clause (c) of Section 3.01(e)(i), and (g) Other Connection Taxes. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Designated Borrower to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(e).
“Existing Letters of Credit” means the Letters of Credit set forth on Schedule 1.02.
“Existing Loan Documents” has the meaning specified in Section 1.01(b).
“Extraordinary Receipt” means proceeds of insurance (other than proceeds of (a) business interruption insurance to the extent such proceeds constitute compensation for lost earnings and (b) liability insurance) or condemnation awards (and payments in lieu thereof).
“Facility” means the Term Loan Facility, the USD Revolving Credit Facility, the Multi-Currency Revolving Credit Facility or the Specified Currency Revolving Credit Facility, as the context may require.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the credit facilities provided hereunder by final payment in full of all Outstanding Amounts, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit, (ii) the aggregate face amount of all outstanding Bankers’ Acceptances and (iii) all Letter of Credit Fees and BA Fees relating thereto accruing after such date (which fees shall be payable solely for the account of the applicable L/C-BA Issuers and shall be computed (based on interest rates and the Applicable Rates then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit and on such aggregate face amount of Bankers’ Acceptances to the respective maturity dates thereof), that have, in each case, been fully Cash

Collateralized or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable L/C-BA Issuers shall have been made; (b) all Commitments shall have terminated or expired; (c) the obligations and liabilities of the Borrowers and each other Loan Party under all Secured Cash Management Agreements and Secured Hedge Agreements shall have been fully, finally and irrevocably paid and satisfied in full and the Secured Cash Management Agreements and Secured Hedge Agreements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; and (d) the Borrowers and each other Loan Party shall have fully, finally and irrevocably paid and satisfied in full all of their other respective obligations and liabilities arising under the Loan Documents, including with respect to the Borrowers and the Obligations (except for future obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any other Loan Party that may be owing to the Administrative Agent, any of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of the Credit Agreement or any other Loan Document).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fee Letter” means each of the BofA Fee Letter or any other fee letter that may be entered into between the Borrowing Agent and a Joint Lead Arranger, collectively, the “Fee Letters.”
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Foreign Designated Borrower” means a Designated Borrower that is a Foreign Subsidiary.
“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which the relevant Borrower is resident for tax purposes (including such a Lender when acting in the capacity of an L/C-BA Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligation Provider” shall have the meaning set forth in the definition of “Foreign Subsidiary Secured Obligations”.
“Foreign Obligation Loan Documents” means all legal documentation entered into between the applicable Foreign Subsidiary and the Foreign Obligation Provider in connection with the Foreign Subsidiary Secured Obligations.
“Foreign Subsidiary” means a Subsidiary other than a Domestic Subsidiary.
“Foreign Subsidiary Secured Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations, and all expenses, reimbursements, indemnities and other obligations under or with respect to, any loans, letters of credit, acceptances, guarantees, overdraft facilities, other credit extensions or accommodations or similar obligations owing by any Foreign

Subsidiary to Bank of America or any office, branch or Affiliate of Bank of America (each, a “Foreign Obligation Provider”).
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a USD Revolving Lender, (a) with respect to the applicable L/C-BA Issuer, such Defaulting Lender’s Applicable USD Revolving Percentage of the outstanding L/C-BA Obligations other than L/C-BA Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other USD Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable USD Revolving Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other USD Revolving Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied; provided, that, references to GAAP in this Agreement shall not be interpreted to require or permit any Unrestricted Subsidiary to be consolidated with WFS and its Subsidiaries in the calculation of financial covenants set forth in Section 7.11 or any other provision in this Agreement.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means WFS, each other Subsidiary of WFS party to the Guaranty as a guarantor as of the Amendment No. 8 Effective Date (for so long as it remains a party to the Guaranty) and each other Subsidiary that becomes a Guarantor pursuant to Section 6.12, collectively, the “Guarantors.”

“Guaranty” means the Third Amended and Restated Guaranty dated as of the date hereof made by the Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit H, as supplemented from time to time by execution and delivery of Guaranty Joinder Agreements pursuant to Section 6.12.
“Guaranty Joinder Agreement” means each Guaranty Joinder Agreement, substantially in the form thereof attached to the Guaranty, executed and delivered by a Restricted Subsidiary to the Administrative Agent pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited by the terms of this Agreement, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited by the terms of this Agreement, in each case, in its capacity as a party to such Swap Contract.
“Increase Effective Date” has the meaning specified in Section 2.14.
“Incremental Facilities Limit” means, with respect to any proposed Incremental Increases under Section 2.14, an amount equal to the sum of (a) the amount of Incremental Increases that would cause the Consolidated Total Leverage Ratio as of the last day of the most recently ended fiscal quarter of WFS prior to the incurrence of such Incremental Increases (or in the case of any Incremental Term Loans, the proceeds of which will finance a Limited Condition Transaction, the date determined pursuant to Section 1.13) for which financial statements have been delivered to the Administrative Agent hereunder, calculated on a pro forma basis after giving effect to the incurrence of such Incremental Increases and any Limited Condition Transaction to be consummated using the proceeds of an Incremental Increase consisting of Incremental Term Loans and assuming that the proposed Incremental Increases are fully drawn at such time and after giving effect to any acquisition in connection therewith and all other appropriate pro forma adjustments (but excluding the cash proceeds of any such Incremental Increases for netting purposes), not to exceed 3.00 to 1.00, plus (b) $250,000,000 less the total aggregate initial principal amount (as of the date of incurrence thereof) of all Incremental Increases previously incurred under this clause (b) after the Amendment No. 8 Effective Date. Unless the Borrowing Agent otherwise notifies the Administrative Agent, if all or any portion of any Incremental Increases would be permitted under clause (a) above on the applicable date of incurrence, such Incremental Increases (or the relevant portion thereof) shall be deemed to have been incurred in reliance on clause (a) above prior to the utilization of any amount available under clause (b) above.
“Incremental Facility Amendment” has the meaning specified in Section 2.14.
“Incremental Increases” has the meaning specified in Section 2.14.
“Incremental Lender” has the meaning specified in Section 2.14.
“Incremental Revolving Commitment” has the meaning specified in Section 2.14.
“Incremental Term Loan” has the meaning specified in Section 2.14.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    Capital Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Intercreditor Agreement” means an intercreditor and/or subordination agreement to be entered into with the Senior Note Holders, such agreement to be in form and substance satisfactory to the Administrative Agent (on behalf of the Secured Parties) in its sole discretion.
“Interest Payment Date” means, (a) as to any Eurocurrency Rate Loan (other than an Alternative Currency Daily Rate Loan denominated in Sterling), the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each month and the Maturity Date of the Facilities and (c) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the USD Revolving Credit Facility for purposes of this definition).
“Interest Period” means as to each Eurocurrency Rate Loan (other than Alternative Currency Daily Rate Loans), the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, three or six months thereafter (or in the case of a Eurocurrency Rate Loan denominated in Mexican Pesos, twenty-eight (28), ninety-one (91) or one hundred eighty-two (182) days) (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Borrowing Agent in its Committed Loan Notice, or such other period that is twelve months or less requested by the Borrowing Agent and consented to by all the Appropriate Lenders; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and
(iv)as to each Eurocurrency Rate Loan denominated in Sterling (and notwithstanding anything in Section 2.02(a) or any Committed Loan Notice to the contrary and notwithstanding the failure of the Borrowing Agent to specify the Interest Period in any Committed Loan Notice relating to such a Loan), the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the following day.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IP Rights” has the meaning specified in Section 5.18.
“IRC” means IRC Oil Technics, Inc., a Delaware corporation.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means (i) with respect to any Letter of Credit or Acceptance Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by any L/C-BA Issuer and the Borrowing Agent, any Borrower or any Restricted Subsidiary in favor of such L/C-BA Issuer and relating to such Letter of Credit or Acceptance Credit, and (ii) with respect to any Clean BA, the Bankers’ Acceptance Request made by the Borrowing Agent to any L/C-BA Issuer relating to such Clean BA.
“Joint Lead Arranger” means each of BofA Securities, JPMorgan Chase Bank, N.A., Truist Securities, Inc. (f/k/a SunTrust Robinson Humphries, Inc.), TD Bank, N.A., HSBC Bank USA, National Association, and Wells Fargo Securities, LLC, in each case, in its capacity as a joint lead arranger and a joint bookrunner, collectively, the “Joint Lead Arrangers.”

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C-BA Advance” means, with respect to each USD Revolving Lender, such USD Revolving Lender’s funding of its participation in any L/C-BA Borrowing in accordance with its Applicable USD Revolving Percentage.
“L/C-BA Borrowing” means an extension of credit resulting from (i) a drawing under any Letter of Credit (other than an Acceptance Credit) or (ii) a payment of a Bankers’ Acceptance upon presentation, in each case, which has not been either (x) reimbursed on the date when made or (y) refinanced as a USD Revolving Borrowing.
“L/C-BA Commitment” means, with respect to each L/C-BA Issuer, the commitment of such L/C-BA Issuer to issue Letters of Credit and Bankers’ Acceptances hereunder. The initial amount of each L/C-BA Issuer’s L/C-BA Commitment is set forth on Schedule 2.01, or if an L/C-BA Issuer has entered into an Assignment and Assumption or has otherwise assumed an L/C-BA Commitment after the Amendment No. 8 Effective Date, the amount set forth for such L/C-BA Issuer as its L/C-BA Commitment in the Register maintained by the Administrative Agent. The L/C-BA Commitment of an L/C-BA Issuer may be modified from time to time by agreement between such L/C-BA Issuer and the Borrowing Agent, and notified to the Administrative Agent.
“L/C-BA Credit Extension” means, with respect to any Letter of Credit or Bankers’ Acceptance, the issuance thereof or, in the case of Letters of Credit, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C-BA Issuer” means with respect to a particular Letter of Credit or Bankers’ Acceptance, (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit and Bankers’ Acceptances hereunder, or any successor issuer or issuers of Letters of Credit and/or Bankers’ Acceptances hereunder, (b) such other Lender selected by the Borrowing Agent in consultation with the Administrative Agent from time to time to issue such Letter of Credit or Bankers’ Acceptance (provided that no Lender shall be required to become an L/C-BA Issuer pursuant to this clause (b) without such Lender’s consent), or any successor issuer thereof or (c) any Lender selected by the Borrowing Agent (with the prior consent of the Administrative Agent) to replace a Lender who is a Defaulting Lender at the time of such Lender’s appointment as an L/C-BA Issuer (provided that no Lender shall be required to become an L/C-BA Issuer pursuant to this clause (c) without such Lender’s consent), or any successor issuer thereof.
“L/C-BA Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the sum of the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C-BA Issuers under all then-outstanding Bankers’ Acceptances, plus the aggregate of all Unreimbursed Amounts, including all L/C-BA Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C-BA Sublimit” means an amount equal to the lesser of (a) $400,000,000 and (b) the USD Revolving Credit Facility; provided that each L/C-BA Issuer’s L/C-BA Sublimit shall not exceed its L/C-BA Commitment. The L/C-BA Sublimit is part of, and not in addition to, the Aggregate USD Revolving Commitments.
“L/C Issued BA” means a negotiable time draft, drawn by the beneficiary under an Acceptance Credit and accepted by the applicable L/C-BA Issuer under presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.03 hereof, in the standard form for bankers’ acceptances of such L/C-BA Issuer.
“Lender” has the meaning specified in the introductory paragraph hereto, and, as the context requires, includes the Swing Line Lender.
“Lender Party” and “Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the L/C-BA Issuer.
“Lending Office” means, as to the Administrative Agent, any L/C-BA Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowing Agent and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit (including an Acceptance Credit) or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C-BA Issuer and, in the case of any Acceptance Credit, shall include the related Acceptance Documents.
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Leverage Holiday” has the meaning specified in Section 7.11(b).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Transaction” means any Acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise) that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of Incremental Term Loans, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.
“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan, a USD Revolving Loan, a Multi-Currency Revolving Loan, a Specified Currency Revolving Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, the Notes (if any), each Issuer Document, the Fee Letters, the Guaranty (including each Guaranty Joinder Agreement), the Collateral Documents, the Intercreditor Agreement (if any), the Subordination Agreements (if any), and all other instruments, documents or agreements heretofore or hereafter executed or delivered by a Loan Party to or in favor of the Administrative Agent or any Lender in connection with the Loans made and transactions contemplated by any of the foregoing, in each case, as amended, restated, supplemented or otherwise modified from time to time.
“Loan Parties” means, collectively, each Borrower and each Guarantor.
“Mandatory Cost” means any amount incurred periodically by any Multi-Currency Revolving Lender or Specified Currency Revolving Lender, during the term of the applicable Facility, which constitutes fees, costs or charges imposed on lenders generally in the jurisdiction in which such Lender is domiciled, subject to regulation, or has its Lending Office by any Governmental Authority.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, assets, business, liabilities (actual or contingent), condition (financial or otherwise) of WFS and its Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of the Loan Documents.
“Material Contract” means with respect to any Person, each contract that would be required to be disclosed as a material contract or a material definitive agreement pursuant to SEC regulations.
“Material Disposition” means any Disposition consummated after the Amendment No. 8 Effective Date of (i) all or substantially all of a line of business or (ii) all of the Equity Interests of a Person, in each case, involving aggregate consideration in excess of $50,000,000.
“Material Subsidiary” means a Subsidiary whose aggregate book value of assets (including Equity Interests in other Subsidiaries but excluding Investments that are eliminated in consolidation) is equal to or greater than five percent (5%) of the aggregate book value of assets of WFS and its Subsidiaries on a consolidated basis as of the end of WFS’s most recently completed fiscal year; provided that for the purposes of this Agreement and the other Loan Documents, no Unrestricted Subsidiary shall be deemed a Material Subsidiary.
“Maturity Date” means April 1, 2027; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Mexican Peso” means the lawful currency of Mexico.
“Multi-Currency Revolving Borrowing” means a Borrowing funded by the Multi-Currency Revolving Lenders pursuant to Section 2.01(b)(ii) consisting of simultaneous Multi-Currency Revolving Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period.
“Multi-Currency Revolving Commitment” means, as to each Multi-Currency Revolving Lender, its obligation to make Multi-Currency Revolving Loans to the Borrowers pursuant to Section 2.01(b)(ii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Multi-Currency Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Multi-Currency Revolving Lender acquires Multi-Currency Revolving Commitments, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 8 Effective Date, the aggregate amount of the Multi-Currency Revolving Commitments is $300,000,000.
“Multi-Currency Revolving Credit Facility” means the facility described in Article II providing for Multi-Currency Revolving Loans to or for the benefit of the Borrowers by the Multi-Currency Revolving Lenders, in the maximum aggregate principal amount at any time outstanding of $300,000,000, as adjusted from time to time pursuant to the terms of this Agreement.
“Multi-Currency Revolving Lender” means (a) at any time during the Availability Period, any Lender that has a Multi-Currency Revolving Commitment at such time, and (b) at any time thereafter, any Lender that holds Multi-Currency Revolving Loans at such time.
“Multi-Currency Revolving Loan” has the meaning specified in Section 2.01(b)(ii).
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrowers or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrowers or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means, with respect to any Disposition by any Loan Party or any of its Subsidiaries (other than an Unrestricted Subsidiary), or any Extraordinary Receipt received or paid to the account of any Loan Party or any of its Subsidiaries (other than an Unrestricted Subsidiary), the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) Indebtedness (including the principal thereof, premium (if any), and interest thereon) that is repaid or extinguished in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction and (C) taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction in connection therewith; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds.
“Netting Arrangement” means a multi-party netting arrangement between (i) any group including only WFS and/or any Domestic Subsidiaries, on the one hand, and a Counterparty, on the other hand, relating to the netting of the settlement of amounts owed under contracts for the purchase and sale of fuel and related products and/or Swap Contracts between any of the parties thereto or (ii) any group including only Foreign Subsidiaries, on the one hand, and a Counterparty, on the other hand, relating to the netting of the settlement of amounts owed under contracts for the purchase and sale of fuel and related products and/or Swap Contracts between any of the parties thereto.
“Note” means a Term Loan Note or a Revolving Note, as the context may require.
“Notice of Negative Pledge Agreement” means the Notice of Negative Pledge Agreement dated as of September 8, 2010 made by WFS and certain of its Subsidiaries party thereto in favor of the Administrative Agent on behalf of the Secured Parties.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or Bankers’ Acceptance, Secured Cash Management Agreement or Secured Hedge Agreement, and Foreign Subsidiary Secured Obligations, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided however, the Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. Notwithstanding anything to the contrary contained in any Loan Document, the Obligations of the Foreign Designated Borrowers shall not include Loans made to, or Letters of Credit or Bankers’ Acceptances issued for the account of, WFS or any of its Domestic Subsidiaries; provided, however, for the sake of clarity, (i) the Obligations of each Foreign Designated Borrower shall include all of the foregoing with respect to Revolving Loans the proceeds of which are used for the benefit of any Foreign Designated Borrower, in which case, such proceeds shall be deemed Revolving Borrowings incurred by the applicable Foreign Designated Borrower through WFS, acting in its capacity as Borrowing Agent, (ii) the Obligations of each Foreign Designated Borrower for Loans advanced and Letters of Credit and Bankers’ Acceptances issued for the account of any Foreign Designated Borrower or any of their Foreign Subsidiaries shall be joint and several, (iii) the Obligations of WFS shall include Loans made to, and Letters of Credit and Bankers’ Acceptances issued for the account of, any Foreign Designated Borrower or any of their Subsidiaries.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any recipient of any payment hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made at the request of the Borrowers pursuant to Section 10.13).
“Outstanding Amount” means (i) with respect to Revolving Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; (iii) with respect to any L/C-BA Obligations on any date, the Dollar Equivalent amount of the amount of the aggregate outstanding amount of such L/C-BA Obligations on such date after giving effect to any L/C-BA Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C-BA Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts; and (iv) with respect to the Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments thereof occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C-BA Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C-BA Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrowers and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisitions” means Acquisitions permitted by Section 7.02(f).
“Permitted Call Spread Swap Agreements” means (a) any Swap Contract (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which WFS acquires an option requiring the counterparty thereto to deliver to WFS shares of common stock of WFS, the cash value of such shares or a combination thereof from time to time upon the exercise of such option and (b) any Swap Contract pursuant to which any Borrower issues to the counterparty thereto warrants to acquire common stock WFS (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by WFS in connection with the issuance of Convertible Debt Securities; provided that the terms, conditions and covenants of each such Swap Contract are customary for Swap Contracts of such type (as reasonably determined by the Board of Directors of WFS in good faith). For purposes of this definition, the term “Swap Contract” shall include any stock option or warrant agreement for the purchase of Equity Interests of WFS.
“Permitted Convertible Notes” means any unsecured Indebtedness issued pursuant to Approved Convertible Debt Documents.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrowers or any ERISA Affiliate or any such Plan to which the Borrowers or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Pledge Agreement” means the Third Amended and Restated Pledge Agreement dated as of the date hereof made by WFS and certain of its Subsidiaries party thereto in favor of the Administrative Agent on behalf of the Secured Parties pursuant to which the Pledged Interests are pledged, substantially in the form of Exhibit I, as supplemented from time to by the execution and delivery of Pledge Joinder Agreements pursuant to Section 6.12, as the same may be otherwise supplemented (including by Pledge Agreement Supplement).
“Pledge Agreement Supplement” means, with respect to the Pledge Agreement, the Pledge Agreement Supplement in the form affixed as an Exhibit to the Pledge Agreement.
“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by each Borrower or a Restricted Subsidiary, as applicable, to the Administrative Agent pursuant to Section 6.12.
“Pledged Interests” means (i) the Subsidiary Securities of each of the existing or hereafter organized or acquired Restricted Subsidiaries that are Domestic Subsidiaries of (A) WFS (other than IRC and Resource Recovery), or (B) Guarantors that are themselves Domestic Subsidiaries and which, in each case, are directly held by either WFS or a Domestic Subsidiary thereof that is a Guarantor; and (ii) 65% of the Voting Securities of (or if the relevant Person shall own less than 65% of such Voting Securities, then 100% of the Voting Securities owned by such Person so long as the aggregate amount of such Voting Securities pledged by WFS and its Affiliates does not exceed 65% of the aggregate amount of such Voting Securities of) and 100% of the nonvoting Subsidiary Securities of each of the existing or hereafter organized or acquired Restricted Subsidiaries that are Direct Foreign Subsidiaries of (A) WFS (other than Atlantic Fuel Services) or (B) Guarantors that are themselves Domestic Subsidiaries.
“Pro Forma Effect” means, for any Specified Transaction, whether for purposes of determining compliance with the applicable financial covenants contained in Section 7.11 or for purposes of determining pro forma compliance with such covenants in connection with a proposed Specified Transaction, each such Specified Transaction (together with any other Specified Transaction consummated in the relevant fiscal period) shall be deemed to have occurred on and as of the first day of the four consecutive fiscal quarter period for which the most recent financial statements have been delivered pursuant to Section 6.01(a) or (b) (the “Relevant Fiscal Period”) and the following pro forma adjustments shall be made:
(a)    in the case of a Material Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Material Disposition shall be excluded from the results of WFS and its Restricted Subsidiaries for the Relevant Fiscal Period;
(b)    in the case of an Acquisition, (i) negative income statement items attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of WFS and its Restricted Subsidiaries for the Relevant Fiscal Period, in each case, to the extent information relating thereto is reasonably available, (ii) at WFS’ discretion, positive income statement items attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of WFS and its Restricted Subsidiaries for the Relevant Fiscal Period, and (iii) at WFS’ discretion, any Pro Forma Cost Savings may be included in the results of WFS and its Restricted Subsidiaries for the Relevant Fiscal Period;
(c)    interest accrued during the Relevant Fiscal Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of WFS and its Restricted Subsidiaries for the Relevant Fiscal Period; and
(d)    any Indebtedness actually or proposed to be incurred or assumed in such Specified Transaction shall be deemed to have been incurred as of the date of such Specified Transaction, and interest thereon shall be deemed to have accrued from such date on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of WFS and its Restricted Subsidiaries for the Relevant Fiscal Period.
“Pro Forma Cost Savings” means, with respect to any period of determination, the reduction in net costs and related adjustments that (a) are directly attributable to a Permitted Acquisition, (b) result from actions taken or to be taken during such period, (c) prior to the date of such Permitted Acquisition, are supportable and quantifiable by the underlying accounting records of such business acquired pursuant to such Permitted Acquisition or by the underlying accounting records of WFS, as the case may be, (d) are expected in the good faith determination of WFS to be realized within 18 months of such Permitted Acquisition, and (e) are described in a certificate of a Responsible Officer of WFS delivered to the Administrative Agent that outlines the specific actions taken and the net cost savings achieved or to be achieved from each such action, as if all such reductions in costs had been effected as of the beginning of such period.
“Pro Rata Share” means, (a) with respect to each Term Loan Lender, the percentage (carried out to the ninth decimal place) of the principal amount of the Term Loan funded by such Term Loan Lender, after giving effect to any subsequent assignments made pursuant to the terms hereof. The Pro Rata Share of each Term Loan Lender as of the Amendment No. 8 Effective Date is set forth opposite the name of such Term Loan Lender on Schedule 2.01 and thereafter, as applicable in the Assignment and Assumption pursuant to which such Term Loan Lender acquires outstanding Term Loans.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 10.20.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Register” has the meaning specified in Section 10.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Related Rights and Property” means, in connection with any receivable that is either (i) Disposed of pursuant to Section 7.05(e) or (ii) encumbered by a Lien securing Indebtedness permitted under Section 7.03(f)(ii), (a) all of WFS’ or the applicable Subsidiary’s interest in all goods represented by such receivable and in all goods returned by, or reclaimed, repossessed, or recovered from, the account debtor in respect of such receivable; (b) all of WFS’ or the applicable Subsidiary’s books, records, computer tapes, programs, and ledger books arising from or relating to such receivable; (c) all of WFS’ or the applicable Subsidiary’s rights in and to (but not its obligations under) the contract or agreement, in whatever form, which gave rise to such receivable; (d) all “accounts”, “instruments”, “general intangibles”, “documents”, “chattel paper”, and “letter of credit rights” (as each such term is defined in the applicable Uniform Commercial Code) related to such receivable; (e) all of the collections or payments received and all of WFS’ or the applicable Subsidiary’s rights to receive payment and collections on such receivable; (f) all of WFS’ or the applicable Subsidiary’s rights as an unpaid lienor or vendor of such goods; (g) all of WFS’ or the applicable Subsidiary’s rights of stoppage in transit, replevin, and reclamation relating to such goods or such receivable; (h) all of WFS’ or the applicable Subsidiary’s rights in and to all security for such goods or the payment of such receivable and guaranties thereof; (i) any collections or casualty insurance proceeds or proceeds from any trade receivables or other insurance collected or paid on account of such receivable or any of the foregoing; (j) all of WFS’ or the applicable Subsidiary’s rights against third parties with respect thereto; and (k) all other rights with respect to such receivable customarily pledged pursuant to receivables financings, factorings or securitizations.
“Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Euros, EURIBOR, (d) Danish Krone, CIBOR, and (e) Mexican Pesos, TIIE, as applicable.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Loans, a Committed Loan Notice, (b) with respect to an L/C-BA Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Facility Lenders” means (a) for the USD Revolving Credit Facility, the Required USD Revolving Lenders, (b) for the Multi-Currency Revolving Credit Facility, the Required Multi-Currency Revolving Lenders, (c) for the Specified Currency Revolving Credit Facility, the Required Specified Currency Revolving Lenders, and (d) for the Term Loan Facility, the Required Term Loan Lenders.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings on such date (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed “held” by such Revolving Lender for purposes of this definition) and (b) the aggregate unused Revolving Commitments on such date; provided that the unused Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Multi-Currency Revolving Lenders” means, as of any date of determination, Multi-Currency Revolving Lenders holding more than 50% of the sum of the (a) Total Multi-Currency Revolving Outstandings and (b) aggregate unused Multi-Currency Revolving Commitments; provided that the unused Multi-Currency Revolving Commitment of, and the portion of the Total Multi-Currency Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Multi-Currency Revolving Lenders.
“Required Specified Currency Revolving Lenders” means, as of any date of determination, Specified Currency Revolving Lenders holding more than 50% of the sum of the (a) Total Specified Currency Revolving Outstandings and (b) aggregate unused Specified Currency Revolving Commitments; provided that the unused Specified Currency Revolving Commitment of, and the portion of the Total Specified Currency Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Specified Currency Revolving Lenders.
“Required Term Loan Lenders” means, as of any date of determination, Term Loan Lenders holding more than 50% of the Term Loan Facility on such date; provided that the portion of the Term Loan Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Loan Lenders.
“Required USD Revolving Lenders” means, as of any date of determination, USD Revolving Lenders holding more than 50% of the sum of the (a) Total USD Revolving Outstandings (with the aggregate amount of each USD Revolving Lender’s risk participation and funded participation in L/C-BA Obligations and Swing Line Loans being deemed “held” by such USD Revolving Lender for purposes of this definition) and (b) aggregate unused USD Revolving Commitments; provided that the unused USD Revolving Commitment of, and the portion of the Total USD Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required USD Revolving Lenders.
“Responsible Officer” means the chief executive officer, president, senior vice president, executive vice president, chief financial officer, treasurer, assistant treasurer, controller, manager, director, managing director or general manager of a Loan Party or any other Person authorized to act on behalf of a Loan Party as designated by any of the foregoing officers by notice to the Administrative Agent, together with a certified resolution evidencing the same, and solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary or any director of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Resource Recovery” means Resource Recovery of America, Inc., a Florida corporation.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Restatement” has the meaning specified in the Recitals hereto.
“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrowers or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof), (b) any prepayment, redemption, purchase, repurchase, defeasance or other satisfaction prior to the scheduled maturity thereof in any manner of, or any payment in violation of any subordination terms of, any Subordinated Debt, and (c) any payment made by WFS under and with respect to the WFS Working Capital Guarantee.
“Restricted Subsidiary” means any Subsidiary of WFS other than any Unrestricted Subsidiary.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Multi-Currency Revolving Lenders or the Required Specified Currency Revolving Lenders, as applicable shall require; and (b) with respect to any Letter of Credit or Bankers’ Acceptance, each of the following: (i) each date of issuance of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit or Bankers’ Acceptance having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C-BA Issuer under any Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable L/C-BA Issuer shall determine or the Required Multi-Currency Revolving Lenders or the Required Specified Currency Revolving Lenders, as applicable, shall require.
“Revolving Borrowings” means, collectively, the USD Revolving Borrowings, the Multi-Currency Revolving Borrowings and the Specified Currency Revolving Borrowings.
“Revolving Commitments” means, collectively, the USD Revolving Commitment, the Multi-Currency Revolving Commitment and the Specified Currency Revolving Commitment. As of the Amendment No. 8 Effective Date, the aggregate amount of Revolving Commitments is $1,500,000,000.
“Revolving Credit Facilities” means, collectively, the USD Revolving Credit Facility, the Multi-Currency Revolving Credit Facility and the Specified Currency Revolving Credit Facility.
“Revolving Lenders” means, collectively, the USD Revolving Lenders, the Multi-Currency Revolving Lenders and the Specified Currency Revolving Lenders.
“Revolving Loans” means, collectively, the USD Revolving Loans, the Multi-Currency Revolving Loans and the Specified Currency Revolving Loans.
“Revolving Note” means a promissory note made by the Borrowers in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit D-1.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C-BA Issuers, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any international economic sanction administered or enforced by the United States Government (including without limitation, OFAC), the European Union, any European Union member state, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority that is based in a jurisdiction (i) in which WFS or its Restricted Subsidiaries are organized or (ii) which otherwise has the authority to administer or enforce international economic sanctions applicable to WFS or any of its Restricted Subsidiaries.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(d)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or Subsidiary thereof and any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract not prohibited by the terms of this Agreement that is entered into by and between any Loan Party or Subsidiary thereof and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C-BA Issuers, the Hedge Banks, the Cash Management Banks, the Foreign Obligation Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05.
“Senior Note Agreement” means any indenture, note purchase agreement or similar agreement evidencing secured Indebtedness of the Borrowers or any Restricted Subsidiary which ranks pari passu with, or junior in right of payment to, the Indebtedness evidenced by the Loan Documents and is subject to an Intercreditor Agreement.
“Senior Note Documents” means the Senior Note Agreement and each other material agreement, instrument or other document executed in connection therewith.
“Senior Note Holders” means lenders under, or holders of, Senior Note Indebtedness.
“Senior Note Indebtedness” means any secured Indebtedness outstanding under the Senior Note Agreement and the other Senior Note Documents.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10%.
“Solvency” and “Solvent” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.03262% per annum.
“Specified Currencies” means each of the following currencies: Mexican Pesos, Danish Krone and each other currency (other than Dollars) that is approved in accordance with Section 1.11 for availability under the Specified Currency Revolving Credit Facility; provided that for each Specified Currency, such requested currency is an Eligible Currency.
“Specified Currency Revolving Borrowing” means a Borrowing funded by the Specified Currency Revolving Lenders pursuant to Section 2.01(b)(iii) consisting of simultaneous Specified Currency Revolving Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period.
“Specified Currency Revolving Commitment” means, as to each Specified Currency Revolving Lender, its obligation to make Specified Currency Revolving Loans to the Borrowers pursuant to Section 2.01(b)(iii), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Specified Currency Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Specified Currency Revolving Lender acquires Specified Currency Revolving Commitments, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 8 Effective Date, the aggregate amount of the Specified Currency Revolving Commitments equals $100,000,000.
“Specified Currency Revolving Credit Facility” means the facility described in Article II providing for Specified Currency Revolving Loans to or for the benefit of the Borrowers by the Specified Currency Revolving Lenders, in the maximum aggregate principal amount at any time outstanding of $100,000,000, as adjusted from time to time pursuant to the terms of this Agreement.
“Specified Currency Revolving Lender” means (a) at any time during the Availability Period, any Lender that has a Specified Currency Revolving Commitment at such time, and (b) at any time thereafter, any Lender that holds Specified Currency Revolving Loans at such time.
“Specified Currency Revolving Loan” has the meaning specified in Section 2.01(b)(iii).
“Specified Transaction” means (a) a Material Disposition, (b) an Investment made pursuant to Section 7.02(f), (c) an incurrence of Indebtedness pursuant to Section 7.03(g), (m) or (p), or (d) an incurrence of Indebtedness in connection with a Restricted Payment made pursuant to Section 7.06(e) or (i).
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Subordinated Debt” means any (i) unsecured Indebtedness of any Borrower or any Restricted Subsidiary which is subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent pursuant to a Subordination Agreement and is otherwise is subject to covenants, pricing and other terms (including amortization) which have been approved in writing by the Administrative Agent and (ii) Indebtedness represented by any Permitted Convertible Notes.
“Subordination Agreement” means a subordination agreement executed by a holder of Subordinated Debt in favor of the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a direct or indirect Subsidiary or Subsidiaries of WFS.

“Subsidiary Securities” means the Equity Interests issued by or equity participations in any Restricted Subsidiary, whether or not constituting a “security” under Article 8 of the Uniform Commercial Code as in effect in any jurisdiction.
“Successor Rate” has the meaning specified in Section 3.03(d).
“Supported QFC” has the meaning specified in Section 10.20.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor Swing Line Lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $200,000,000 and (b) the Aggregate USD Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate USD Revolving Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” means a Term Loan or an Incremental Term Loan, as the context may require.
“Term Loan Borrowing” means, collectively, the borrowing continued or funded on the Amendment No. 8 Effective Date by the Term Loan Lenders pursuant to Section 2.01(a) consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period.
“Term Loan Commitment” means, as to each Term Loan Lender (as of the Amendment No. 8 Effective Date), its obligation to make or continue a Term Loan to WFS pursuant to Section 2.01(a) in the principal amount set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment.”
“Term Loan Facility” means the facility described in Section 2.01(a) providing for the making or continuing of Term Loans to WFS by the Term Loan Lenders on the Amendment No. 8 Effective Date in the aggregate principal amount of $500,000,000.
“Term Loan Increase” has the meaning specified in Section 2.14.
“Term Loan Lender” means, at any time, any Lender that holds Term Loans at such time.
“Term Loan Note” means, as the context requires, a promissory note made by WFS in favor of a Term Loan Lender evidencing Term Loans made by such Term Loan Lender, substantially in the form of Exhibit D-2.
“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than 0.0%, the Term SOFR shall be deemed to be 0.0% for purposes of this Agreement.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable

Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Threshold Amount” means $75,000,000.
“Total Multi-Currency Revolving Outstandings” means the aggregate Outstanding Amount of all Multi-Currency Revolving Loans.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C-BA Obligations.
“Total Specified Currency Revolving Outstandings” means the aggregate Outstanding Amount of all Specified Currency Revolving Loans.
“Total USD Revolving Outstandings” means the aggregate Outstanding Amount of all USD Revolving Loans, Swing Line Loans and L/C-BA Obligations.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Undisclosed Administration” means, with respect to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a Governmental Authority under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).
“Unrestricted Subsidiary” means each Subsidiary designated as an Unrestricted Subsidiary by WFS (and approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed).
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“USD Revolving Borrowing” means a Borrowing funded by the USD Revolving Lenders pursuant to Section 2.01(b)(i) consisting of simultaneous USD Revolving Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period.
“USD Revolving Commitment” means, as to each USD Revolving Lender, its obligation to (a) make USD Revolving Loans to the Borrowers pursuant to Section 2.01(b)(i), (b) purchase participations in L/C-BA Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such USD Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such USD Revolving Lender acquires USD Revolving Commitments, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 8 Effective Date, the aggregate amount of the USD Revolving Commitments is $1,100,000,000.
“USD Revolving Credit Facility” means the facility described in Article II providing for USD Revolving Loans, Swing Line Loans, Letters of Credit and Bankers’ Acceptances to or for the benefit of the Borrowers by the USD Revolving Lenders, Swing Line Lender or L/C-BA Issuers, as the case may be, in the maximum aggregate principal amount at any time outstanding of $1,100,000,000, as adjusted from time to time pursuant to the terms of this Agreement.
“USD Revolving Lender” means (a) at any time during the Availability Period, any Lender that has a USD Revolving Commitment at such time, and (b) at any time thereafter, any Lender that holds USD Revolving Loans at such time.
“USD Revolving Loan” has the meaning specified in Section 2.01(b)(i).
“Voting Securities” means Equity Interests issued by any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.
“WFS” has the meaning specified in the introductory paragraph hereto.
“WFS Europe” has the meaning specified in the introductory paragraph hereto.
“WFS Singapore” has the meaning specified in the introductory paragraph hereto.
“WFS Working Capital Guarantee” means a guarantee by WFS of either (a) receivables owed by any Person (other than WFS or any of its Subsidiaries) to an Unrestricted Subsidiary or (b) payables owed by an Unrestricted Subsidiary to any Person (other than WFS or any of its Subsidiaries) or (c) such other arrangement as may be approved by the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.03Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, conveyance, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, conveyance, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.04Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of WFS and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowing Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything else set forth herein, (i) any lease that was or would have been treated as an operating lease under GAAP as in effect on December 31, 2015 that would become or be treated as a capital lease solely as a result of a change in GAAP after December 31, 2015 shall always be treated as an operating lease for all purposes and at all times under this Agreement and (ii) the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of WFS and its Subsidiaries or to the determination of any amount for WFS and its Subsidiaries or WFS and its Restricted Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that WFS is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.05Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.06Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.07Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the amount available to be drawn under such Letter of Credit at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.08Adjustments for Acquisitions and Dispositions. For purposes of determining compliance with Section 7.11, WFS shall give Pro Forma Effect to each Material Disposition and to each Permitted Acquisition (in each case, to the extent and in the manner provided in the definition of “Pro Forma Effect”) that is consummated during the period of four consecutive fiscal quarters of WFS for which compliance is being tested.
1.09Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

1.10Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or the L/C-BA Issuers, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of each Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise expressly provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount.
(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit or Bankers’ Acceptance, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan, Letter of Credit or Bankers’ Acceptance is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 or greater of a unit being rounded upward).
1.11Additional Alternative or Specified Currencies.
(a)The Borrowing Agent may from time to time request that Eurocurrency Rate Loans be made, Letters of Credit be issued and/or Bankers’ Acceptances be issued in a currency other than those specifically listed in the definitions of “Alternative Currency” or “Specified Currency”; provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request may be made by the Borrowing Agent to the Administrative Agent (which shall promptly notify the Appropriate Lenders under the Facilities specified by the Borrowing Agent in such request) and shall be subject to the approval of the Administrative Agent and each of the Appropriate Lenders; and in the case of any such request with respect to the issuance of Letters of Credit and/or Bankers’ Acceptances, such request shall be subject to the approval of the Administrative Agent and the applicable L/C-BA Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit or Bankers’ Acceptances, the L/C-BA Issuers, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Appropriate Lender thereof; and in the case of any such request pertaining to Letters of Credit or Bankers’ Acceptances, the Administrative Agent shall promptly notify the L/C-BA Issuers thereof. Each Appropriate Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C-BA Issuers (in the case of a request pertaining to Letters of Credit or Bankers’ Acceptances) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit or Bankers’ Acceptances, as the case may be, in such requested currency.
(c)Any failure by an Appropriate Lender or any L/C-BA Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Appropriate Lender or such L/C-BA Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit or Bankers’ Acceptances to be issued in such requested currency. If the Administrative Agent and all the Appropriate Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrowing Agent and such currency shall thereupon be deemed for all purposes to be an Alternative Currency or Specified Currency, as applicable, hereunder for purposes of any Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C-BA Issuers consent to the issuance of Letters of Credit and Bankers’ Acceptances in such requested currency, the Administrative Agent shall so notify the Borrowing Agent and such currency shall thereupon be deemed for all purposes to be an Alternative Currency or Specified Currency, as applicable, hereunder for purposes of any Letter of Credit and Bankers’ Acceptance issuances. If the Administrative Agent shall fail to obtain consent from each of the

Appropriate Lenders to any request for an additional currency under this Section 1.11, the Administrative Agent shall promptly so notify the Borrowing Agent.
1.12Change of Currency.
(a)Each obligation of the Borrowing Agent to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.13Limited Condition Transactions. In the event that the Borrowing Agent notifies the Administrative Agent in writing that any proposed Acquisition or Investment is a Limited Condition Transaction and that the Borrowing Agent wishes to test the conditions to such Limited Condition Transaction and the availability of the Incremental Term Loans that are to be used to finance such Limited Condition Transaction in accordance with this Section 1.13, then, so long as agreed to by the Incremental Lenders providing such Incremental Term Loans, the following provisions shall apply:
(a)any condition to such Limited Condition Transaction that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive agreements governing such Limited Condition Transaction and (ii) no Event of Default under any of Sections 8.01(a), 8.01(f) or 8.01(g) shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction;
(b)any condition to such Limited Condition Transaction that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) at the time of such Limited Condition Transaction shall be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Transaction as are material to the Incremental Lenders providing such Incremental Term Loans shall be true and correct, but only to the extent that the Borrowing Agent or its applicable Restricted Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) at the time of execution of the definitive agreement(s) governing such Limited Condition Transaction (except to the extent that any representation and warranty specifically refer to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date);
(c)any financial ratio test or condition may, upon the written election of the Borrowing Agent delivered to the Administrative Agent on or prior to the date of execution of the definitive agreement(s) for such Limited Condition Transaction, be tested either (i) upon the execution of the definitive agreement(s) with respect to such Limited Condition Transaction or (ii) upon the consummation of the Limited Condition Transaction and related incurrence of Indebtedness, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.13(c) on or prior to the date of execution of the definitive agreement(s) for such Limited Condition Transaction shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.13(c); and
(d)if the Borrowing Agent has made an election with respect to any Limited Condition Transaction to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreements with respect to such Limited Condition Transaction and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated and (ii) the date that the definitive agreement(s) for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be required to be satisfied assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.
The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested.
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS
2.01Loans.
(a)Term Loan Borrowing. Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make or continue a single loan (same Type and same Interest Period) in Dollars to WFS in an amount equal to such Term Loan Lender’s Term Loan Commitment as of the Amendment No. 8 Effective Date. As of the Amendment No. 8 Effective Date, the Term Loan Borrowing shall consist of Term Loans made by the Term Loan Lenders in accordance with their respective Pro Rata Share, as of the Amendment No. 8 Effective Date, of the Term Loan Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)Revolving Borrowings.
(i)Subject to the terms and conditions set forth herein, each USD Revolving Lender severally agrees to make loans in Dollars (each such loan, a “USD Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such USD Revolving Lender’s USD Revolving Commitment; provided, however, that after giving effect to any USD Revolving Borrowing, (i) the Total USD Revolving Outstandings shall not exceed the Aggregate USD Revolving Commitments and (ii) the aggregate Outstanding Amount of the USD Revolving Loans of any USD Revolving Lender, plus such USD Revolving Lender’s Applicable USD Revolving Percentage of the Outstanding Amount of all L/C-BA Obligations, plus such USD Revolving Lender’s Applicable USD Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such USD Revolving Lender’s USD Revolving Commitment. Within the limits of each USD Revolving Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section  2.01. USD Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(ii)Subject to the terms and conditions set forth herein, each Multi-Currency Revolving Lender severally agrees to make loans in Dollars or in one or more Alternative Currencies (other than the Specified Currencies) (each such loan, a “Multi-Currency Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Multi-Currency Revolving Lender’s Multi-Currency Revolving Commitment; provided, however, that after giving effect to any Multi-Currency Revolving Borrowing, (i) the Total Multi-Currency Revolving Outstandings shall not exceed the Aggregate Multi-Currency Revolving Commitments; and (ii) the aggregate Outstanding Amount of the Multi-Currency Revolving Loans of any Multi-Currency Revolving Lender shall not exceed such Multi-Currency Revolving Lender’s Multi-Currency Revolving Commitment. Within the limits of each Multi-Currency Revolving Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Multi-Currency Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(iii)Subject to the terms and conditions set forth herein, each Specified Currency Revolving Lender severally agrees to make loans in Dollars or in one or more Specified Currencies (each such loan, a “Specified Currency Revolving Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Specified Currency Revolving Lender’s Specified Currency Revolving Commitment; provided, however, that after giving effect to any Specified Currency Revolving Borrowing, (i) the Total Specified Currency Revolving Outstandings shall not exceed the Aggregate Specified Currency Revolving Commitments; and (ii) the aggregate Outstanding Amount of the Specified Currency Revolving Loans of any Specified Currency Revolving Lender shall not exceed such Specified Currency Revolving Lender’s Specified Currency Revolving Commitment. Within the limits of each Specified Currency Revolving Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Specified Currency Revolving Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(iv)The Borrowers agree to use reasonable efforts to borrow under the various revolving Facilities hereunder in a manner that takes into consideration the relative outstandings under each such Facility, to the extent reasonably practicable.
(v)Notwithstanding anything to the contrary herein, no USD Revolving Loans, Multi-Currency Revolving Loans or Specified Currency Revolving Loans shall be made to WFS Singapore unless each Lender in the relevant Facility has confirmed in writing to the Administrative Agent that it has a Lending Office located in Singapore or is licensed to lend directly to WFS Singapore.
2.02Borrowings, Conversions and Continuations of Loans.
(a)Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrowing Agent’s (in the case of Revolving Loans and Term Loans) irrevocable notice to the Administrative Agent, which may be given by (i) telephone or (ii) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrowing Agent wishes to request Eurocurrency Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00

a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon (x) the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) not later than 11:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrowing Agent (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(d) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice for Revolving Loans or Term Loans shall specify (i) the applicable Facility and whether the Borrowing Agent is requesting a Borrowing, a conversion of Loans from one Type to the other, as the case may be, under such Facility, or a continuation of Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v)  the duration of the Interest Period with respect thereto. If the Borrowing Agent fails to specify a Type of Loan in a Committed Loan Notice or if the Borrowing Agent fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the Borrowing Agent requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans (other than Alternative Currency Daily Rate Loans) in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan. Except as provided in Section 2.12(a), no Loans may be converted into or continued as Loans denominated in a different currency, but instead must be repaid in the original currency of such Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage under such Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrowing Agent, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case, as described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowing Agent in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowing Agent on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowing Agent; provided, however, that if, on the date the Committed Loan Notice with respect to a USD Revolving Borrowing is given by the Borrowing Agent, there are L/C-BA Borrowings outstanding, then the proceeds of such USD Revolving Borrowing, first, shall be applied to the payment in full of any such L/C-BA Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(c)Except as otherwise provided herein (and except in the case of an Alternative Currency Daily Rate Loan), a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Facility Lenders, and during the existence of an Event of Default, the Required Facility Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be redenominated into Dollars in the amount of the Dollar Equivalent thereof, immediately, in the case of Alterative Currency Daily Rate Loans, and otherwise, on the last day of the then current Interest Period with respect thereto, provided that if such redenomination into Dollars is then prohibited by applicable Law, then the Required Facility Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid.
(d)The Administrative Agent shall promptly notify the Borrowing Agent and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowing Agent and the Appropriate Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)(i) After giving effect to all Term Loan Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five (5) Interest Periods in effect in respect of the Term Loan Facility, and (ii) after giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Facilities.
(a) With respect to any Loan denominated in Sterling (for which the applicable interest rate is based on SONIA, which is a daily rate), the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
2.03Letters of Credit.
(a)The Letter of Credit–BA Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C-BA Issuer agrees, in reliance upon the agreements of the USD Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to issue Letters of Credit and Clean BAs denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower or a Restricted Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, (2) to honor drawings under the Letters of Credit and to make payments under Bankers’ Acceptances; and (3) with respect to Acceptance Credits, to create L/C Issued BAs in accordance with the terms thereof and hereof, and (B) the USD Revolving Lenders severally agree to participate in Letters of Credit and Bankers’ Acceptances issued for the account of the applicable Borrower or applicable Restricted Subsidiary and any drawings or payments thereunder; provided that (A) after giving effect to any L/C-BA Credit Extension, (w) the Total USD Revolving Outstandings shall not exceed the Aggregate USD Revolving Commitments, (x) the aggregate Outstanding Amount of the USD Revolving Loans of any USD Revolving Lender, plus such USD Revolving Lender’s Applicable USD Revolving Percentage of the Outstanding Amount of all L/C-BA Obligations, plus such USD Revolving Lender’s Applicable USD Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such USD Revolving Lender’s Commitment, (y) the Outstanding

Amount of the L/C-BA Obligations shall not exceed the L/C-BA Sublimit and (z) the Outstanding Amount of (1) the L/C-BA Obligations shall not exceed the L/C-BA Sublimit and (2) the L/C-BA Obligations with respect to all Letters of Credit and Bankers’ Acceptances of any L/C-BA Issuer shall not exceed the L/C-BA Commitment of such L/C-BA Issuer and (B) as to Clean BAs and Acceptance Credits, the Bankers’ Acceptance created or to be created thereunder shall be an eligible bankers’ acceptance under Section 13 of the Federal Reserve Act (12 U.S. C. §372). Each request by the Borrowing Agent for the issuance (or amendment, as applicable) of a Letter of Credit or Bankers’ Acceptance, each of which shall identify the Borrower or Restricted Subsidiary for whose account such Letter of Credit or Bankers’ Acceptance is to be issued, shall be deemed to be a representation by the Borrowing Agent (on behalf of itself and the applicable Borrower or Restricted Subsidiary) that the L/C-BA Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit and Bankers’ Acceptances shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit and Bankers’ Acceptances to replace Letters of Credit that have expired or that have been drawn upon and reimbursed and Bankers’ Acceptances that have matured and been reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(ii)No L/C-BA Issuer shall issue any Letter of Credit or Bankers’ Acceptance, if:
(A)subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension unless the Required USD Revolving Lenders have approved such expiry date;
(B)the maturity date of any Bankers’ Acceptance would occur earlier than 30 or later than 90 days from date of issuance, unless the Required USD Revolving Lenders have approved such maturity date;
(C)the expiry date of such requested Letter of Credit, or the maturity date of any Bankers’ Acceptance (including any L/C Issued BA issued under a Letter of Credit), would occur after the Maturity Date, unless all the USD Revolving Lenders and the applicable L/C-BA Issuer have approved such expiry date or maturity date, as applicable; or
(D)except as otherwise agreed by the Administrative Agent and the applicable L/C-BA Issuer, such Letter of Credit or Bankers’ Acceptance is to be denominated in a currency other than Dollars or an Alternative Currency.
(iii)No L/C-BA Issuer shall be under any obligation to issue any Letter of Credit or Bankers’ Acceptance if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C-BA Issuer from issuing such Letter of Credit or Bankers’ Acceptance, or any Law applicable to such L/C-BA Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C-BA Issuer shall prohibit, or request that such L/C-BA Issuer refrain from, the issuance of letters of credit or related bankers’ acceptances generally or such Letter of Credit or Bankers’ Acceptance in particular or shall impose upon such L/C-BA Issuer with respect to such Letter of Credit or Bankers’ Acceptance any restriction, reserve or capital requirement (for which such L/C-BA Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C-BA Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and, in each case, which such L/C-BA Issuer in good faith deems material to it;

(B)the issuance of such Letter of Credit or Bankers’ Acceptance would violate one or more policies of such L/C-BA Issuer, or the creation of such Bankers’ Acceptance would cause such L/C-BA Issuer to exceed the maximum amount of outstanding bankers’ acceptances permitted by applicable law;
(C)except as otherwise agreed by the Administrative Agent and such L/C-BA Issuer, such Letter of Credit or Bankers’ Acceptance is in an initial stated amount less than $5,000;
(D)any USD Revolving Lender is at that time a Defaulting Lender, unless such L/C-BA Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C-BA Issuer (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate such L/C-BA Issuer’s Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to such Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C-BA Obligations as to which such L/C-BA Issuer has Fronting Exposure, as it may elect in its sole discretion;
(E)such Bankers’ Acceptance is to be used for a purpose other than as described in the last sentence of Section 2.03(c)(i);
(F)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(G)such L/C-BA Issuer does not as of the issuance date of the requested Letter of Credit or Bankers’ Acceptance issue Letters of Credit or Bankers’ Acceptances, as applicable, in the requested currency;
(iv)No L/C-BA Issuer shall amend any Letter of Credit or Bankers’ Acceptance if such L/C-BA Issuer would not be permitted at such time to issue such Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof.
(v)No L/C-BA Issuer shall be under any obligation to amend any Letter of Credit or Bankers’ Acceptance if (A) such L/C-BA Issuer would have no obligation at such time to issue such Letter of Credit or Bankers’ Acceptance in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit or Bankers’ Acceptance does not accept the proposed amendment to such Letter of Credit or Bankers’ Acceptance.
(vi)Each L/C-BA Issuer shall act on behalf of the USD Revolving Lenders with respect to any Letters of Credit or Bankers’ Acceptance issued by it and the documents associated therewith, and each L/C-BA Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C-BA Issuer in connection with Letters of Credit and Bankers’ Acceptances issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit and Bankers’ Acceptances as fully as if the term “Administrative Agent” as used in Article IX included such L/C-BA Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C-BA Issuer.
(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowing Agent delivered to the applicable L/C-BA Issuer which, in the case of a Letter of Credit to be issued, shall be any L/C-BA Issuer as selected by the Borrowing Agent (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Such Letter of Credit Application must be received by the applicable L/C-BA Issuer and the Administrative Agent not later than 11:00 a.m. at least one Business Day (or such later date and time as the Administrative Agent and such L/C-BA Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C-BA Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the applicable Borrower or Restricted Subsidiary on whose account the Letter of Credit is being issued (which, in the absence of any such designation, shall be the Borrowing Agent); (C) the amount thereof; (D) the expiry date thereof; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the purpose and nature of the requested Letter of Credit; and (I) such other matters as such L/C-BA Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C-BA Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C-BA Issuer may reasonably require. Additionally, the Borrowing Agent shall, and shall cause any other applicable Borrower or Restricted Subsidiary to, furnish to the applicable L/C-BA Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C-BA Issuer or the Administrative Agent may reasonably require.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C-BA Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrowing Agent and, if not, the applicable L/C-BA Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C-BA Issuer has received written notice from any USD Revolving Lender, the Administrative Agent or the Borrowing Agent, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C-BA Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C-BA Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each USD Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C-BA Issuer a risk participation in such Letter of Credit in an amount equal to the product of such USD Revolving Lender’s Applicable USD Revolving Percentage times the amount of such Letter of Credit.
(iii)If the Borrowing Agent so requests in any applicable Letter of Credit Application, any L/C-BA Issuer may, in its sole and absolute discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C-BA Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C-BA Issuer, neither the Borrowing Agent nor the applicable Borrower (or applicable Restricted Subsidiary) shall be required to make a specific request to such L/C-BA Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the USD Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C-BA Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Maturity Date; provided, however, that such L/C-BA Issuer shall not permit any such extension if (A) such L/C-BA Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required USD Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any USD Revolving Lender, the Borrowing Agent or the Borrowers (or applicable Restricted Subsidiary) for whose account the Letter of Credit was issued that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C-BA Issuer not to permit such extension.
(iv)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C-BA Issuer will also deliver to the Borrowing Agent (for further delivery to the applicable Borrower or Restricted Subsidiary) and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Procedure for Issuance of Clean Bankers’ Acceptances.
(i)Each Clean Bankers’ Acceptance shall be issued upon the request of the Borrowing Agent delivered to the applicable L/C-BA Issuer (with a copy to the Administrative Agent) in the form of a Bankers’ Acceptance Request, appropriately completed and signed by a Responsible Officer of the Borrowing Agent. Bankers’ Acceptances Requests may be delivered and accepted electronically. Such Bankers’ Acceptance Request must be received by the applicable L/C-BA Issuer and the Administrative Agent not later than 2:00 p.m. (or such later date and time as such L/C-BA Issuer may agree in a particular instance in its sole discretion) of the proposed issuance date. Each Bankers’ Acceptance Request shall specify in form and detail satisfactory to the applicable L/C-BA Issuer: (A) the proposed issuance date of the requested Clean Bankers’ Acceptance (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the shipping information; (E) a description of the fuel; and (F) such other matters as such L/C-BA Issuer may reasonably require. Each Clean Bankers’ Acceptance shall be in a minimum increment $50,000, shall be endorsed in blank, shall cover the purchase or sale of fuel, the payment of freight or the financing of insurance, port charges and advances on purchases, shall mature on a Business Day up to ninety (90) days after the date thereof, and shall not be payable prior to its stated maturity date.
(ii)Promptly after receipt of any Bankers’ Acceptance Request, the applicable L/C-BA Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Bankers’ Acceptance Request from the Borrowing Agent and, if not, such L/C-BA Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the applicable L/C-BA Issuer of confirmation from the Administrative Agent that the requested issuance is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C-BA Issuer shall, on the requested date, issue a Clean Bankers’ Acceptance for the account of the applicable Borrower or Restricted Subsidiary, in each case in accordance with such L/C-BA Issuer’s usual and customary business practices. Immediately upon the issuance of each Clean Bankers’ Acceptance, each USD Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C-BA Issuer a risk participation in such Clean Bankers’ Acceptance in an amount equal to the product of such USD Revolving Lender’s Applicable USD Revolving Percentage times the amount of such Clean Bankers’ Acceptance.
(iii)In the event that the applicable L/C-BA Issuer presents a draft on a matured Clean Bankers’ Acceptance for payment and the applicable Borrower or Restricted Subsidiary, at the time of such presentment, does not have funds on deposit in its account at the Administrative Agent sufficient to pay the entire amount of the draft (including any charges or expenses paid or incurred by such L/C-BA Issuer in connection with such draft), the Administrative Agent shall deem this to be an Unreimbursed Amount and proceed in accordance with the provisions of Section 2.03(d)(iii) which relate to a Bankers’ Acceptance not paid on maturity.

(d)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or any decision by the applicable L/C-BA Issuer not to renew such Letter of Credit or, with respect to any Acceptance Credit, presentation of documents under such Letter of Credit, or any presentation for payment of a Bankers’ Acceptance, the applicable L/C-BA Issuer shall notify the Borrowing Agent (for itself and the applicable Borrower) and the Administrative Agent thereof. In the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, the applicable Borrower shall reimburse the applicable L/C-BA Issuer in such Alternative Currency, unless (A) such L/C-BA Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified such L/C-BA Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse such L/C-BA Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency, such L/C-BA Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 noon on the date of any payment by an L/C-BA Issuer under a Letter of Credit or Bankers’ Acceptance to be reimbursed in Dollars, or the Applicable Time on the date of any payment by any L/C-BA Issuer under a Letter of Credit or Bankers’ Acceptance to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the applicable Borrower shall reimburse such L/C-BA Issuer in an amount equal to the amount of such drawing or Bankers’ Acceptance, as applicable, and in the applicable currency; provided, however, that the Foreign Designated Borrowers shall have no reimbursement obligations in connection with Letters of Credit or Bankers’ Acceptances issued solely for the account of WFS or any Domestic Subsidiary. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(d)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C-BA Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing; provided, however, that the Foreign Designated Borrowers shall have no reimbursement obligations in connection with Letters of Credit or Bankers’ Acceptances issued solely for the account of WFS or any Domestic Subsidiary. If the applicable Borrower fails to so reimburse the applicable L/C-BA Issuer by such time, such L/C-BA Issuer shall promptly notify the Administrative Agent thereof, and the Administrative Agent shall promptly thereafter notify each USD Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit or Bankers’ Acceptance denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such USD Revolving Lender’s Applicable USD Revolving Percentage thereof. In such event, the Borrowing Agent shall be deemed to have requested on behalf of such applicable Borrower a USD Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate USD Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C-BA Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each USD Revolving Lender shall upon any notice pursuant to Section 2.03(d)(i) make funds available to the Administrative Agent for the account of the applicable L/C-BA Issuer, in Dollars at the Administrative Agent’s Office for Dollar denominated payments in an amount equal to the Dollar Equivalent of its Applicable USD Revolving Percentage of the Unreimbursed Amount not later than 2:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each USD Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C-BA Issuer.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a USD Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C-BA Issuer an L/C-BA Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C-BA Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each USD Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C-BA Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C-BA Borrowing and shall constitute an L/C-BA Advance from such USD Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each USD Revolving Lender funds its USD Revolving Loan or L/C-BA Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C-BA Issuer for any amount drawn under any Letter of Credit or payments made on any Bankers’ Acceptance, interest in respect of such USD Revolving Lender’s Applicable USD Revolving Percentage of such amount shall be solely for the account of such L/C-BA Issuer.
(v)Each USD Revolving Lender’s obligation to make USD Revolving Loans or L/C-BA Advances to reimburse the applicable L/C-BA Issuer for amounts drawn under Letters of Credit and payments made on Bankers’ Acceptances, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such USD Revolving Lender may have against such L/C-BA Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each USD Revolving Lender’s obligation to make USD Revolving Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrowing Agent of a Committed Loan Notice). Subject to Section 2.17(b), no such making of an L/C-BA Advance shall relieve or otherwise impair the joint and several obligation of the Borrowers to reimburse the applicable L/C-BA Issuer for the amount of any payment made by such L/C-BA Issuer under any Letter of Credit or Bankers’ Acceptance, together with interest as provided herein.
(vi)If any USD Revolving Lender fails to make available to the Administrative Agent for the account of the applicable L/C-BA Issuer any amount required to be paid by such USD Revolving Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), such L/C-BA Issuer shall be entitled to recover from such USD Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C-BA Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C-BA Issuer in connection with the foregoing. If such USD Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such USD Revolving Lender’s USD Revolving Loan included in the relevant Borrowing or L/C-BA Advance in respect of the relevant L/C-BA Borrowing, as the case may be. A certificate of the applicable L/C-BA Issuer submitted to any USD Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(e)Repayment of Participations.
(i)At any time after the applicable L/C-BA Issuer has made a payment under any Letter of Credit or Bankers’ Acceptance and has received from any USD Revolving Lender such USD Revolving Lender’s L/C-BA Advance in respect of such payment in accordance with Section 2.03(d), if the Administrative Agent receives for the account of such L/C-BA Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowing Agent, the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such USD Revolving Lender its Applicable USD Revolving Percentage thereof in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of the applicable L/C-BA Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C-BA Issuer in its discretion), each USD Revolving Lender shall pay to the Administrative Agent for the account of such L/C-BA Issuer its Applicable USD Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such USD Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the USD Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)Obligations Absolute. Subject to Section 2.17(b), the joint and several obligation of the applicable Borrower (and, pursuant to this Agreement or any other Loan Document, any other Borrower) to reimburse the applicable L/C-BA Issuer for each drawing under each Letter of Credit and each payment under any Bankers’ Acceptance, and to repay each L/C-BA Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit or Bankers’ Acceptance, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C-BA Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or payment on such Bankers’ Acceptance or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit or Bankers’ Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit or Bankers’ Acceptance;
(iv)waiver by such L/C-BA Issuer of any requirement that exists for such L/C-BA Issuer’s protection and not the protection of the Borrowers or any waiver by such L/C-BA Issuer which does not in fact materially prejudice the Borrowers;
(v)honor of a demand for payment presented electronically even if such Letter of Credit or Bankers’ Acceptance requires that demand be in the form of a draft;
(vi)any payment made by such L/C-BA Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit or Bankers’ Acceptance if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii)any payment by such L/C-BA Issuer under such Letter of Credit or Bankers’ Acceptance against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit or Bankers’ Acceptance; or any payment made by such L/C-BA Issuer under such Letter of Credit or Bankers’ Acceptance to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit or Bankers’ Acceptance, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Restricted Subsidiary or in the relevant currency markets generally; or
(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Restricted Subsidiary.
Each of the Borrowing Agent and the applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto, and each Bankers’ Acceptance, that is delivered to it and, in the event of any claim of noncompliance with the Borrowing Agent’s instructions or other irregularity, the Borrowing Agent or the applicable Borrower will immediately notify the applicable L/C-BA Issuer. Each of the applicable Borrower and the Borrowing Agent shall be conclusively deemed to have waived any such claim against any L/C-BA Issuer and its correspondents unless such notice is given as aforesaid.
(g)Role of L/C-BA Issuers. Each USD Revolving Lender and each of the Borrowers agree that, in paying any drawing under a Letter of Credit or making any payment under a Bankers’ Acceptance, the applicable L/C-BA Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C-BA Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C-BA Issuer shall be liable to any USD Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the USD Revolving Lenders or the Required USD Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit, Bankers’ Acceptance or Issuer Document. Subject to Section 2.17(b), the Borrowers hereby jointly and severally assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as any of them may have against the beneficiary or transferee at law or under any other agreement. None of the L/C-BA Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C-BA Issuer shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers or Restricted Subsidiaries for whose benefit such Letter of Credit or Bankers’ Acceptance was issued may have a claim against an L/C-BA Issuer, and an L/C-BA Issuer may be liable to such Borrower or Restricted Subsidiary, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower or Restricted Subsidiary which such Borrower or Restricted Subsidiary proves were caused by such L/C-BA Issuer’s willful misconduct or gross negligence or such L/C-BA Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit or to honor any Bankers’ Acceptance presented for payment in strict compliance with its terms and conditions. In furtherance and not in limitation of the foregoing, each L/C-BA Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C-BA Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or Bankers’ Acceptance or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C-BA Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(h)Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C-BA Issuer and the Borrowing Agent when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the applicable L/C-BA Issuer shall not be responsible to any Borrower for, and the applicable L/C-BA Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the applicable L/C-BA Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit, Bankers’ Acceptance or this Agreement, including the Law or any order of a jurisdiction where the applicable L/C-BA Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit or Bankers’ Acceptance chooses such law or practice.
(i)Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each USD Revolving Lender in accordance with its Applicable USD Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 0.250% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C-BA Issuer pursuant to Section 2.15 shall be payable, to the maximum extent permitted by applicable Law, to the other USD Revolving Lenders in accordance with the upward adjustments in their respective Applicable USD Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.16(a)(iv), with the balance of such fee, if any, payable to the applicable L/C-BA Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required USD Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. Notwithstanding the foregoing, the Foreign Designated Borrowers shall have no obligation to pay any Letter of Credit Fee in connection with Letters of Credit issued solely for the account of WFS or any Domestic Subsidiary.
(j)BA Fees. The Borrowers shall pay to the Administrative Agent for the account of each USD Revolving Lender in accordance with its Applicable USD Revolving Percentage a Bankers’ Acceptance fee (the “BA Fee”) equal to the Bankers’ Acceptance Rate plus the Applicable Rate times the Dollar Equivalent of the maximum stated amount of all then outstanding Bankers’ Acceptances. BA Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Bankers’ Acceptance, on the Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Bankers’ Acceptance Rate or the Applicable Rate for Bankers’ Acceptances during any quarter, the Dollar Equivalent of the maximum stated amount of all outstanding Bankers’ Acceptances shall be computed and multiplied by the Bankers’ Acceptance Rate or Applicable Rate, as applicable, separately for each period during such quarter that such Bankers’ Acceptance Rate or Applicable Rate, as applicable, was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required USD Revolving Lenders, while any Event of Default exists, all BA Fees shall accrue at the Default Rate. Notwithstanding the foregoing, the Foreign Designated Borrowers shall have no obligation to pay any BA Fee in connection with Bankers’ Acceptances issued solely for the account of WFS or any Domestic Subsidiary.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C-BA Issuers. The Borrowers shall pay directly to the applicable L/C-BA Issuer for its own account a fronting fee (i) with respect to each commercial Letter of Credit or Bankers’ Acceptance issued by Bank of America, at the rate specified therefor in the BofA Fee Letter, and, with respect to each commercial Letter of Credit or Bankers’ Acceptance issued by any other L/C-BA Issuer, at a rate determined by the Borrowers and such L/C-BA Issuer, in each case computed on the Dollar Equivalent of the amount of such Letter of Credit or Bankers’ Acceptance, as applicable, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Borrowing Agent and the applicable L/C-BA Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, (iii) with respect to each standby Letter of Credit issued by Bank of America, at the rate per annum specified in the BofA Fee Letter and, with respect to each standby Letter of Credit issued by any other L/C-BA Issuer, at a rate determined by the Borrowers and such L/C-BA Issuer, in each case, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee payable under clause (iii) of this Section 2.03(k) shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit or Bankers’ Acceptance, as applicable, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrowers shall pay directly to the applicable L/C-BA Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C-BA Issuer relating to letters of credit and bankers’ acceptances as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. Notwithstanding the foregoing, the Foreign Designated Borrowers shall have no obligation to pay any fronting fee or customary processing fee (including standard costs and charges) in connection with Letters of Credit or Bankers’ Acceptances issued solely for the account of WFS or any Domestic Subsidiary.
(l)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(m)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit or Bankers’ Acceptance issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, WFS shall be obligated to reimburse the applicable L/C-BA Issuer hereunder for any and all drawings under such Letter of Credit or Bankers’ Acceptance, and the Foreign Designated Borrowers shall be obligated to reimburse the applicable L/C-BA Issuer hereunder for any and all drawings or payments under each Letter of Credit or Bankers’ Acceptance issued for their own account or for the account of any other Foreign Subsidiary. Each Borrower hereby acknowledges that the issuance of Letters of Credit and/or Bankers’ Acceptances for the account of Restricted Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(n)Letter of Credit Reports to the Administrative Agent. For so long as any Letter of Credit or Bankers’ Acceptance issued by an L/C-BA Issuer (other than Bank of America) is outstanding, such L/C-BA Issuer shall deliver to the Administrative Agent on the last Business Day of each calendar month, and on each date that an L/C-BA Credit Extension occurs with respect to any such Letter of Credit or Bankers’ Acceptance, a report (in form and substance satisfactory to the Administrative Agent) with the information for every outstanding Letter of Credit or Bankers’ Acceptance issued by such L/C-BA Issuer (which information shall include whether such Letter of Credit is an Auto-Extension Letter of Credit, the letter of credit number, maximum face amount, current face amount, the beneficiary name, issuance date, and expiry date of each such Letter of Credit and/or Bankers’ Acceptance, and, if applicable, the date of amendment of such Letter of Credit or Bankers’ Acceptance and the amount of such amendment).

2.04Swing Line Loans.
(a)The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other USD Revolving Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable USD Revolving Percentage of the Outstanding Amount of USD Revolving Loans and L/C-BA Obligations of the Swing Line Lender, may exceed the amount of such USD Revolving Lender’s USD Revolving Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total USD Revolving Outstandings shall not exceed the Aggregate USD Revolving Commitments, and (ii) the aggregate Outstanding Amount of the USD Revolving Loans of any USD Revolving Lender (other than the Swing Line Lender), plus such USD Revolving Lender’s Applicable USD Revolving Percentage of the Outstanding Amount of all L/C-BA Obligations, plus such USD Revolving Lender’s Applicable USD Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such USD Revolving Lender’s USD Revolving Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each USD Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such USD Revolving Lender’s Applicable USD Revolving Percentage times the amount of such Swing Line Loan.
(b)Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrowing Agent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (i) telephone or (ii) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $500,000, and (B) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any USD Revolving Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowing Agent at its office either by (i) crediting the account of the Borrowing Agent on the books of the Swing Line Lender in immediately available funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowing Agent.
(c)Refinancing of Swing Line Loans.
(i)The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowing Agent (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each USD Revolving Lender make a Base Rate Loan in an amount equal to such USD Revolving Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the

Aggregate USD Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Borrowing Agent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each USD Revolving Lender shall make an amount equal to its Applicable USD Revolving Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each USD Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)If for any reason any Swing Line Loan cannot be refinanced by such a USD Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the USD Revolving Lenders fund its risk participation in the relevant Swing Line Loan and each USD Revolving Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)If any USD Revolving Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such USD Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such USD Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such USD Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such USD Revolving Lender’s USD Revolving Loan included in the relevant USD Revolving Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any USD Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)Each USD Revolving Lender’s obligation to make USD Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such USD Revolving Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each USD Revolving Lender’s obligation to make USD Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)Repayment of Participations.
(i)At any time after any USD Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such USD Revolving Lender its Applicable USD Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii)If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each USD Revolving Lender shall pay to the Swing Line Lender its Applicable USD Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the USD Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each USD Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such USD Revolving Lender’s Applicable USD Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable USD Revolving Percentage shall be solely for the account of the Swing Line Lender.
(f)Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.05Prepayments.
(a)The Borrowers may, upon notice (which notice may be by telephone and immediately confirmed in writing) from the Borrowing Agent to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iv) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (v) subject to Section 2.05(e), unless the Borrowing Agent specifies in writing that a prepayment of Revolving Loans shall be applied to the Outstanding Amount of USD Revolving Loans, Multi-Currency Revolving Loans and/or Specified Currency Revolving Loans, any prepayment of Revolving Loans shall be applied to the USD Revolving Loans, the Multi-Currency Revolving Loans and the Specified Currency Revolving Loans on a pro rata basis, based upon the Outstanding Amounts thereof. Each such notice shall specify the date and amount of such prepayment, whether the Loans to be repaid are Term Loans or Revolving Loans and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s), if applicable, of such Loans, and shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based upon such Lenders’ Applicable Percentage in respect of the relevant Facility). If such notice is given by the Borrowing Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, in the case of a prepayment in anticipation of a refinancing of all or a portion of a Facility, any such notice may state that it is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowing Agent (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof in inverse order of maturity. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facilities.
(b)The Borrowers may, upon notice from the Borrowing Agent to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment and shall be in a form approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrowing Agent. If such notice is given by the Borrowing Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)[Reserved.]
(d)Mandatory Prepayments. Subject to Section 2.05(e):
(i)Dispositions of Assets. If any Loan Party or any of their respective Restricted Subsidiaries Dispose of any properties or assets (other than any Disposition of any properties or assets permitted by Section 7.05) in a single or series of related transactions which results in the realization by such Person of Net Cash Proceeds in excess of the Threshold Amount that has not been previously applied to mandatory prepayment, an aggregate principal amount of Loans equal to 100% of the amount of all such Net Cash Proceeds shall be prepaid promptly (but in any case within fifteen (15) Business Days) after receipt thereof by such Loan Party or Restricted Subsidiary and the expiration of the reinvestment period applicable thereto as specified in the proviso to the following sentence. The Borrowing Agent shall provide Administrative Agent upon not less than three (3) Business Days’ prior written notice of each such prepayment, which notice shall include a certificate of a Responsible Officer of the Borrowing Agent setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds of such Disposition or Dispositions; provided that the amount of Net Cash Proceeds otherwise resulting from any Disposition shall be computed net of cash amounts utilized by WFS or any of its Restricted Subsidiaries within two hundred seventy (270) days of such Disposition to purchase replacement or other assets useful to the operation of the business of WFS or any of its Restricted Subsidiaries (or the 90th day after expiry of such 270-day period if WFS or any of its Restricted Subsidiaries has entered into a legally binding commitment to utilize such proceeds in accordance with the foregoing).
(ii)Indebtedness. Within fifteen (15) Business Days after receipt of proceeds from each private or public issuance or incurrence of any Loan Party or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness permitted by Section 7.03), an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom shall be prepaid. The Borrowing Agent shall provide Administrative Agent upon not less than three (3) Business Days’ prior written notice of each such prepayment, which notice shall include a certificate of a Responsible Officer of the Borrowing Agent setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds of such issuance or incurrence.
(iii)Extraordinary Receipts. Within fifteen (15) Business Days of any Extraordinary Receipt in excess of the Threshold Amount received by or paid to or for the account of any Loan Party or any of their respective Restricted Subsidiaries and the expiration of any reinvestment period applicable thereto as specified in the proviso to the following sentence, an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom shall be prepaid. The Borrowing Agent shall provide Administrative Agent upon not less than three (3) Business Days’ prior written notice of each such prepayment, which notice shall include a certificate of a Responsible Officer of the Borrowing Agent setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds of such Extraordinary Receipt; provided that the amount of Net Cash Proceeds otherwise resulting from any Extraordinary Receipts shall be computed net of cash amounts utilized by WFS or any of its Restricted Subsidiaries within two hundred seventy (270) days of receipt of such Extraordinary Receipts to acquire replacement assets for, restore or make repairs to, the affected assets giving rise to such Extraordinary Receipts (or the 90th day after expiry of such 270-day period if WFS or any of its Restricted Subsidiaries has entered into a legally binding commitment to utilize such proceeds in accordance with the foregoing).
(iv)Overadvances. If the Administrative Agent notifies the Borrowing Agent that the Total USD Revolving Outstandings at such time exceed an amount equal to 105% of the Aggregate USD Revolving Commitments then in effect, the Borrowers shall immediately prepay USD Revolving Loans and/or Cash Collateralize the L/C-BA Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C-BA Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the USD Revolving Loans and Swing Line Loans the Total USD Revolving Outstandings exceed the Aggregate USD Revolving Commitments then in effect. If the Administrative Agent notifies the Borrowing Agent that the Total Multi-Currency Revolving Outstandings at such time exceed an amount equal to 105% of the Aggregate Multi-Currency Revolving Commitments then in effect, the Borrowers shall immediately prepay Multi-Currency Revolving Loans in an aggregate amount equal to such excess. If the Administrative Agent notifies the Borrowing Agent that the Total Specified Currency Revolving Outstandings at such time exceed an amount equal to 105% of the Aggregate Specified Currency Revolving Commitments then in effect, the Borrowers shall immediately prepay Specified Currency Revolving Loans in an aggregate amount equal to such excess.
Each prepayment of Loans pursuant to clauses (i) through (iii) of this Section 2.05(d) shall be applied first to the repayment of the principal amount of the Term Loan (to be applied to the principal repayment installments of thereof in inverse order of maturity), and second to the repayment of the principal amount of USD Revolving Loans, Multi-Currency Revolving Loans and Specified Currency Revolving Loans, on a pro rata basis based on the Outstanding Amounts thereof (without any reduction of the USD Revolving Commitments, Multi-Currency Revolving Commitments or Specified Currency Revolving Commitments). Amounts to be applied pursuant to this Section 2.05 to the prepayment of USD Revolving Loans, Multi-Currency Revolving Loans and Specified Currency Revolving Loans or the Term Loans shall be applied, as applicable, first to reduce outstanding Base Rate Loans. Any amounts remaining after each such application shall be applied to prepay Eurocurrency Rate Loans. Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.05 shall be in excess of the amount of the outstanding Base Rate Loans, only the portion of the amount of such prepayment as is equal to the amount of such outstanding Base Rate Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (A) deposited in a collateral account and applied to the prepayment of Eurocurrency Rate Loans on the last day of the then next-expiring Interest Period, therefor (with all interest accruing thereon for the account of Borrower) or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 3.05. Notwithstanding any such deposit in a collateral account, interest shall continue to accrue on such Eurocurrency Rate Loans until prepayment.
(e)No Effect on Obligations of Foreign Designated Borrowers. In accordance with Section 2.17, the obligations of each of the Foreign Designated Borrowers with respect to prepayment of Loans shall not exceed their respective share of the obligations in respect of the Loans to which such prepayment is to be applied.
2.06Termination or Reduction of Commitments.
(a)Optional. The Borrowing Agent may, upon notice to the Administrative Agent, terminate the Aggregate USD Revolving Commitments, the Aggregate Multi-Currency Revolving Commitments and/or the Aggregate Specified Currency Revolving Commitments, or from time to time permanently reduce the Aggregate USD Revolving Commitments, the Aggregate Multi-Currency Revolving Commitments and/or the Aggregate Specified Currency Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowing Agent shall not terminate or reduce the Aggregate USD Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total USD Revolving Outstandings would exceed the Aggregate USD Revolving Commitments, (iv) the Borrowing Agent shall not terminate or reduce the Aggregate Multi-Currency Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Multi-Currency Revolving Outstandings would exceed the Aggregate Multi-Currency Revolving Commitments, (v) the Borrowing Agent shall not terminate or reduce the Aggregate Specified Currency Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Specified Currency Revolving Outstandings would exceed the Aggregate Specified Currency Revolving Commitments, and (vi) if, after giving effect to any reduction of the Aggregate USD Revolving Commitments, the L/C-BA Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate USD Revolving Commitments, the applicable sublimit shall be automatically reduced by the amount of such excess.
(b)Mandatory. (i) As of the Amendment No. 8 Effective Date and after giving effect to the transactions to occur on the Amendment No. 8 Effective Date, the aggregate Term Loan Commitments are zero.
(c)Application of Commitment Reductions; Payment of Commitment Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the L/C-BA Sublimit, Swing Line Sublimit, the USD Revolving Commitment, the Multi-Currency Revolving Commitment or the Specified Currency Revolving Commitment under this Section 2.06. Upon any reduction of the USD Revolving Commitments, the Multi-Currency Revolving Commitments and/or the Specified Currency Revolving Commitments, the USD Revolving Commitments, the Multi-Currency Revolving Commitments and/or, the Specified Currency Revolving Commitments, as applicable, of each USD Revolving Lender, Multi-Currency Revolving Lender and/or Specified Currency Revolving Lender, as applicable, shall be reduced by such Lender’s Applicable Revolving Percentage of such reduction amount. All commitment fees in respect of the applicable Revolving Credit Facility accrued until the effective date of any termination of the applicable Revolving Credit Facility shall be paid on the effective date of such termination.
2.07Repayment of Loans.
(a)Term Loans. WFS shall repay to the Term Loan Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates, which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.05(d), if applicable, and with the order of priority set forth in Section 2.05:

Date	Amount
June 30, 2022	$3,125,000
September 30, 2022	$3,125,000
December 31, 2022	$3,125,000
March 31, 2023	$3,125,000
June 30, 2023	$3,125,000
September 30, 2023	$3,125,000
December 31, 2023	$3,125,000
March 31, 2024	$3,125,000
June 30, 2024	$6,250,000
September 30, 2024	$6,250,000
December 31, 2024	$6,250,000
March 31, 2025	$6,250,000
June 30, 2025	$6,250,000
September 30, 2025	$6,250,000
December 31, 2025	$6,250,000
March 31, 2026	$6,250,000
June 30, 2026	$6,250,000
September 30, 2026	$6,250,000
December 31, 2026	$6,250,000
Maturity Date	All remaining amounts outstanding

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date for the Term Loan Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on the Maturity Date.
(b)Revolving Loans. The Borrowers shall repay to the USD Revolving Lenders on the Maturity Date the aggregate principal amount of USD Revolving Loans outstanding on such date. The Borrowers shall repay to the Multi-Currency Revolving Lenders on the Maturity Date the aggregate principal amount of Multi-Currency Revolving Loans outstanding on such date. The Borrowers shall repay to the Specified Currency Revolving Lenders on the Maturity Date the aggregate principal amount of Specified Currency Revolving Loans outstanding on such date.
(c)Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date.
2.08Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Eurocurrency Rate Loan; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Base Rate Loan; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans less 0.50%.
(b)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(c)If any amount (other than principal of any Loan) payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Facility Lenders for the applicable Facility, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(d)Upon the request of the Required Facility Lenders under the applicable Facility, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations under such Facility at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(e)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(f)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. Notwithstanding the foregoing, the Foreign Designated Borrowers shall have no obligation to pay interest accrued on Loans advanced to WFS or any Domestic Designated Borrower (other than Loans advanced to the Foreign Designated Borrowers for their benefit at the request of the Borrowing Agent).
2.09Fees. In addition to certain fees described in subsections (i), (j) and (k) of Section 2.03:
(a)Commitment Fee.
(i)The Borrowers shall pay to the Administrative Agent for the account of each USD Revolving Lender in accordance with its Applicable USD Revolving Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate USD Revolving Commitments exceed the sum of (i) the Outstanding Amount of USD Revolving Loans and (ii) the Outstanding Amount of L/C-BA Obligations, subject to adjustment as provided in Section 2.16.
(ii)The Borrowers shall pay to the Administrative Agent for the account of each Multi-Currency Revolving Lender in accordance with its Applicable Multi-Currency Revolving Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Multi-Currency Revolving Commitments exceed the Outstanding Amount of Multi-Currency Revolving Loans, subject to adjustment as provided in Section 2.16.
(iii)The Borrowers shall pay to the Administrative Agent for the account of each Specified Currency Revolving Lender in accordance with its Applicable Specified Currency Revolving Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Specified Currency Revolving Commitments exceed the Outstanding Amount of Specified Currency Revolving Loans, subject to adjustment as provided in Section 2.16.

(iv)The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees. The Borrowers shall pay to each Joint Lead Arranger and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the respective Fee Letters.
2.10Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) and for loans denominated in Alternative Currencies shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in an Alternative Currency or Specified Currency as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)If, as a result of any restatement of or other adjustment to the financial statements of WFS or any Restricted Subsidiary or for any other reason, the Borrowers or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C-BA Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or any L/C-BA Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C-BA Issuer, as the case may be, under Section 2.03(d)(iii), 2.03(i), (j) or (k) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
2.11Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such

Lender (through the Administrative Agent) a Revolving Note or a Term Loan Note, as the case may be, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency or Specified Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency or Specified Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency or Specified Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency or Specified Currency, as applicable, the applicable Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency or Specified Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after (i) 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency or Specified Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    Funding by Revolving Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Revolving Borrowing of Eurocurrency Rate Loans (or, in the case of any Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing) that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender’s share of such Revolving Borrowing, the Administrative Agent may assume that such Revolving Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Revolving Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Revolving Lender has not in fact made its share of the applicable Revolving Borrowing available to the Administrative Agent, then the applicable Revolving Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Revolving Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Revolving Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Revolving Lender pays its share of the applicable Revolving Borrowing to the Administrative Agent, then the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by the Borrowers shall not relieve any Revolving Lender of its funding obligations and shall be without prejudice to any claim the Borrowers may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent.
(ii)Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C-BA Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C-BA Issuers, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C-BA Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the applicable L/C-BA Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C-BA Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing to the Administrative Agent under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans, as applicable, and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C-BA Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C-BA Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest;
(ii)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.15, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C-BA Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply); and
(iii)the provisions of this Section shall be subject to the sharing provisions contained in the Intercreditor Agreement.
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.14Increase in Commitments.
(a)Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Invited Lenders, as defined below), the Borrowing Agent may from time to time, request (x) one or more increases in the Aggregate USD Revolving Commitments, the Aggregate Multi-Currency Revolving Commitments or the Aggregate Specified Currency Revolving Commitment or an additional, separate revolving credit facility for the purpose of providing a new Eligible Currency or lending to a new Designated Borrower (a “Designated Revolver”) (each, an “Incremental Revolving Commitment”), (y) one or more increases in the Term Loan Commitment (each, a “Term Loan Increase”) and/or (z) one or more term loan tranches to be made available to the Borrowers (each, an “Incremental Term Loan”; each Incremental Revolving Commitment, each Term Loan Increase and each Incremental Term Loan, collectively, referred to as the “Incremental Increases”), by an aggregate amount (for all such requests) not exceeding the Incremental Facilities Limit; provided that any such request for an increase shall be in a minimum amount of $25,000,000 (or, in the case of a Designated Revolver, $10,000,000). At the time of sending such notice, the Borrowing Agent (in consultation with the Administrative Agent) shall identify the Invited Lenders and specify the time period within which the Invited Lenders are requested to respond.
(b)Lender Elections to Increase. Each Lender requested to increase its USD Revolving Commitment, increase its Multi-Currency Revolving Commitment, increase its Specified Currency Revolving Commitment, provide a commitment to a Designated Revolver, increase its Term Loan Commitment or participate in any Incremental Term Loan, as applicable (each such Lender, an “Invited Lender”), shall notify the Administrative Agent within such time period whether or not it agrees to increase its USD Revolving Commitment, increase its increase its Multi-Currency Revolving Commitment, increase its Specified Currency Revolving Commitment, provide a commitment to a Designated Revolver, increase its Term Loan Commitment or participate in any Incremental Term Loan, as applicable, and if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such Incremental Increase, as applicable. Any Invited Lender not responding within such time period shall be deemed to have declined to increase its USD Revolving Commitment, increase its Multi-Currency Revolving Commitment, increase its Specified Currency Revolving Commitment, provide a commitment to a Designated Revolver, increase its Term Loan Commitment or participate in any Incremental Term Loan, as applicable.
(c)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowing Agent of each Invited Lender’s response to any request made hereunder. To achieve the full amount of an Incremental Increase and subject to (i) the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and (ii) in the case of any Incremental Revolving Commitment increasing the Aggregate USD Revolving Commitments, the approval of the L/C-BA Issuers and the Swing Line Lender (which approvals shall not be unreasonably withheld or delayed), the Borrowing Agent may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(d)Effective Date and Allocations. The Administrative Agent and the Borrowing Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of any such Incremental Increase. The Administrative Agent shall promptly notify the Borrowing Agent and each Incremental Lender (defined below) of the final allocation of such Incremental Increase and the Increase Effective Date. For the avoidance of doubt, no increase in the Aggregate USD Revolving Commitments pursuant to this Section 2.14 shall increase the Swing Line Sublimit or the LC-BA Sublimit. Each Incremental Increase shall be made pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement giving effect to the modifications permitted by this Section 2.14 and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Lender providing all or any portion of the Incremental Increase (each such Lender, an “Incremental Lender”) under the Incremental Facility Amendment (to the extent applicable) and the Administrative Agent; provided, that with the consent of each Incremental Lender with respect to the Incremental Increase under the Incremental Facility Amendment, the Administrative Agent may execute such Incremental Facility Amendment on behalf of the applicable Incremental Lenders. Notwithstanding the provisions of Section 10.01, the Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to implement any Incremental Increase in accordance with this Section 2.14.
(e)Conditions to Effectiveness of Increase. Any Incremental Increase shall become effective as of such Increase Effective Date; provided that each of the following conditions has been satisfied or waived by the Incremental Lenders as of such Incremental Effective Date, which in the case of an Incremental Term Loan to be used to finance a Limited Condition Transaction, shall be subject to Section 1.13:
(i)the Borrowing Agent shall have delivered to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Amendment No. 8 Effective Date), and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V, in the case of the Borrowers, and the other Loan Documents, in the case of each Loan Party party thereto, are true and correct in all material respects on and as of the Increase Effective Date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects), and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default or Event of Default exists;
(ii)the Administrative Agent and the Lenders providing such Incremental Increase shall have received at least five (5) days before the Increase Effective Date, (i) all documentation and other information about the Loan Parties and their Subsidiaries that shall have been reasonably requested by the Administrative Agent or the Lenders providing such Incremental Increase in writing at least ten (10) days prior to the Increase Effective Date and that the Administrative Agent and the Lenders reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower for each Lender requesting such at least ten (10) days prior to the Increase Effective Date;
(iii)each Incremental Increase shall constitute Obligations of the applicable Borrowers and, subject to Section 2.17(b), shall be secured and guaranteed with the other Credit Extensions on a pari passu basis;
(iv)(1) in the case of each Incremental Term Loan and Term Loan Increase (the terms of which shall be set forth in the relevant Incremental Facility Amendment):
(A)the All-In Yield applicable to such Incremental Term Loan or Term Loan Increase and the maturity and amortization of such Incremental Term Loan or Term Loan Increase shall be as agreed by the Borrowing Agent and the Incremental Lenders making such Incremental Term Loan or Term Loan Increase, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Term Loan Facility or a maturity date earlier than the maturity date for the Term Loan Facility then in effect; and
(B)except as provided above, all other terms and conditions applicable to any Incremental Term Loan or Term Loan Increase, to the extent not consistent with the terms and conditions applicable to the Term Loan, shall be reasonably satisfactory to the Administrative Agent and the Borrowing Agent;
    (2) in the case of each Incremental Revolving Commitment (the terms of which shall be set forth in the relevant Incremental Facility Amendment):
(A)such Incremental Revolving Commitment shall mature on the Maturity Date, shall bear interest and be entitled to unused fees, in each case at the rate applicable to the Revolving Loans, and shall be subject to the same terms and conditions as the Revolving Loans; provided that the interest rate and unused fees applicable to the Incremental Revolving Commitment may be higher if the Applicable Rate and unused fees, as applicable, with respect to the existing Revolving Commitments and Revolving Loans are increased to equal the interest rate and unused fees applicable to the Incremental Revolving Commitment;
(B)the applicable outstanding Revolving Loans and, if applicable, Applicable Percentages of Swing Line Loans and L/C-BA Obligations will be reallocated by the Administrative Agent on the applicable Increase Effective Date among the applicable Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Commitment) in accordance with their revised Applicable Percentages (and the applicable Revolving Lenders (including the Incremental Lenders providing such Incremental Revolving Commitment) agree to make all payments and adjustments necessary to effect such reallocation and the Borrowing Agent shall pay any and all costs required pursuant to Section 3.05 in connection with such reallocation as if such reallocation were a repayment); and

(C)except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Commitment shall, except to the extent otherwise provided in this Section 2.14, be identical to the terms and conditions applicable to the Revolving Credit Facilities;
(v)such Incremental Increases shall be effected pursuant to one or more Incremental Facility Amendments executed and delivered by the Borrowing Agent, the Administrative Agent and the applicable Incremental Lenders (which Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14);
(vi)no such Incremental Increase shall result in the Incremental Facilities Limit being exceeded; and
(vii)the Borrowing Agent shall deliver or cause to be delivered any customary legal opinions or other documents as may be reasonably requested by Administrative Agent in connection with any such transaction.
(f)The Incremental Term Loans shall be deemed to be Term Loans; provided that any such Incremental Term Loan that is not added to the outstanding principal balance of a pre-existing Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.
(g)The Incremental Lenders shall be included in any determination of the Required Lenders, Required USD Revolving Lenders, Required Multi-Currency Revolving Lenders, Required Specified Currency Revolving Lenders or Required Term Loan Lenders, as applicable, and, except in the case of a Designated Revolver or as otherwise agreed by the Borrowers, the Administrative Agent and the Incremental Lenders, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.
(h)At the request of the Administrative Agent, the Borrowers shall prepay any Revolving Loans of a Facility outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the applicable outstanding Revolving Loans under a Facility ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the applicable Revolving Commitments of a Facility under this Section 2.14, which prepayment may be made with the proceeds of the Borrowing of a Revolving Loan.
(i)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.15Cash Collateral.
(a)Certain Credit Support Events. Upon the request of the Administrative Agent or any L/C-BA Issuer (i) if such L/C-BA Issuer has honored any full or partial drawing request under any Letter of Credit or Bankers’ Acceptance and such drawing has resulted in an L/C-BA Borrowing, or (ii) if, as of the Maturity Date, any L/C-BA Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C-BA Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C-BA Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all remaining Fronting Exposure after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender. Additionally, if the Administrative Agent notifies the Borrowers at any time that the Outstanding Amount of all L/C-BA Obligations at such time exceeds 105% of the L/C-BA Sublimit then in effect, then within two (2) Business Days after receipt of such notice, subject to Section 2.17(b), the Borrowers shall provide Cash Collateral for the Outstanding Amount of the L/C-BA Obligations in an amount not less than the amount by which the Outstanding Amount of all L/C-BA Obligations exceeds the L/C-BA Sublimit.

(b)Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at the Administrative Agent. The Borrowers, and to the extent provided by any USD Revolving Lender, such USD Revolving Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C-BA Issuers and the USD Revolving Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (after giving effect to Section 2.16(a)(iv)), the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.03, 2.04, 2.05, 2.16 or 8.02 in respect of Letters of Credit, Bankers’ Acceptances or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C-BA Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable USD Revolving Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and each L/C-BA Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.16Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01 and in the definitions of “Required Lenders”, “Required Term Loan Lenders”, “Required USD Revolving Lenders”, “Required Multi-Currency Revolving Lenders”, and “Required Specified Currency Revolving Lenders”.
(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a USD Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C-BA Issuer or Swing Line Lender hereunder; third, if such Defaulting Lenders is a USD Revolving Lender and if so determined by the Administrative Agent or requested by any L/C-BA Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan, Letter of Credit or Bankers’ Acceptance; fourth, as the Borrowing Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, if so determined by the Administrative Agent and the Borrowing Agent, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, in the case of a Defaulting Lender under any Facility, to the payment of any amounts owing to the other Lenders under such Facility (in the case of the USD Revolving Credit Facility, including the L/C-BA Issuers or Swing Line Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under such Facility (in the case of the USD Revolving Credit Facility, including any L/C-BA Issuer or Swing Line Lender), against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans under any Facility or L/C-BA Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C-BA Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C-BA Borrowings owed to, all non-Defaulting Lenders under the applicable Facility on a pro rata basis (and ratably among all applicable Facilities computed in accordance with the Defaulting Lenders’ respective funding deficiencies) prior to being applied to the payment of any Loans of, or L/C-BA Borrowings owed to, that Defaulting Lender under the applicable Facility. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall (x) not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i) and BA Fees as provided in Section 2.03(j).
(iv)Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. During any period in which a USD Revolving Lender is a Defaulting Lender, for purposes of computing the amount of the obligation of each USD Revolving Lender that is a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Bankers’ Acceptances or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Revolving Percentage” and the “Applicable USD Revolving Percentage” of each such non-Defaulting Lender shall be computed without giving effect to the USD Revolving Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Revolving Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each USD Revolving Lender that is a non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans shall not exceed the positive difference, if any, of (1) the USD Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the USD Revolving Loans of that USD Revolving Lender. Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b)Defaulting Lender Cure. If the Borrowing Agent, the Administrative Agent, Swing Line Lender and the L/C-BA Issuers agree in writing in their sole discretion that a Defaulting Lender under any Facility should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders under such Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans under such Facility (and, if applicable, funded and unfunded participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans) to be held on a pro rata basis by the Lenders under such Facility in accordance with their Applicable Percentages (without giving effect to Section 2.16(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.17Joint and Several Obligations.
(a)To the extent that this Agreement provides that any Obligations hereunder are joint and several, such joint and several obligations shall be absolute and unconditional and shall remain in full force and effect until the entire principal, interest, penalties, premiums and late charges, if any, on this Agreement and all additional payments, if any, due pursuant to any other Loan Document shall have been paid and, until such payment has been made, shall not be discharged, affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following (subject to the provisions of applicable law), whether or not with notice to or the consent of any of the Borrowers:
(i)the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the Obligations or agreements of any of the Borrowers hereunder or any other Loan Document;
(ii)the failure to give notice to any or all of the Borrowers of the occurrence of a default under the terms and provisions of this Agreement or any other Loan Document;
(iii)the release, substitution or exchange by the holder of this Agreement of any collateral securing any of the Obligations (whether with or without consideration) or the acceptance by the holder of this Agreement of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any non-perfection or other impairment of any collateral;
(iv)the release of any person primarily or secondarily liable for all or any part of the Obligations, whether by Administrative Agent or any other holder of this Agreement or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of the Borrowers or any other person or entity who, or any of whose property, shall at the time in question be obligated in respect of the Obligations or any part thereof; or
(v)to the extent permitted by law, any other event, occurrence, action or circumstance that would, in the absence of this clause, result in the release or discharge of any or all of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in this Agreement.
(b)Notwithstanding anything to the contrary contained in any Loan Document, but without limiting the generality of Section 2.17(a), it is agreed and understood that (1) WFS and each Domestic Designated Borrower shall be jointly and severally liable for all Obligations arising hereunder and (2) each Foreign Designated Borrower shall only be jointly and severally liable for all Obligations of the

Foreign Designated Borrowers, including without limitation all Loans, L/C–BA Obligations and other Obligations made to any of them (or any combination of any of them) or any Foreign Subsidiary.
2.18Borrowing Agent. To facilitate Borrowings by the Designated Borrowers, each of the Designated Borrowers appoints WFS as its Borrowing Agent with respect to the Revolving Credit Facilities and the Term Loan Facility. As the context may require, references to the Borrowing Agent in giving and receiving certain notices, requests and other documents in connection herewith shall be deemed to refer to WFS so acting on its own behalf as a Borrower. Each of the Designated Borrowers hereby directs the Administrative Agent, the Swing Line Lender and the L/C-BA Issuers, as applicable, to disburse the proceeds of each Loan, and to issue Letters of Credit and Bankers’ Acceptances, to or at the direction of the Borrowing Agent, and such distribution will, in all circumstances, be deemed to be made to each such Borrower. Each of the Designated Borrowers hereby irrevocably designates, appoints, authorizes and directs the Borrowing Agent (including each Responsible Officer of the Borrowing Agent) to act on behalf of such Borrower with respect to the Revolving Credit Facilities for the purposes set forth in this Section 2.18, and to act on behalf of such Borrower for purposes of (i) any Request for Credit Extension of such Borrower, (ii) the giving and receiving of all notices, (iii) the execution and delivery of all documents, instruments and certifications under this Agreement or any other Loan Document and all modifications hereto and thereto, (iv) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder (which it shall receive in its capacity as Borrowing Agent) and (v) otherwise for taking all other action contemplated to be taken by the Borrowing Agent (including each Responsible Officer of the Borrowing Agent) hereunder or under any other Loan Document. Each of the Administrative Agent, the Swing Line Lender and each L/C-BA Issuer, as applicable, is entitled to rely and act on the instructions of the Borrowing Agent, by and through any Responsible Officer of the Borrowing Agent, on behalf of each of the Designated Borrowers. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by WFS, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to WFS in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower. Notwithstanding any provision of this Section 2.18 to the contrary, the Borrowing Agent shall not have the authority to request on behalf of any of the Designated Borrowers the issuance of Letters of Credit or Bankers’ Acceptances, unless such Borrower for whose benefit such Letter of Credit or Bankers’ Acceptance is requested has joined in the execution of the Letter of Credit Application or Bankers’ Acceptance Request, as applicable, relating thereto. This Section 2.18 shall survive the resignation of the Administrative Agent or of any L/C-BA Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
2.19Designated Borrowers.
(a)Each of WFS Europe and WFS Singapore shall be a “Designated Borrower” hereunder and may continue to receive Loans for its respective account on the terms and conditions set forth in this Agreement.
(b)WFS may at any time request the designation of any Restricted Subsidiary of WFS (an “Applicant Borrower”) as a Designated Borrower to receive Loans under a particular Facility or Facilities hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Appropriate Lender under such Facility or Facilities) a duly executed notice and agreement in substantially the form of Exhibit K (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize any Facility hereunder, the following conditions precedent shall have been met (collectively, the “Designated Borrower Conditions”): (i) the Administrative Agent and the Appropriate Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including but not limited to information necessary for compliance with applicable “know your customer”, the Beneficial Ownership Regulation and anti-money-laundering rules and regulations), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Appropriate Lenders in their sole discretion, which shall be exercised promptly, and Notes signed by such new Borrowers to the extent any Appropriate Lender so requests within 10 Business Days of its receipt of the applicable Designated Borrower Request and Assumption

Agreement from the Administrative Agent, (ii) no Appropriate Lender shall have notified the Administrative Agent within 15 Business Days of its receipt of the applicable Designated Borrower Request and Assumption Agreement from the Administrative Agent that it is not permitted by Law or any other organizational policy to make Loans to the Applicant Borrower and (iii) for any Applicant Borrower with a jurisdiction of domicile that is a jurisdiction different from each other Designated Borrower, the satisfaction of such other rules and procedures, and the effectiveness of such amendments to this Agreement, as the Administrative Agent, in its discretion, which shall be exercised promptly, deems reasonably necessary for the addition of such Applicant Borrower, which amendments may be effected without the consent of any other Lender, pursuant to, and in a manner consistent with, this Agreement. Promptly following satisfaction of each of the Designated Borrower Conditions, the Administrative Agent shall send a notice in substantially the form of Exhibit L (a “Designated Borrower Notice”) to WFS and the Appropriate Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes of a particular Facility or Facilities hereof, whereupon each of the Appropriate Lenders agrees to permit such Designated Borrower to receive Loans under such designated Facility or Facilities, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice, Letter of Credit Application or Banker’s Acceptance Request may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(c)WFS may from time to time, upon not less than 15 Business Days’ notice from WFS to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Appropriate Lenders of any such termination of a Designated Borrower’s status. Any entity whose status as a Designated Borrower is terminated shall execute a Guaranty Joinder Agreement to be effective simultaneously with such termination.
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY
3.01Taxes.
(a)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrowers or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrowers or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below. If the Borrowers or the Administrative Agent shall be required by Law to withhold or deduct any Taxes, including without limitation United States Federal backup withholding and withholding taxes, from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrowers shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or an L/C-BA Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, the Borrowers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
(c)Tax Indemnifications.

(i)Without limiting the provisions of subsection (a) or (b) above, the Borrowers shall, and do hereby, indemnify the Administrative Agent, each Lender and each L/C-BA Issuer, and shall make payment in respect thereof within 30 days (or, in the case of Other Taxes that are goods and services, value-added or similar Taxes, three Business Days) after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrowers or the Administrative Agent or paid by the Administrative Agent, such Lender or such L/C-BA Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Borrowers shall also, and do hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after written demand therefor, for any amount which a Lender or an L/C-BA Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender or an L/C-BA Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C-BA Issuer, shall be conclusive absent manifest error; provided, however, that no Borrower shall be required to provide indemnification under this paragraph for any payment or liability incurred more than six months prior to the date that such certificate is delivered.
(ii)Without limiting the provisions of subsection (a) or (b) above, each Lender and each L/C-BA Issuer shall, and do hereby, indemnify the Borrowers and the Administrative Agent, and shall make payment in respect thereof within 30 days after written demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against the Borrowers or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or such L/C-BA Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such L/C-BA Issuer, as the case may be, to the Borrowers or the Administrative Agent pursuant to subsection (e). Each Lender and each L/C-BA Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C-BA Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C-BA Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
(d)Evidence of Payments. Upon request by the Borrowers or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrowers or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrowers shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrowers, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrowers or the Administrative Agent, as the case may be.
(e)Status of Lenders; Tax Documentation.
(i)Each Lender shall deliver to the Borrowers and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrowers or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
(ii)Without limiting the generality of the foregoing, if any Borrower is resident for tax purposes in the United States,
(A)any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent duly completed and executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
(B)each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(I)duly completed and executed originals of IRS Form W-8BEN-E or W-8BEN, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,
(II)duly completed and executed originals of IRS Form W-8ECI,
(III)duly completed and executed originals of IRS Form W-8IMY and all required supporting documentation,
(IV)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed and executed originals of IRS Form W-8BEN-E or W-8BEN, as applicable, or
(V)duly completed and executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made.
(iii)If any payment made pursuant to this Agreement to any Lender, any L/C-BA Issuer or any other recipient of any payment to be made by or on account of any obligation under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), each such Lender, L/C-BA Issuer or other recipient shall deliver to the Borrowing Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowing Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code)

and such additional documentation reasonably requested by the Borrowing Agent or the Administrative Agent as may be necessary for the Borrowing Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iv)Each Lender, each L/C-BA Issuer and any other recipient of any payment to be made by or on account of any obligation under this Agreement agrees that if any form or certification it previously delivered pursuant to this Section 3.01(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowing Agent and the Administrative Agent in writing of its legal inability to do so.
(v)Each Lender shall promptly (A) notify the Borrowing Agent and the Administrative Agent in writing of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) deliver to the Borrowing Agent and to the Administrative Agent such duly completed and executed documentation prescribed by applicable Laws as will permit payments hereunder or under any other Loan Document to be made without withholding or at a reduced rate of withholding and take such other steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrowers or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.
(vi)Each Borrower shall co-operate in completing any additional procedural documentation or formalities (including, without limitation, the filing by WFS Europe or any other Designated Borrower existing under the laws of the United Kingdom of an HM Revenue & Customs' Form DTTP2) which may be required in their respective taxing jurisdictions in order for such Borrower to obtain authorization to make payments without (or at a reduced rate of) deduction or withholding and will provide a copy of any applicable filing to any Lender requesting the same.
(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C-BA Issuer, or have any obligation to pay to any Lender or any L/C-BA Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C-BA Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C-BA Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section, it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or such L/C-BA Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or such L/C-BA Issuer, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C-BA Issuer in the event the Administrative Agent, such Lender or such L/C-BA Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C-BA Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.
3.02Illegality.
(a)If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR or any other Relevant Rate, or to determine or charge interest rates based upon SOFR, Term SOFR or any other

Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrowing Agent (through the Administrative Agent), (a) any obligation of such Lender to make or continue Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowing Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alterative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case, immediately, or, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
(b)Each of the Administrative Agent, each L/C-BA Issuer, the Swing Line Lender and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that designation of a Designated Lender is for administrative convenience only and does not expand the scope of liabilities or obligations of any Lender or Designated Lender beyond those of the Lender designating such Person as a Designated Lender as provided in this Agreement. If, in any applicable jurisdiction, the Administrative Agent, any L/C-BA Issuer or any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any L/C-BA Issuer or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund, hold a commitment or maintain its participation in any Loan, Letter of Credit or Bankers’ Acceptance or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Credit Extension to any Foreign Designated Borrower, such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Borrowing Agent, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Credit Extension shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Loan Parties shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Borrowing Agent or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to such L/C-BA Issuer, Cash Collateralize that portion of applicable L/C-BA Obligations comprised of the aggregate undrawn amount of Letters of Credit and Bankers’ Acceptances to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality.
3.03Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(d) and the circumstances under clause (i) of Section 3.03(d) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowing Agent and each Lender.
(b)Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended in each case to the extent of the affected Term SOFR Loans or Alternative Currency Loans or Interest Period or determination date(s), as applicable, and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
(c)Upon receipt of such notice, (i) the Borrowing Agent may revoke any pending request for a Borrowing of, or conversion to Term SOFR Loans, or Borrowing of, or continuation of Alternative Currency Loans to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Borrowing Agent’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Borrowing Agent (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Borrowing Agent of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Borrowing Agent shall be deemed to have elected clause (1) above.
(d)Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowing Agent or Required Facility Lenders notify the Administrative Agent (with, in the case of the Required Facility Lenders, a copy to the Borrowing Agent) that the Borrowing Agent or such Required Facility Lenders (as applicable) have determined, that:
(i)adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Agreed Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Agreed Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Agreed Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Agreed Currency (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or
(iii)syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Agreed Currency;
(iv)or if the events or circumstances of the type described in Section 3.03(d)(i), (ii) or (iii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Borrowing Agent may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowing Agent unless, prior to such time, Lenders comprising the Required Facility Lenders have delivered to the Administrative Agent written notice that such Required Facility Lenders object to such amendment.
(e)The Administrative Agent will promptly (in one or more notices) notify the Borrowing Agent and each Lender of the implementation of any Successor Rate.
(f)Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
(g)Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.0%, the Successor Rate will be deemed to be 0.0% for the purposes of this Agreement and the other Loan Documents.
(h)In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowing Agent and the Lenders reasonably promptly after such amendment becomes effective.
3.04Increased Costs.
(a)Increased Costs Generally. If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C-BA Issuer;
(ii)subject any Lender or any L/C-BA Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Bankers’ Acceptance, any participation in a Letter of Credit or Bankers’ Acceptance or any Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender or such L/C-BA Issuer in respect thereof (in each case, except for (A) Indemnified Taxes or Other Taxes covered by Section 3.01, (B) the imposition of, or any change in the rate of, any Tax described in any of clauses (a) through (f) of the definition of Excluded Tax payable by such Lender or such L/C-BA Issuer, and (C) Connection Income Taxes); or
(iii)impose on any Lender or any L/C-BA Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or Bankers’ Acceptance, or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C-BA Issuer of participating in, issuing or maintaining any Letter of Credit or Bankers’ Acceptance (or of maintaining its obligation to participate in or to issue any Letter of Credit or Bankers’ Acceptance), or to reduce the amount of any sum received or receivable by such Lender or such L/C-BA Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C-BA Issuer, the Borrowers will, subject to Section 3.04(c), pay to such Lender or such L/C-BA Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C-BA Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C-BA Issuer determines that any Change in Law affecting such Lender or such L/C-BA Issuer or any Lending Office of such Lender or such Lender’s or such L/C-BA Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C-BA Issuer’s capital or on the capital of such Lender’s or such L/C-BA Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Bankers’ Acceptances held by, such Lender, or the Letters of Credit or Bankers’ Acceptances issued by such L/C-BA Issuer, to a level below that which such Lender or such L/C-BA Issuer or such Lender’s or such L/C-BA Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C-BA Issuer’s policies and the policies of such Lender’s or such L/C-BA Issuer’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrowers will, subject to Section 3.04(c), pay to such Lender or such L/C-BA Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C-BA Issuer or such Lender’s or such L/C-BA Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. Any Lender or an L/C-BA Issuer claiming compensation pursuant to subsection (a), (b) or (c) of this Section shall deliver to the Borrowing Agent a certificate setting forth a reasonably detailed calculation of the amount or amounts necessary to compensate such Lender or such L/C-BA Issuer or its holding company, as the case may be, and the basis for such compensation as specified in subsection (a) or (b) of this Section, which certificate shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C-BA Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C-BA Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C-BA Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C-BA Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C-BA Issuer, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C-BA Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) to the Borrowing Agent from time to time, which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrowing Agent;
(c)any failure by the Borrowers to make payment of any Loan or drawing under any Letter of Credit or Bankers’ Acceptance (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowing Agent pursuant to Section 10.13;
including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan and Alternative Currency Term Rate Loan made by it at the Relevant Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.
3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount or Indemnified Tax to any Lender, any L/C-BA Issuer, or any Governmental Authority for the account of any Lender or any L/C-BA Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C-BA Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender or such L/C-BA Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C-BA Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C-BA Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any L/C-BA Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount or Indemnified Tax to any Lender or any

Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 10.13.
3.07Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01Reserved.
4.02Conditions to all Credit Extensions. Subject to Section 1.13, the obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, the applicable L/C-BA Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency.
(e)If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.19 to the designation of such Borrower as a Designated Borrower shall have been met to the reasonable satisfaction of the Administrative Agent.
(f)Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrowing Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V. REPRESENTATIONS AND WARRANTIES
Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) of this

Section 5.01, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clauses (b) and (c) of this Section 5.02, to the extent such conflict, breach, contravention, creation, payment or violation could not reasonably be expected to have a Material Adverse Effect.
5.03Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (other than any consent or approval which has been obtained and is in full force and effect) and except to the extent the failure to obtain the same could not reasonably be expected to have a Material Adverse Effect.
5.04Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, subject to (i) bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (ii) any lack of enforceability of any “keepwell” provision included in any Loan Document against any Loan Party that is a Foreign Subsidiary (other than any Foreign Subsidiary that is a Borrower) as a result of laws applicable to such Loan Party.
5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the consolidated financial condition of WFS and its Subsidiaries as of the date thereof and their consolidated results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of WFS and its Subsidiaries as of the date thereof.
(b)The unaudited consolidated balance sheets of WFS and its Subsidiaries dated September 30, 2021 delivered pursuant to this Agreement (prior to giving effect to Amendment No. 8), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the consolidated financial condition of WFS and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)The consolidated forecasted balance sheet and related consolidated statements of income and cash flows of WFS and its Subsidiaries most recently delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions that were reasonable in light of the conditions existing at the time of delivery of such forecasts, it being understood that projections, forecasts and other forward looking information are subject to significant contingencies and uncertainties, many of which are beyond the control of WFS and that no assurance can be given that such projections and forecasts will be realized.
5.06Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower or any Restricted Subsidiary or against any of their properties that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens. Each of the Borrowers and each Restricted Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No property of any Borrower or any Restricted Subsidiary is subject to any Liens, other than Liens permitted by Section 7.01.
5.09Environmental Compliance. Each Borrower and each Restricted Subsidiary conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Borrower and each Restricted Subsidiary has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10Insurance. The properties of each Borrower and each Restricted Subsidiary are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or such Restricted Subsidiary operates.
5.11Taxes. Each Borrower and each Restricted Subsidiary have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Restricted Subsidiary thereof is party to any tax sharing agreement.
5.12ERISA Compliance.
(a)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of each Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)Except as could not reasonably be expected to result in a Material Adverse Effect (i) no ERISA Event has occurred, and neither any Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case, to the extent the liability resulting therefrom could not reasonably be expected to exceed the Threshold Amount; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither any Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date, in each case, to the extent the liability resulting therefrom could not reasonably be expected to exceed the Threshold Amount; (iv) neither any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)Neither any Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.
(e)With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Restricted Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):
(i)any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except to the extent that the failure to comply with such law or such terms could not reasonably be expected to have a Material Adverse Effect;
(ii)the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, except to the extent that such insufficiency could not reasonably be expected to have a Material Adverse Effect; and
(iii)each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except to the extent that such failure to register or maintain good standing could not reasonably be expected to have a Material Adverse Effect.
(f)On and as of the Amendment No. 8 Effective Date, WFS is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code; (c) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (d) a “governmental plan” within the meaning of ERISA.

5.13Subsidiaries; Equity Interests. As of the Amendment No. 8 Effective Date, WFS has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and as of the Amendment No. 8 Effective Date all of the outstanding Equity Interests in such Subsidiaries and owned by WFS or one of its Subsidiaries have been validly issued to WFS or the applicable Subsidiary, are fully paid and non-assessable and are owned by WFS or a Subsidiary free and clear of all Liens except those created under the Pledge Agreement. As of the Amendment No. 8 Effective Date, none of WFS or any of its Restricted Subsidiaries has any equity investments in any other corporation or entity other than as set forth on Part (b) of Schedule 5.13 or otherwise permitted by Section 7.02. All of the outstanding Equity Interests in WFS have been validly issued, are fully paid and non-assessable. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties, showing as of the Amendment No. 8 Effective Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its registered office and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number (if any) issued to it by the jurisdiction of its incorporation. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Amendment No. 8 is a true and correct copy of each such document, each of which is valid and in full force and effect as of the Amendment No. 8 Effective Date.
5.14Margin Regulations; Investment Company Act.
(a)No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit and Bankers’ Acceptance, not more than 25% of the value of the assets (either of any Borrower by itself or any Borrower and its Restricted Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between such Borrower, or among one or more Borrowers, and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(b)No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17Intellectual Property; Licenses, Etc. Except for such failure to own, possess or have the right to use that could reasonably be expected to have a Material Adverse Effect, each Borrower and each Restricted Subsidiary owns, or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the knowledge of each Borrower, (a) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Restricted Subsidiary infringes upon any rights held by any other Person and (b) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of any Borrower, threatened, which, in the case of clauses (a) and (b) of this Section 5.17 either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.18Solvency. Each Loan Party is, individually and together with its Restricted Subsidiaries on a consolidated basis, Solvent.
5.19No Burdensome Agreements. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its Organizational Documents which could reasonably be expected to have a Material Adverse Effect.
5.20OFAC. Neither any Borrower, nor any of their respective Subsidiaries, nor, to the knowledge of any Borrower or their respective Subsidiaries, any director, officer or employee thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other applicable Sanctions authority or (iii) located, organized, resident or doing business in a Designated Jurisdiction except, in each case, as authorized by the applicable Sanctions authority or not prohibited by any Sanction. The Borrowers and their respective Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies designed to promote and achieve compliance with such Sanctions.
5.21Anti-Corruption Laws. The Borrowers and their respective Subsidiaries conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Bank Secrecy Act and the Money Laundering Control Act of 1986 and other similar anti-corruption legislation in other jurisdictions to the extent applicable to any Borrower or any Restricted Subsidiary, except to the extent such noncompliance would not reasonably be expected to have a material and adverse effect on any Borrower or any Material Subsidiary responsible therefor, and have instituted and maintain policies and procedures designed to promote and achieve such compliance with such laws.
5.22Representations as to Applicable Foreign Obligors. Each of the Borrowing Agent and each Applicable Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that:
(a)Such Applicable Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Applicable Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Applicable Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Applicable Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Applicable Foreign Obligor is incorporated in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Applicable Foreign Obligor is incorporated for the enforcement thereof against such Applicable Foreign Obligor. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Applicable Foreign Obligor is incorporated or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

(c)The execution, delivery and performance of the Applicable Foreign Obligor Documents by such Applicable Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Applicable Foreign Obligor is incorporated, not subject to any notification or authorization.
5.23Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
5.24Beneficial Ownership Certificate. As of the Amendment No. 8 Effective Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.25Covered Entities. No Loan Party is a Covered Entity.
ARTICLE VI. AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding, each Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:
6.1Financial Statements. Deliver to the Administrative Agent:
(a)as soon as available, but in any event within 90 days after the end of each fiscal year of WFS (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal year ended December 31, 2021), a consolidated balance sheet of WFS and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with GAAP, such consolidated statements to be (i) audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (ii) to be accompanied by unaudited reconciling financial statements including a balance sheet of WFS and its Restricted Subsidiaries (and excluding the Unrestricted Subsidiaries) and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year; and
(b)as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers (or, if earlier, 5 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)) (commencing with the fiscal quarter ended March 31, 2022), a consolidated balance sheet of WFS and its Subsidiaries as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of WFS’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of WFS’s fiscal year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of WFS as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of WFS and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; such consolidated statements to be accompanied by unaudited reconciling financial statements including a balance sheet of WFS and its Restricted Subsidiaries (and excluding the Unrestricted Subsidiaries) and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year; and
(c)as soon as available, but in any event at least 15 days before the end of each fiscal year of WFS, forecasts prepared by management of WFS, in form reasonably satisfactory to the Administrative Agent, of (i) consolidated balance sheets and related consolidated statements of income or operations and cash flows of WFS and its Subsidiaries on a quarterly basis for the immediately following fiscal year and (ii) consolidated balance sheets and related consolidated statements of income or operations and cash flows of WFS and its Restricted Subsidiaries on a quarterly basis for the immediately following fiscal year.
As to any information contained in materials furnished pursuant to Section 6.02(b), the Borrowers shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.
6.2Certificates; Other Information. Deliver to the Administrative Agent:
(a)(i) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer, assistant treasurer or controller of WFS (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication including fax or e-mail and shall be deemed to be an original authentic counterpart thereof for all purposes); (ii) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), a list of the Guarantors as of the end of such fiscal year and the aggregate book value of assets (including Equity Interests but excluding Investments that are eliminated in consolidation) represented by each such Guarantor on an individual basis as of the end of such fiscal year;
(b)promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of WFS, and copies of all annual, regular, periodic and special reports and registration statements which WFS may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02 unless waived by the Administrative Agent at the request of the Borrowing Agent;
(d)promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Restricted Subsidiary thereof that if adversely determined could reasonably be expected to have a Material Adverse Effect;
(e)promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;
(f)promptly following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt;
(g)promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Restricted Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
(h)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation; and

(i)to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Borrower that would result in a change to the list of beneficial owners identified in such certification.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which WFS posts such documents, or provides a link thereto on WFS’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on WFS’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that WFS shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrowing Agent to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by WFS with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the L/C-BA Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that so long as any Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C-BA Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”
6.3Notices. Promptly notify the Administrative Agent:
(a)of the occurrence of any Default;
(b)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c)of the occurrence of any ERISA Event that, individually or in the aggregate, could reasonably be expected to result in liability to the Loan Parties in excess of the Threshold Amount; and
(d)of any determination by the Borrowers referred to in Section 2.10(b).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrowing Agent setting forth in reasonable detail the event or events referred to therein and stating what action the applicable Borrower has taken and proposes to take with respect thereto.
6.4Payment of Obligations. Except where failure to so pay or discharge could not reasonably be expected to have a Material Adverse Effect, pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Borrowers or such Restricted Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except where the failure to pay or discharge could not reasonably be expected to have a Material Adverse Effect.
6.5Preservation of Existence, Etc.
(a)Preserve, renew and maintain in full force and effect its legal existence and, with respect to each Borrower and Material Subsidiary, good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.6Maintenance of Properties.
(a)Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and
(b)make all necessary repairs thereto and renewals and replacements thereof except in the case of clauses (a) and (b) of this Section 6.06 where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.7Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
6.8Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.9Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Restricted Subsidiary, as the case may be.
6.10Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowing Agent; provided, however, that (i) if no Event of Default exists, (x) the Borrowers shall not be obligated to reimburse the expenses associated with more than one visit and inspection per calendar year and (y) there shall be not more than one visit and inspection per fiscal quarter in the aggregate for the Administrative Agent and the Lenders; and (ii) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
6.11Use of Proceeds. Use the proceeds of (i) the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document and (ii) the Term Loan Facility to prepay in full the outstanding principal amount of the Singapore Term Loan under (and as defined in) this Agreement prior to giving effect to Amendment No. 8.
6.12Additional Guarantors.
(a)Material Subsidiaries; Guarantors of Permitted Convertible Notes. (i) Promptly notify the Administrative Agent at the time that any Person is or becomes a Material Subsidiary or is or becomes a guarantor of any Indebtedness owing with respect to any Permitted Convertible Notes (if, in either case, not already a Guarantor hereunder), and (ii) promptly (and in any event, with respect to Domestic Subsidiaries, within thirty (30) days, and, with respect to Foreign Subsidiaries, within sixty (60) days) cause such Person to become a Guarantor by executing and delivering to the Administrative Agent a Guaranty Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose; provided that no Foreign Subsidiary shall be required to become a Guarantor pursuant to this subsection (a) if such guaranty would violate applicable Law or result in a material adverse tax consequence to the Borrowers or any Subsidiary.
(b)Other Subsidiaries. If, as of the end of any fiscal quarter of WFS occurring after the Closing Date, the aggregate book value of assets of all then existing Guarantors, on a consolidated basis (including Equity Interests in other Subsidiaries, but excluding Investments that are eliminated in consolidation), do not represent at least 70% of the aggregate book value of assets of WFS and its Subsidiaries on a consolidated basis as of the end of WFS’s most recently completed fiscal quarter (the “70% Guaranty Threshold”), then the Borrowing Agent shall (i) promptly notify the Administrative Agent that the 70% Guaranty Threshold is not met and identify additional Domestic Subsidiaries, and if necessary, additional Foreign Subsidiaries (without regard to any material adverse tax consequences which may result therefrom), to become Guarantors such that upon such identified Subsidiaries becoming Guarantors, the 70% Guaranty Threshold will be satisfied, and (ii) promptly (and in any event, within sixty (60) days, which period may extended by the Administrative Agent in its sole discretion), cause each such Subsidiary to become a Guarantor by executing and delivering to the Administrative Agent a Guaranty Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose; provided that (x) no Foreign Subsidiary shall be required to become a Guarantor pursuant to this subsection (b) if such guaranty would violate applicable Law, (y) neither Atlantic Fuel Services, IRC nor Resource Recovery shall be required to become a Guarantor pursuant to this subsection (b) so long as such Subsidiary is in compliance with Section 7.13, and (z) no Domestic Subsidiary that individually represents less than 0.5% of the aggregate book value of assets of WFS and its Subsidiaries on a consolidated basis as of the end of WFS’s most recently completed fiscal quarter (such entities, “De Minimus Entities”) shall be required to become a Guarantor pursuant to this subsection (b) until all other Domestic Subsidiaries have become Guarantors, it being understood that for all purposes of this Section 6.12 , no Foreign Subsidiary Guarantor that was not a Guarantor on the Amendment No. 8 Effective Date shall be included in the numerator of the calculation of the 70%

Guaranty Threshold unless, at the time of such calculation, all Domestic Subsidiaries that are not either Unrestricted Subsidiaries or De Minimus Entities have been joined as Guarantors.
(c)Additional Collateral; Documents. In the event that any Subsidiary becomes a Guarantor after the Closing Date pursuant to subsections (a) or (b) of this Section 6.12, promptly (and in any event, with respect to any Domestic Subsidiary, within thirty (30) days, and, with respect to any Foreign Subsidiary, within sixty (60) days, in each case, which period may extended by the Administrative Agent in its sole discretion) cause (i) each such Subsidiary to (A) if such Subsidiary is a Domestic Subsidiary and in fact has one or more Subsidiaries, become a party to the Pledge Agreement by executing and delivering to the Administrative Agent a Pledge Joinder Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the requirements therein, and (B) deliver to the Administrative Agent (I) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each such Subsidiary as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Person authorized to act as a Responsible Officer on behalf of such Subsidiary in connection with this Agreement and the other Loan Documents to which such Subsidiary is a party, (II) such documents and certifications as the Administrative Agent may reasonably require to evidence that each such Subsidiary is duly organized or formed, validly existing, and (to the extent applicable) in good standing in its jurisdiction of organization and, (III) if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation required to entered into by such Subsidiary pursuant to this Section 6.12), and (ii) each owner of the Equity Interests of such Subsidiary (if such owner is WFS or any of its Domestic Subsidiaries that is a Guarantor) shall deliver a Pledge Agreement Supplement or Pledge Joinder Agreement, as applicable, pursuant to which such owner shall pledge its then owned Pledged Interests in such Subsidiary, in the case of each of clauses (i) and (ii) in form, content and scope reasonably satisfactory to the Administrative Agent.
6.13Compliance with Environmental Laws. Comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, except if the failure to so comply could not reasonably be expected to have a Material Adverse Effect; obtain and renew all Environmental Permits required by all applicable Environmental Laws for its operations and properties, except to the extent the failure to obtain or renew the same could not reasonably be expected to have a Material Adverse Effect; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither any Borrower nor any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial or other action (a) to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP or (b) if the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.14Further Assurances. Within a reasonable time following the request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.

6.15Material Contracts. Perform and observe all the material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect and enforce each such Material Contract in accordance with its terms.
6.16BSA Provision. Use commercially reasonable efforts to comply, and cause each Restricted Subsidiary to use commercially reasonable efforts to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.
6.17Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Money Laundering Control Act of 1986 and other similar anti-corruption legislation in other jurisdictions to the extent applicable to any Borrower or any Restricted Subsidiary, except to the extent such noncompliance would not reasonably be expected to have a material and adverse effect on any Borrower or any Material Subsidiary responsible therefor, and maintain policies and procedures designed to promote and achieve such compliance with such laws.
6.18Post-Closing. Comply with each post-closing obligation included in Amendment No. 8.
ARTICLE VII. NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other outstanding Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit or Bankers’ Acceptance shall remain outstanding, no Borrower shall, nor shall any Borrower permit any Restricted Subsidiary to, directly or indirectly:
7.01Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)Liens pursuant to any Loan Document;
(b)Liens listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the actual property covered thereby is not expanded, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(b), and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);
(c)Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(d)Liens of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case, (i) imposed by law or arising in the ordinary course of business, (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings and (iii) with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(e)encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted or proposed to be conducted on or at such real property;
(f)Liens in favor of lessors securing operating leases and financing statements with respect to a lessor’s right in and to personal property leased in the ordinary course of business other than through a Capital Lease;
(g)any title transfer, retention of title, hire purchase or conditional sale arrangement or arrangements having a similar effect arising in the ordinary course of business in connection with the deferred purchase price of goods or services in favor of the suppliers thereof;

(h)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;
(i)deposits to secure the performance of bids, tenders, sales, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(j)easements, rights-of-way, restrictions and other similar encumbrances affecting real property, which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(k)Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(l)Liens securing Indebtedness permitted under (i) Section 7.03(f)(i); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and proceeds of such property) and (ii) Section 7.03(f)(ii);
(m)Liens securing Indebtedness permitted under Section 7.03(k) (i) on the assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired and (ii) on assets of any Restricted Subsidiary which are in existence at the time that such assets are acquired; provided that after 10 Business Days following the acquisition of such Restricted Subsidiary or such acquired assets, as applicable, such Liens do not encumber any property other than the property financed by such Indebtedness (and proceeds of such property);
(n)Liens securing Indebtedness permitted under Section 7.03(l); provided that (i) such Liens do not at any time encumber any Collateral and (ii) the aggregate value of property (calculated using the cost thereof) subject to such Liens at any time shall not exceed 105% of the aggregate principal amount of such Indebtedness;
(o)cash collateral provided in the ordinary course of business under Swap Contracts permitted under Section 7.03(e)(i) as required due to fluctuations in the price or value of the underlying commodities, currency or fluctuation in interest rates under such Swap Contracts;
(p)Liens on Related Rights and Property (i) in favor of any transferee of accounts receivable Disposed of pursuant to Section 7.05(e) and (ii) securing Indebtedness permitted under Section 7.03(f)(ii);
(q)Liens securing Indebtedness permitted under Section 7.03(p);
(r)Liens incurred in connection with any Netting Arrangement, provided that such Liens do not encumber any property of a Borrower or a Restricted Subsidiary other than the rights of such Borrower or Restricted Subsidiary in any obligations owing to it by a Counterparty under any transaction and its contractual rights against a Counterparty under any transaction (i.e., all receivables and general intangibles for which such Counterparty is the obligor);
(s)Liens in favor of any Foreign Obligation Provider securing the Foreign Subsidiary Secured Obligations permitted pursuant to Section 7.03(q); and
(t)Liens not otherwise permitted hereunder securing obligations the amount of which shall at no time exceed $10,000,000 in the aggregate.
7.02Investments. Make any Investments, except:
(a)Investments held by such Borrower or such Restricted Subsidiary in the form of cash, cash equivalents or short-term marketable debt securities;

(b)(i) Investments by any Borrower or any Restricted Subsidiary in their respective Restricted Subsidiaries outstanding on the Amendment No. 8 Effective Date and (ii) additional Investments by any Borrower or any Restricted Subsidiary in another Restricted Subsidiary; provided that immediately after giving effect to such Investment in this clause (ii), the 70% Guaranty Threshold is satisfied;
(c)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(d)Guarantees permitted by Section 7.03 and, to the extent constituting Investments, transactions permitted under Section 7.04;
(e)Investments existing on the Amendment No. 8 Effective Date and set forth on Parts (a) and (b) of Schedule 5.13 and on Part (b) of Schedule 7.03;
(f)Investments constituting Acquisitions; provided that, with respect to each Acquisition made pursuant to this Section 7.02(f) and subject to, in the case of an Acquisition that is a Limited Condition Transaction, Section 1.13:
(i)any Restricted Subsidiary created to consummate, or acquired as a result of, such Acquisition shall comply with the applicable requirements of Section 6.12;
(ii)the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall not be substantially different from the marketing, sale, financing, distribution or brokerage of fuel and/or energy products or the provision of ancillary services related or incidental thereto;
(iii)immediately before and immediately after giving effect to any such Acquisition no Default shall have occurred and be continuing,
(iv)after giving Pro Forma Effect to such Acquisition and any indebtedness related thereto, the Borrowers shall be in Pro Forma Compliance with Section 7.11 (after giving effect to any permitted increase in the then applicable level as provided in Section 7.11(b)) (provided that, in the case of any Acquisition (i) consummated after the end of the fourth fiscal quarter of a fiscal year and prior to the delivery of audited financials for such fiscal year, such pro forma calculations may be based, to the extent approved by Administrative Agent, on financial information that complies with the requirements of Section 6.01(b) and (ii) that is a Limited Condition Transaction, compliance with the Consolidated Total Leverage Ratio requirement set forth above shall be measured as of the date elected by the Borrowing Agent pursuant to Section 1.13(c) (but giving prospective effect to any permitted increase in the then applicable level as provided in Section 7.11(b))) and, in the case of any Acquisition having a Cost of Acquisition in excess of the Threshold Amount, WFS shall have delivered to the Administrative Agent a Compliance Certificate demonstrating compliance with the requirements of this clause (iv);
(v)on the date of the certificate delivered pursuant to clause (vi) of this Section 7.02(f) and after giving effect to any such Acquisition (and any incurrence of Indebtedness in connection therewith) Available Liquidity shall not be less than $200,000,000; and
(vi)if the Cost of Acquisition of such Acquisition is in excess of the Threshold Amount, the Borrowing Agent shall have delivered to the Administrative Agent, on or prior to the date on which such Acquisition is to be consummated (or, in the case of an Acquisition that is a Limited Condition Transaction, no later than three (3) Business Days (or such longer period as may be agreed to by the Administrative Agent) following the date of execution of the definitive agreement for such Acquisition), a certificate of a Responsible Officer certifying that all of the requirements set forth in this subsection (f) (other than clause (i) of this subsection (f)) have been satisfied or will be satisfied on or prior to the consummation of such Acquisition;
(g)Investments in the form of loans or other similar credit arrangements made to customers in consideration for the receipt of a commercial contract for the marketing, sale, financing, distribution or brokerage of fuel and/or energy products or the provision of ancillary services related or incidental thereto;
(h)Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;
(i)Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $150,000,000 outstanding at any time;
(j)Investments consisting of sustainability and/or green energy related Investments; provided that the aggregate book value thereof shall not exceed 5% of the aggregate book value of the assets (tangible and intangible) of WFS and its Restricted Subsidiaries, on a consolidated basis, without giving effect to any such Investment; and
(k)other Investments, including Investments in excess of amounts permitted by Section 7.02(i), provided that the aggregate book value thereof, together with Investments in Unrestricted Subsidiaries made pursuant to Section 7.02(i), shall not exceed 13% of the aggregate book value of the assets (tangible and intangible) of WFS and its Restricted Subsidiaries, on a consolidated basis, without giving effect to any such Investment.
7.03Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness listed on Part (a) of Schedule 7.03 and any refinancings, refundings, renewals or extensions thereof, and any refinancings, refundings, renewals or extensions of Senior Note Indebtedness and of Indebtedness represented by Permitted Convertible Notes; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, interest amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended;
(c)(i) Indebtedness of a Loan Party owed to another Loan Party, (ii) Indebtedness of a Restricted Subsidiary that is not a Loan Party owed to another Restricted Subsidiary that is not a Loan Party and (iii) any other Indebtedness between a Borrower or any Restricted Subsidiary on the one hand and another Subsidiary on the other hand; provided that immediately upon giving effect to such Indebtedness in this clause (iii) the 70% Guaranty Threshold is satisfied;
(d)Guarantees made by any Borrower or any Restricted Subsidiary in respect of Indebtedness of any Loan Party otherwise permitted hereunder;
(e)(i) obligations (contingent or otherwise) of any Borrower or any Restricted Subsidiary existing or arising under any Swap Contract; provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of mitigating risks, and not for the sole purpose of speculation and (ii) obligations (contingent or otherwise) of any Borrower or Restricted Subsidiary existing or arising under any Swap Contract not entered into for the purpose of mitigating risks provided that the aggregate amount of such obligations at any one time outstanding shall not exceed a net payable of $50,000,000;

(f)(i) Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets (other than such Indebtedness assumed pursuant to Section 7.03(k)); provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $100,000,000, and (ii) Indebtedness secured solely by accounts receivable and Related Rights and Property of WFS and/or any of its Restricted Subsidiaries in an aggregate amount, which together with Dispositions made pursuant to Section 7.05(e), shall not exceed at any time the greater of (i) $100,000,000 and (ii) thirty percent (30%) of the net book value of accounts receivable of WFS and its Restricted Subsidiaries on a consolidated basis at such time;
(g)Subordinated Debt, so long as with respect to the Permitted Convertible Notes, immediately before and immediately after the issuance thereof, (i) no Event of Default shall have occurred and be continuing and (ii) the Borrowers shall be in pro forma compliance with Section 7.11;
(h)to the extent constituting Indebtedness, Investments permitted under Section 7.02;
(i)Indebtedness securing Liens permitted by Section 7.01(g) and endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(j)Indebtedness under any performance or surety bond entered into in the ordinary course of business;
(k)existing Indebtedness of a Person acquired in connection with a Permitted Acquisition provided such Indebtedness was not incurred in anticipation of such Acquisition;
(l)subject to Section 7.01(n), Capital Leases and purchase money obligations for fixed or capital assets in excess of amounts permitted under Section 7.03(f) (other than any such Indebtedness assumed pursuant to Section 7.03(k)) and other secured Indebtedness; provided, however, that the aggregate principal amount of such Indebtedness at any one time outstanding shall not exceed $75,000,000;
(m)unsecured Indebtedness not otherwise permitted hereunder, provided that immediately before and immediately after giving effect to any incurrence of such Indebtedness (A) no Default shall have occurred and be continuing, and (B) the Borrowers are in compliance with the financial covenants set forth in Section 7.11;
(n)the WFS Working Capital Guarantee;
(o)Indebtedness arising under any Permitted Call Spread Swap Agreement;
(p)the Senior Note Indebtedness, so long as (i) no Default shall exist or would occur as a result from the incurrence of such Indebtedness, (ii) after giving Pro Forma Effect to the incurrence of such Indebtedness, the Consolidated Total Leverage Ratio shall be less than 3.25 to 1.00 (or 3.75 to 1.00 when a Leverage Holiday is in effect) and (iii) (A) such Indebtedness ranks pari passu with or is junior in right of payment to the Indebtedness under this Agreement, (B) such Indebtedness is not secured by any assets or property other than the Collateral, (C) any Liens securing such Indebtedness are pari passu or junior to the Liens securing the Obligations, and (D) such Indebtedness is subject to an Intercreditor Agreement; and
(q)Indebtedness under the Foreign Obligation Loan Documents in an aggregate amount not to exceed the Dollar Equivalent of the Threshold Amount.
7.04Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a)any Restricted Subsidiary may merge with (i) any Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that, after giving effect to such merger, the 70% Guaranty Threshold is satisfied; and
(b)any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Borrower or to another Restricted Subsidiary; provided that, after giving effect to such Disposition, the 70% Guaranty Threshold is satisfied.
7.05Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired;
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of equipment to the extent that (i) such equipment is exchanged for credit against the purchase price of similar replacement equipment or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement equipment;
(d)Dispositions of property by any Borrower or any Restricted Subsidiary to any other Borrower or to any other Restricted Subsidiary; provided that, after giving effect to such Disposition, the 70% Guaranty Threshold is satisfied;
(e)Dispositions of accounts receivable on a non-recourse, non-bulk sale basis in an aggregate amount which, together with Indebtedness incurred pursuant to Section 7.03(f)(ii), shall not exceed at any time the greater of (i) $100,000,000 or (ii) thirty percent (30%) of the aggregate net book value of accounts receivable of WFS and its Restricted Subsidiaries on a consolidated basis at such time;
(f)Dispositions permitted by Section 7.04;
(g)Dispositions of credit card receivables to one or more payment service providers in connection with commercial agreements pursuant to which WFS or a Restricted Subsidiary is entitled to receive all or substantially all of the proceeds of the receivables transferred pursuant to such Dispositions; and
(h)Dispositions not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (h) in any fiscal year of WFS shall not exceed 15% of the aggregate book value of tangible assets of WFS and its Restricted Subsidiaries on a consolidated basis as of the end of WFS’s most recently completed fiscal year.
7.06Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
(a)any Restricted Subsidiary may make Restricted Payments to any Borrower, any Guarantor or any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(b)any Borrower or any Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
(c)any Borrower or any Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)WFS may make Restricted Payments in an aggregate amount from and after the Amendment No. 8 Effective Date not to exceed the sum of: (i) $200,000,000, plus (ii) 50% of the cumulative Consolidated Net Income calculated for each fiscal quarter beginning with the fiscal quarter ended December 31, 2021 (with amounts continuing to increase (or if Consolidated Net Income for a fiscal quarter is negative, decrease, as applicable) the amount of Restricted Payments permitted by this clause (ii)), plus (iii) 100% of the net proceeds of all of its Equity Issuances made after the Closing Date;
(e)WFS may (i) at its option, prepay or exercise any call or cash settlement option held by it with respect to Permitted Convertible Notes or any portion thereof and (ii) fulfill its obligation with respect to a put right (as opposed to a conversion right) exercised by a holder of Permitted Convertible Notes, in each case, so long as (A) immediately after giving effect to any such prepayment or call or cash settlement, Available Liquidity is at least $300,000,000, (B) after giving Pro Forma Effect to any Indebtedness incurred in connection with such prepayment or call or cash settlement, the Consolidated Total Leverage Ratio is not greater than 3.75 to 1.00 (or 4.25 to 1.00 when a Leverage Holiday is in effect), and (C) immediately before and immediately after giving effect to any such prepayment or call or cash settlement, no Default or Event of Default shall have occurred and be continuing; provided that if either or both of clauses (A) and/or (B) of this clause (e) are not satisfied with respect to any such prepayment, call or cash settlement, WFS may still make such prepayment, call or cash settlement to the extent permitted under Section 7.06(d);
(f)WFS may elect to pay cash in lieu of fractional shares of Equity Interests arising out of conversions of Convertible Debt Securities;
(g)WFS shall in no way be restricted from cash settling (in whole or in part) any Permitted Convertible Notes as may be required under the applicable Approved Convertible Debt Documents in connection with the exercise by a holder of Permitted Convertible Notes of its conversion rights in accordance with the terms of such Approved Convertible Debt Documents;
(h)WFS may enter into, exercise its rights and perform its obligations under Permitted Call Spread Swap Agreements;
(i)to the extent WFS has exhausted the allowance for Restricted Payments under clause (d) of this Section 7.06, WFS may make Restricted Payments so long as (i) immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing and (ii) after giving Pro Forma Effect to any Indebtedness incurred in connection with such Restricted Payment, the Consolidated Total Leverage Ratio is not greater than 3.25 to 1.00 (or 3.50 to 1.00 when a Leverage Holiday is in effect); and
(j)WFS may make Restricted Payments (i) contemplated in WFS’s 2006 Omnibus Plan (or any replacement thereof), (ii) contemplated by WFS’s 1993 Non-Employee Director Plan (or any replacement), and (iii) in connection with the issuance of its Equity Interests to employees or non-employees of WFS as compensation for services performed for WFS by such individuals.
7.07Change in Nature of Business. Engage in any material respect in any line of business that is substantially different from the marketing, sale, financing, distribution or brokerage of fuel and/or energy products or the provision of ancillary services related or incidental thereto.
7.08Transactions with Affiliates. Except as otherwise permitted under this Agreement, enter into any transaction of any kind with any Affiliate of such Borrower or such Restricted Subsidiary, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Restricted Subsidiary as would be obtainable by such Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Loan Parties.
7.09Burdensome Agreements. Except as otherwise permitted under this Agreement, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to any Loan Party or to otherwise transfer property to any Loan Party, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of any Borrower or (iii) of any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of (x) Indebtedness permitted under Section 7.03(f), Section 7.03(k) or Section 7.03(l) solely to the extent any such negative pledge relates to the property financed by or the subject of the Lien securing such Indebtedness, (y) the Senior Note Indebtedness permitted by Section 7.03(p) so long as the covenants set forth in the Senior Note Agreement and any other Senior Note Document are no more restrictive than those set forth in this Agreement, or (z) the Indebtedness under the Permitted Convertible Notes permitted by Section 7.03(g) so long as the covenants set forth in the Approved Convertible Debt Documents are customary restrictions in indentures for Convertible Debt Securities or high yield or investment grade securities that are, in each case, permitted under this Agreement; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person (other than the Senior Note Agreement).
7.10Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11Financial Covenants.
(a)Consolidated Asset Coverage Ratio. Permit the Consolidated Asset Coverage Ratio as of the last day of any fiscal quarter of WFS to be less than 1.20 to 1.00.
(b)Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of WFS to be greater than 4.75 to 1.00. Notwithstanding the foregoing, not more than two times after the Closing Date, the Borrowing Agent, by notice to the Administrative Agent, shall be permitted to increase the maximum permitted Consolidated Total Leverage Ratio to 5.25 to 1.00 in connection with any Acquisition permitted under Section 7.02(f) occurring after the Amendment No. 8 Effective Date for which the Cost of Acquisition (including, without duplication, the assumption or incurrence of indebtedness in connection with such Acquisition) is equal to or in excess of $150,000,000, which such increase shall be applicable for the fiscal quarter in which such Acquisition is consummated and the three consecutive fiscal quarters immediately thereafter (such period, a “Leverage Holiday”); provided that, there shall be at least one full fiscal quarter following the cessation of the initial increase period, if any, during which no such increase shall be in effect before the Borrowers may be permitted to invoke a second increase in the maximum Consolidated Total Leverage Ratio hereunder.
7.12Amendments of Organization Documents. Amend any of its Organization Documents (in a manner that could reasonably be expected to materially and adversely affect the interests of the Lenders).
7.13Inactive Subsidiaries. Not permit Atlantic Fuel Services, IRC or Resource Recovery at any time to engage in any type of operations other than those conducted by such Restricted Subsidiary as of the Closing Date, other than Dispositions in connection with the winding up or liquidation of lines of business of such Restricted Subsidiary.
7.14Amendments of Approved Convertible Debt Documents. Amend any of Approved Convertible Debt Documents in a manner that could reasonably be expected to materially and adversely affect the interests of the Lenders without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).
7.15Sanctions. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions (except, in each case, to the extent authorized by the relevant Sanctions authority or not prohibited under the relevant Sanction), or in any other manner that will result in a violation by any Lender, Joint Lead Arranger, the Administrative Agent, any L/C-BA Issuer, the Swing Line Lender, or any Affiliate thereof of Sanctions

(provided, however that no Loan Party or Restricted Subsidiary is required to comply with any Sanction to the extent that such compliance would result in a violation of Council Regulation (EC) No. 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom)).
7.16Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would result in a breach of the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, Money Laundering Control Act of 1986 or other similar anti-corruption legislation in other jurisdictions to the extent applicable to any Borrower or any Restricted Subsidiary, except to the extent such noncompliance would not reasonably be expected to have a material and adverse effect on any Borrower or any Material Subsidiary responsible therefor.
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES
8.01Events of Default. Any of the following shall constitute an Event of Default:
(a)Non-Payment. The Borrowers or any other Loan Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C-BA Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C-BA Obligation, or any fee due hereunder, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrowers fail to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(d), 6.03, 6.05, 6.11 or 6.12 or Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date on which a Responsible Officer of a Loan Party becomes aware of such failure and (ii) the date on which written notice of such failure shall have been given to the Borrowing Agent by the Administrative Agent; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. (i) any Borrower or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of (x) any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount or (y) the Senior Note Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, Guarantee or the Senior Note Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (including, without limitation, the Senior Note Agreement), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrowers or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrowers or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount, which has not been waived by the Required Lenders within ten (10) Business

Days of receipt by such Borrower or Restricted Subsidiary of notice of such Early Termination Date; provided that this clause (e) shall not apply to (x) any redemption, repurchase, conversion or settlement of any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder and an acceleration of rights thereunder by the trustee under such Convertible Debt Security or (y) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement not resulting from an event of default thereunder; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, judicial manager, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, judicial manager, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) any Borrower or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against any Borrower or any Restricted Subsidiary (i) one or more final and non-appealable judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final and non-appealable judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of the Loan Parties, individually or in the aggregate, in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or
(k)Change of Control. There occurs any Change of Control; or
(l)Subordination. (i) Any subordination, stand-still or collateral sharing provisions of the Intercreditor Agreement or contained in any Approved Convertible Debt Documents (collectively, the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of Senior Note Indebtedness or any Permitted Convertible Notes, as applicable; or (ii) any Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative

Agent, the Lenders and the L/C-BA Issuers or (C) that all payments of principal of or premium and interest on the Senior Notes Indebtedness or the Permitted Convertible Notes, as applicable, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions; or
(m)Senior Notes. Any event of default occurs under the Senior Note Documents (after giving effect to any grace periods and/or notifications required thereunder); or
(n)Declared Company. A Borrower is declared by the Minister for Finance in Singapore to be a “declared company” under the provisions of Part IX of the Companies Act, Chapter 50 of Singapore and such declaration remains in full force and effect for a period of more than sixty (60) days.
8.02Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of each L/C-BA Issuer to make L/C-BA Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
(c)require that the Borrowers Cash Collateralize the L/C-BA Obligations (in an amount equal to the then Outstanding Amount thereof);
(d)exercise on behalf of itself, the Lenders and the L/C-BA Issuers all rights and remedies available to it, the Lenders and the L/C-BA Issuers under the Loan Documents; and
(e)direct the Administrative Agent (as collateral agent) in accordance with the Intercreditor Agreement to exercise on behalf of the Secured Parties all rights and remedies available to the Secured Parties under the Collateral Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of each L/C-BA Issuer to make L/C-BA Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C-BA Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C-BA Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations (including amounts received pursuant to the Intercreditor Agreement) shall, subject to the provisions of the Intercreditor Agreement (if any), Sections 2.15 and 2.16, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and BA Fees) arising under the Loan Documents and payable to the Lenders, the Foreign Obligation Providers and the L/C-BA Issuers

(including fees, charges and disbursements of counsel to the respective Lenders, the Foreign Obligation Providers and the L/C-BA Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C-BA Issuer) arising under the Loan Documents and the Foreign Obligation Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, BA Fees and interest on the Loans, L/C-BA Borrowings and other Obligations arising under the Loan Documents and the Foreign Obligation Loan Documents, ratably among the Lenders, the Foreign Obligation Providers and the L/C-BA Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C-BA Borrowings and Obligations then owing under the Foreign Obligation Loan Documents, the Secured Hedge Agreements and Secured Cash Management Agreements and to the Administrative Agent for the account of the applicable L/C-BA Issuer, to Cash Collateralize that portion of L/C-BA Obligations comprised of the aggregate undrawn amount of Letters of Credit or Bankers’ Acceptances to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.15 and to the Foreign Obligation Providers, to cash collateralize undrawn contingent liability obligations owing to such Foreign Obligation Provider under the Foreign Obligation Loan Documents to the extent not otherwise cash collateralized by the applicable Foreign Subsidiary, in each case ratably among the Administrative Agent, the Lenders, the Foreign Obligation Providers, the L/C-BA Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law;
provided that, Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.
Subject to Sections 2.03(d) and 2.15, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit or Bankers’ Acceptances pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit or Bankers’ Acceptances as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit or Bankers’ Acceptances have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and subject to the Intercreditor Agreement (if any).
Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.
Any amounts received by the Administrative Agent (as collateral agent) on account of the Obligations shall be applied by the Administrative Agent as set forth in the Intercreditor Agreement (if any).
ARTICLE IX. ADMINISTRATIVE AGENT
9.01Appointment and Authority.

(a)Each of the Lenders and the L/C-BA Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C-BA Issuers, and neither any Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
(b)Bank of America, N.A., as Administrative Agent, shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, potential Foreign Obligation Provider and a potential Cash Management Bank) and the L/C-BA Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C-BA Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
(c)Each Lender (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each L/C-BA Issuer hereby authorize the Administrative Agent to enter into each of the Subordination Agreement, the Intercreditor Agreement and any amendment (or amendment and restatement) to any Collateral Document necessary to reflect the appointment of the Administrative Agent (as collateral agent) and the parity lien on the respective Collateral described therein in favor of any holders of Senior Note Indebtedness.
9.02Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Restricted Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the

Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;
(d)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or an L/C-BA Issuer; and
(e)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit or Bankers’ Acceptance, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C-BA Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C-BA Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C-BA Issuer prior to the making of such Loan or the issuance of such Letter of Credit or Bankers’ Acceptance. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
9.06Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C-BA Issuers and the Borrowing Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowing Agent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C-BA Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowing Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and

(2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C-BA Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowing Agent and such Person remove such Person as Administrative Agent and, with the consent of the Borrowing Agent so long as no Event of Default has occurred and is continuing, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C-BA Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of such retiring L/C-BA Issuer and Swing Line Lender, (b) such retiring L/C-BA Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C-BA Issuer of such retiring L/C-BA Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit or Bankers’ Acceptances issued by such retiring L/C-BA Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to such retiring L/C-BA Issuer to effectively assume the obligations of such retiring L/C-BA Issuer with respect to such Letters of Credit or Bankers' Acceptances.
9.07Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C-BA Issuer expressly acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender or each L/C-BA Issuer as to any matter, including whether the Administrative Agent has disclosed material information in its (or its Related Parties’) possession. Each Lender and each L/C-BA Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C-BA Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C-BA Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C-BA Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C-BA Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C-BA Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C-BA Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C-BA Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Joint Lead Arrangers, Co-Syndication Agents or Documentation Agent listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C-BA Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C-BA Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C-BA Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C-BA Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C-BA Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C-BA Issuers and the Administrative Agent under Sections 2.03(i), (j) and (k), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C-BA Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C-BA Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C-BA Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C-BA Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C-BA Issuer in any such proceeding.
9.10Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank, potential Foreign Obligation Provider and a potential Hedge Bank) and the L/C-BA Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion:
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit and Bankers’ Acceptances (other than Letters of Credit or Bankers’ Acceptances as to which other arrangements satisfactory to the Administrative Agent and the applicable L/C-BA Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
(b)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(l); and
(c)to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.
9.11Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank, Foreign Obligation Provider or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Foreign Obligation Provider or Hedge Bank, as the case may be.
9.12ERISA Provisions.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptance, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptances, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, Bankers’ Acceptances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptances, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Bankers’ Acceptances, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
9.13Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.
ARTICLE X.MISCELLANEOUS
10.1Amendments, Etc. Except as provided in Section 3.03(d), Section 2.14(d), and Section 2.19(b) no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or, in the case of the Intercreditor Agreement, by the Administrative Agent with the written consent of the Required Lenders) and the Borrowers or the applicable Loan Party (or, in the case of the Intercreditor Agreement, by the other parties required to be party thereto pursuant to the terms thereof), as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)[Intentionally omitted];

(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to this Agreement, including Section 8.02) without the written consent of such Lender, except as expressly contemplated in Section 2.14;
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C-BA Borrowing, mandatory prepayment or (subject to clause (v) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest, Letter of Credit Fees or BA Fees at the Default Rate and (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C-BA Borrowing or to reduce any fee payable hereunder;
(e)change (i) Section 2.13, Section 8.03 or any other provision of this Agreement in a manner that would alter the pro rata sharing and/or application of payments required hereby or thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Loan Facility, the Required Term Loan Lenders, (ii) if such Facility is the USD Revolving Credit Facility, the Required USD Revolving Lenders, (iii) if such Facility is the Multi-Currency Revolving Credit Facility, the Required Multi-Currency Revolving Lenders and (iv) if such Facility is the Specified Currency Revolving Credit Facility, the Required Specified Currency Revolving Lenders;
(f)change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required Facility Lenders,” “Required USD Revolving Lenders,” “Required Multi-Currency Revolving Lenders,” “Required Specified Currency Revolving Lenders”, or “Required Term Loan Lenders” without the written consent of each Lender under the applicable Facility;
(g)(i) release any Guarantor from the Guaranty, (ii) release the Liens on all or substantially all of the Collateral in any transaction or series of related transactions (it being understood and agreed that the entering into of the Senior Note Documents and the transactions contemplated thereby shall not constitute a release of the Liens on all or substantially all of the Collateral), or (iii) release WFS from its joint and several obligations with respect to the Foreign Designated Borrowers, without the written consent of each Lender, except to the extent such release is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(h)result in any Borrower satisfying any condition to a Revolving Borrowing contained in Section 4.02 hereof (which, but for such amendment, waiver or consent would not otherwise be satisfied), unless and until the Required USD Revolving Lenders, the Required Multi-Currency Revolving Lenders and/or the Required Specified Currency Revolving Lenders, as applicable, shall consent thereto;
(i)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of the Required Facility Lenders under such Facility; or
(j)amend Section 1.11 or the definition of “Alternative Currency” without the written consent of each Multi-Currency Revolving Lender and each Specified Currency Revolving Lender;

(k)(i) without the prior written consent of each Lender directly, adversely affected thereby (A) modify Sections 8.03 or 2.13 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder, (B) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness and (C) except as provided in Section 9.10, subordinate, or have the effect of subordinating, the Liens securing the Obligations to Liens securing any other Indebtedness or other obligation; provided that, in the case of the preceding subclauses (B) and (C), only those Lenders that are directly and adversely affected thereby (without giving effect to this proviso) that have not been offered an opportunity to fund their pro rata share (based on the amount of Obligations that are adversely affected thereby held by each such Lender and calculated immediately prior to any applicable amendment or priming Indebtedness) of the priming Indebtedness on the same terms (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction) as are offered to all other providers of the priming Indebtedness shall be deemed to be directly and adversely affected by such amendment, waiver or consent; (ii) modify the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(d) or 2.06(c), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (w) if such Facility is the Term Loan Facility, the Required Term Loan Lenders, (x) if such Facility is the USD Revolving Credit Facility, the Required USD Revolving Lenders, (y) if such Facility is the Multi-Currency Revolving Credit Facility, the Required Multi-Currency Revolving Lenders and (z) if such Facility is the Specified Currency Revolving Credit Facility, the Required Specified Currency Revolving Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C-BA Issuers in addition to the Lenders required above, affect the rights or duties of the L/C-BA Issuers under this Agreement or any Issuer Document relating to any Letter of Credit or Bankers’ Acceptance issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 8.03 and the definitions of the terms “Secured Cash Management Agreement” and “Secured Hedge Agreement” may not be amended, waived or otherwise modified in a manner adverse to any Cash Management Bank or Hedge Bank without the consent of each affected Cash Management Bank and Hedge Bank that has provided the Administrative Agent with the notice contemplated by Section 9.11 in respect of any affected Secured Cash Management Agreement or Secured Hedge Agreement; and (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, or all Lenders or each affected Lender under a Facility, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, or all Lenders or each effected Lender under a Facility, that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
10.2Notices; Effectiveness; Electronic Communications.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to any Borrower, the Administrative Agent, any L/C-BA Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to any Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C-BA Issuers hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C-BA Issuer pursuant to Article II if such Lender or any L/C-BA Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any L/C-BA Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrowers, any Lender, any L/C-BA Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(e)Change of Address, Etc. Each of the Borrowers, the Administrative Agent, each L/C-BA Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowing Agent, the Administrative Agent, each L/C-BA Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws.
(f)Reliance by Administrative Agent, L/C-BA Issuers and Lenders. The Administrative Agent, the L/C-BA Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, each L/C-BA Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.3No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C-BA Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C-BA Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C-BA Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C-BA Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.4Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses. The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C-BA Issuers in connection with the issuance, amendment, renewal or extension of any Letter of Credit or Bankers’ Acceptance or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or any L/C-BA Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C-BA Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or any L/C-BA Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit or Bankers’ Acceptances issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or Bankers’ Acceptances. Notwithstanding the foregoing, the Foreign Designated Borrowers shall have no obligation for any such amounts resulting from the extension of credit solely for the benefit of WFS or any Domestic Designated Borrower (other than extensions of credit made to any Foreign Designated Borrower at the request of the Borrowing Agent).
(b)Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C-BA Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan, Letter of Credit or Bankers’ Acceptance or the use or proposed use of the proceeds therefrom (including any refusal by any L/C-BA Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Restricted Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Restricted Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrowers or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C-BA Issuer or any Related Party of any of the foregoing, each Lender (and with respect to the LC-BA Issuer, each USD Revolving Lender) severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C-BA Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any L/C-BA Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or any L/C-BA Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, Letter of Credit or Bankers’ Acceptance or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from (x) the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction or (y) a breach in bad faith by an Indemnitee of Section 10.07.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C-BA Issuers and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.5Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any L/C-BA Issuer or any Lender, or the Administrative Agent, any L/C-BA Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C-BA Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C-BA Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C-BA Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.6Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C-BA Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C-BA Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000, in the case of an assignment in respect of the USD Revolving Credit Facility, the Multi-Currency Revolving Credit Facility or the Specified Currency Revolving Credit Facility, or $5,000,000, in the case of an assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Loan Commitment or Revolving Commitment if such assignment is to a Person that is not a Lender with respect to the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)the consent of each L/C-BA Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit or Bankers’ Acceptances (whether or not then outstanding); and
(D)the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under any Swing Line Loan (whether or not then outstanding).
(iv)Assignment and Assumption. The assignor and assignee parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or any of any Borrower’s Affiliates or Restricted Subsidiaries, or (B) to any Defaulting Lender or any of its Restricted Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit, Bankers’ Acceptances and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption and each Incremental Facility Amendment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C-BA Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers or any of the Borrower’s Affiliates or Restricted Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C-BA Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C-BA Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowing Agent’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) and (f) as though it were a Lender.

(f)Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Note or Term Loan Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)Resignation as L/C-BA Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C-BA Issuer assigns all of its Commitment and Loans pursuant to subsection (b) above, such L/C-BA Issuer may, (i) upon thirty (30) days’ notice to the Borrowing Agent and the Lenders, resign as an L/C-BA Issuer and/or (ii) upon thirty (30) days’ notice to the Borrowing Agent, resign as Swing Line Lender. In the event of any such resignation as an L/C-BA Issuer or Swing Line Lender, the Borrowing Agent shall be entitled to appoint from among the Lenders a successor L/C-BA Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowing Agent to appoint any such successor shall affect the resignation of the applicable L/C-BA Issuer as an L/C-BA Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as an L/C-BA Issuer, it shall retain all the rights, powers, privileges and duties of an L/C-BA Issuer hereunder with respect to all Letters of Credit or Bankers’ Acceptances issued by it and outstanding as of the effective date of its resignation as an L/C-BA Issuer and all L/C-BA Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C-BA Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C-BA Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C-BA Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit and Bankers’ Acceptances issued by the applicable retiring L/C-BA Issuer, if any, outstanding at the time of such succession or make other arrangements satisfactory to the applicable retiring L/C-BA Issuer to effectively assume the obligations of the applicable retiring L/C-BA Issuer with respect to such Letters of Credit or Bankers’ Acceptances.
10.7Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C-BA Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14(c), (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations or (iii) any third party vendor engaged by a Lender or an Affiliate of a Lender whose access to the Information is reasonably necessary for such vendor to perform the services or procedures for which such vendor has been engaged by such Lender or Affiliate, (g) with the consent of the Borrowing Agent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C-BA Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section, “Information” means all information received from the Borrowers or any Restricted Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C-BA Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary, provided that, in the case of information received from the Borrowers or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent, the Lenders and the L/C-BA Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
This Section 10.07 is not, and shall not be deemed to constitute, an express or implied agreement by the Administrative Agent with any Loan Party for a higher degree of confidentiality than that prescribed in Section 47 of the Banking Act, Chapter 19 of Singapore and in the Third Schedule to the Banking Act, Chapter 19 of Singapore.
10.8Right of Setoff. Subject to the Intercreditor Agreement (if any), if an Event of Default shall have occurred and be continuing, each Lender, each L/C-BA Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C-BA Issuer or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C-BA Issuer, irrespective of whether or not such Lender or such L/C-BA Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C-BA Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C-BA Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C-BA Issuer or their respective Affiliates may have. Each Lender and each L/C-BA Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.9Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns.
10.11Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit or Bankers’ Acceptance shall remain outstanding.
10.12Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C-BA Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount or Indemnified Tax to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, if any Lender is a Restricted Lender (as defined below) or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C-BA Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)in the case of any such assignment by a Restricted Lender, the assignee must have approved in writing the substance of the amendment, waiver or consent which caused the assignor to be a Restricted Lender; and
(e)such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
For the purposes of this Section 10.13, a “Restricted Lender” means a Lender that fails to approve an amendment, waiver or consent requested by the Loan Parties pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender.
10.14Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C-BA ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C-BA ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.15Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under the Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, during the continuance of an Event of Default, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement.
10.16No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Joint Lead Arrangers are arm’s-length commercial transactions between each Borrower, each of the Loan Parties, and their respective Affiliates, on the one hand, and the Administrative Agent each of the Joint Lead Arrangers, on the other hand, (B) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Administrative Agent and each Joint Lead Arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor any Joint Lead Arranger has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Joint Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Joint Lead Arranger has any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Joint Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.17Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent, the L/C-BA Issuer, the Swing Line Lender, and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C-BA Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C-BA Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Neither the Administrative Agent, L/C-BA Issuer nor Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C-BA Issuer’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C-BA Issuer and Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) any claim against the Administrative Agent, each Credit Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any L/C-BA Issuer that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C-BA Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and

Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C-BA Issuer that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.20Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
10.21Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the

Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

[Signature pages intentionally omitted.]